Filed pursuant to Rule 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 1	File Number 333-175091
(To Prospectus Dated November 10, 2011)

Radius Health, Inc.

5,320,600

Shares of Common Stock

This prospectus supplement supplements the prospectus dated November 10, 2011 relating to the resale of up to 5,320,600 shares of our Common Stock to be offered by the selling stockholders.

This prospectus supplement incorporates into our prospectus the information contained in our attached current report on Form 8-K, which was filed with the Securities and Exchange Commission on November 10, 2011, and our quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 14, 2011.

You should read this prospectus supplement in conjunction with the accompanying prospectus, including any supplements and amendments thereto.  This prospectus supplement is qualified by reference to the accompanying prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the accompanying prospectus.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  November 7, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On November 7, 2011, Radius Health, Inc. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) and Amendment No. 2 (“Amendment No. 2” and, together with Amendment No. 1, the “Amendments”) to its Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011 (as amended, the “Stockholders’ Agreement”), by and among the Company and the stockholders party thereto.

Capitalized terms used but not defined in this report shall have the meanings given to such terms in the Stockholders’ Agreement.   A copy of the Stockholders’ Agreement, including the Amendments, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Amendments, among other things:

•                                                Amend the Stockholders’ Agreement to exclude from the right of first refusal the shares issued under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”).

•                                                Amend the Stockholders’ Agreement to provide that each party agrees not to sell any shares of the Company’s capital stock for a price that is less than $8.142 per share prior to the listing of the Company’s common stock on a national securities exchange.

•                                                Confirm that, upon and subject to the effectiveness of the Company’s Registration Statement on Form S-1 (Reg. No. 333-175091) on or prior to November 14, 2011, the Company shall have complied with its obligations under Section 3.4(a)(ii) of the Stockholders’ Agreement relating to such Registration Statement.

•                                                Grant certain registration rights under the Stockholders’ Agreement to two option holders.

•                                                Permit additional holders of the Company’s securities to become parties to, and subject to, the Stockholders’ Agreement.

Other material terms of the Stockholders’ Agreement remain unchanged.

The foregoing is a summary of the material terms of the Amendments and not a complete description of the Amendments.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendments.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2011 (the “Effective Date”), the Board of Directors (the “Board”) of the Company adopted and approved the 2011 Plan and directed that a proposal be submitted to the Company’s stockholders to ratify, confirm and approve, by written consent, the adoption of the 2011 Plan.

Unless earlier terminated by the Board, the 2011 Plan will terminate immediately prior to the tenth anniversary of the Effective Date.  The Company may award stock options, stock grants, stock appreciation rights, performance units, performance awards, restricted stock and restricted stock units under the 2011 Plan to employees, consultants and directors of the Company and its affiliates.  The number of shares of the Company’s common stock issued pursuant to or subject to outstanding awards granted under the 2011 Plan may not exceed the sum of:

•                  two million (2,000,000) shares of the Company’s common stock and

•                  any shares of the Company’s common stock, which as of the Effective Date, remained available for issuance under the Company’s 2003 Long-Term Incentive Plan (the “2003 Plan”), or are

2

subject to awards under the 2003 Plan that are forfeited or lapse unexercised and that, following the Effective Date, are not issued under the 2003 Plan.

Accordingly, the maximum number of shares of the Company’s common stock that may be issued pursuant to or subject to outstanding awards under the 2011 Plan is 3,597,889.

The 2011 Plan is administered by the Board, including through delegation of such administration to the Compensation Committee of the Board.  The description of the 2011 Plan contained herein is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

On the Effective Date, and subject to stockholder approval of the 2011 Plan within twelve months of the Effective Date, the Board granted incentive stock options to the following named executive officers of the Company for the number of shares of common stock of the Company set forth opposite their names below:

Dr. C. Richard Lyttle, President and Chief Executive Officer	277,947
B. Nicholas Harvey, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	86,858
Dr. Louis O’Dea, Senior Vice President and Chief Medical Officer	97,281
Dr. Gary Hattersley, Vice President, Biology	41,691

Such incentive stock options are subject to the terms of the 2011 Plan and a form of stock option agreement approved by the Board on the Effective Date, a copy of which is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.  Such incentive stock options have an exercise price of $3.22 per share, a term of ten years and become vested and exercisable in a series of sixteen substantially equal installments, with the first installment exercisable on the Effective Date and an additional installment becoming exercisable on the first day of each calendar quarter thereafter, subject to continued service with the Company through the applicable vesting date.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 10, 2011

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

10.1

Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, as amended by Amendment No. 1, dated as of November 7, 2011, and Amendment No. 2, dated as of November 7, 2011, by and among the Company and the stockholders party thereto

10.2	Radius Health, Inc. 2011 Equity Incentive Plan (incorporated by reference from Exhibit 99.5 to the Company’s Registration Statement on Form S-8 (File No. 000-53173), filed on November 7, 2011)

10.3	Radius Health, Inc. 2011 Equity Incentive Plan Form of Stock Option Agreement

5

Exhibit 10.1

Execution Copy

AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated this 17th day of May, 2011, is entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”), (ii) those common stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the “Common Stockholders”), (iii) those stockholders of the Corporation who hold Series A-1 Convertible Preferred Stock, par value $.01 per share (“Series A-1 Preferred Stock”), listed on Schedule 2 hereto (hereinafter referred to collectively as the “Series A-1 Stockholders”), (iv) those stockholders of the Corporation who hold Series A-2 Convertible Preferred Stock, par value $.01 per share (“Series A-2 Preferred Stock”), listed on Schedule 3 hereto (hereinafter referred to collectively as the “Series A-2 Stockholders”), (v) those stockholders of the Corporation who hold Series A-3 Convertible Preferred Stock, par value $.01 per share (“Series A-3 Preferred Stock”), listed on Schedule 4 hereto (hereinafter referred to collectively as the “Series A-3 Stockholders”), (vi) those stockholders of the Corporation who hold Series A-4 Convertible Preferred Stock, par value $.01 per share (“Series A-4 Preferred Stock”), listed on Schedule 5 hereto (hereinafter referred to collectively as the “Series A-4 Stockholders”), (vii) that certain stockholder of the Corporation who holds Series A-5 Convertible Preferred Stock, par value $.01 per share (“Series A-5 Preferred Stock”), listed on Schedule 6 hereto (hereinafter referred to as the “Series A-5 Stockholder”) and (viii) any person or entity that becomes a party hereto pursuant to Section 17 hereof or otherwise (the “Additional Stockholders”).

WITNESSETH:

WHEREAS, the Corporation and the Series A-1 Stockholders have entered into a Series A-1 Convertible Preferred Stock Purchase Agreement, dated the date hereof (the “Stock Purchase Agreement”), in connection with which the Corporation has agreed to sell shares Series A-1 Preferred Stock, and the Corporation desires to grant to the Series A-1 Stockholders certain registration and other rights with respect to such shares;

WHEREAS, the Corporation and certain of the other parties hereto entered into an Amended and Restated Stockholders’ Agreement, dated December 15, 2006, as amended by Amendment No. 1 to Amended and Restated Stockholders’ Agreement, dated February 22, 2007, Amendment No. 2 to Amended and Restated Stockholders’ Agreement, dated August 17, 2007, and Amendment No. 3 to Amended and Restated Stockholders’ Agreement, dated October 18, 2008 (as so amended, the “Prior Agreement”), which Prior Agreement the requisite persons desire to amend and restate in its entirety as set forth herein; and

WHEREAS, as a condition to Series A-1 Stockholders entering into the Stock Purchase Agreement, the Common Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders, Series A-5 Stockholder and Series A-6 Stockholder (as hereinafter defined) have agreed to certain restrictions on their rights to dispose of their shares of Common Stock (as hereinafter defined) and Preferred Stock (as hereinafter defined) as contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Stockholders hereunder and under the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

SECTION 1.  Definitions. As used herein, the following terms shall have the following respective meanings:

Board shall mean the Board of Directors of the Corporation.

BB Bio shall mean BB Biotech Ventures II, L.P. including any successor thereto or any assignee of the interest, in whole or in part, of BB Bio under this Agreement

BB Bio Group shall mean: (i) BB Bio; (ii) BB BIOTECH AG, (iii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of any of the foregoing (a “BB Bio Fund”); (iv) any limited partners or affiliates of BB Bio or any other BB Bio Fund; and (v) any successors or assigns of any of the foregoing.

Brookside shall mean Brookside Capital Partners Fund L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of Brookside Capital Partners Fund L.P. under this Agreement.

Brookside Group shall mean: (i) Brookside; (ii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Brookside (a “Brookside Fund”); (iii) any limited partners or affiliates of Brookside or any other Brookside Fund; and (iv) any successors or assigns of any of the foregoing.

Certificate shall mean the Fourth Amended and Restated Certificate of Incorporation of the Corporation and the certificate of incorporation of the Corporation’s successors and assigns, each as amended from time to time.

Commission shall mean the U.S. Securities and Exchange Commission.

Common Stock shall mean the Common Stock, par value $.01 per share, of the Corporation.

Effectiveness Date means, with respect to the Registration Statement required to be filed under Section 3.4(a), the 90th calendar day following the Closing Date; provided, however, that, if the Commission reviews and has written comments to the filed Registration Statement, then the Effectiveness Date shall be the 180th calendar day following the Closing Date; provided further, however, that in the event the Corporation is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Corporation is so notified if such date precedes the dates required above; provided further, however, that if the Effectiveness Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

Effectiveness Period shall have the meaning set forth in Section 3.4(a) hereof.

Equity Percentage shall mean, as to any Series A-1 Stockholder or Other Preferred Stockholder, as applicable, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Series A-1 Stockholder or Other Preferred Stockholder bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Series A-1 Stockholders and Other Preferred Stockholders. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription (as set forth in Section 2.3(d)), all issued and outstanding securities held by the Series A-1 Stockholders and Other Preferred Stockholders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

Event shall have the meaning set forth in Section 3.4(b) hereof.

Event Date shall have the meaning set forth in Section 3.4(b) hereof.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Exchange Act Registration Statement shall have the meaning set forth in Section 2.5 hereof.

Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.

Excluded Forms shall have the meaning given such term in Section 3.5 hereof.

Excluded Securities shall mean, collectively:

(i)            the Reserved Shares:

(ii)           Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

(iii)          Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation;

(iv)          Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as such transaction is approved by the Board of Directors;

(v)           Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

(vi)          Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment milestones in lieu of cash payments and (B) shares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

(vii)         Common Stock or other securities, the issuance of which is approved by the Majority Investors, with such approval expressly waiving the application of the anti-dilution or right of first refusal provisions of the Agreement as a result of such issuance;

(viii)        Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

(ix)           All shares of Preferred Stock and Common Stock issued pursuant to the Stock Purchase Agreement and related recapitalization, as the same may be amended from time to time by the parties thereto in accordance with its terms, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

Filing Date means, with respect to the Registration Statement required to be filed under Section 3.4, the 60th calendar day following the date of consummation of the Merger; provided, however, that if the Filing Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Filing Date shall be extended to the next day on which the Commission is open for business.

FINRA shall have the meaning set forth in Section 3.4(b)(viii) hereof.

Group shall mean: (i) as to any Stockholder that is a corporation or other entity, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Stockholder and any predecessor or successor thereto; (ii) in the case of any member of the HCV Group, any other member of the HCV Group; (iii) in the case of any member of the MPM Group, any other member of the MPM Group; (iv) in the case of any member of the Brookside Group, any other member of the Brookside Group; (v) in the case of any member of the Oxford/Saints Group, any other member of the Oxford/Saints Group; (vi) in the case of any member of the BB Bio, any other member of the BB Bio Group and (vi) in the case of Wellcome, any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person.

HCV Group shall mean: (i) HCV VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VII or any other HCV Fund; and (iv) any successors or assigns of any of the foregoing.

HCV VII shall mean HealthCare Ventures VII, L.P. a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VII under this Agreement.

Holder or Holders means the holder or holders, as the case may be, from time to time of Registrable Securities.

Independent Directors shall have the meaning set forth in Section 4.1(b) hereof.

Industry Expert Director shall have the meaning set forth in Section 4.1(b) hereof.

Investor Directors shall have the meaning set forth in Section 4.1(b) hereof.

Investors shall mean each of the persons listed on Schedule 2 hereto, severally, but not jointly and severally.

Issuer Filing shall have the meaning set forth in Section 3.4(g) hereof.

Majority Investors shall mean the holders of a majority of the voting power of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding, voting together as a single class, calculated in accordance with Section A.6 of Article III of the Certificate (including, in such calculation, any shares issued upon conversion of such Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding).

Merger shall have the meaning ascribed thereto in the Stock Purchase Agreement.

MPM shall mean MPM Capital L.P.

MPM Group shall mean (i) MPM BioVentures III, L.P., (ii) MPM BioVentures III QP. L.P., (iii) MPM BioVentures III GmbH & Co. Beteiligungs KG, (iv) MPM BioVentures III Parallel Fund, L.P., (v) MPM Asset Management Investors 2003 VIII LLC, (vi) MPM Bio IV NVS Strategic Fund, L.P., (vii) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (viii) any successors or assigns of the foregoing.

Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.

Offer shall have the meaning set forth in Section 2.3(b) hereof.

Offered Securities shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security, (iii) any capitalized lease with any equity feature with respect to the Corporation, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

Option Shares shall mean the 2003 Plan Option Shares as defined in Section 5.2(a)(i)(3) of the Stock Purchase Agreement.

Other Preferred Stockholder shall mean any holder of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock.

Other Shares shall have the meaning set forth in Section 3.5(e) hereof.

Oxford shall mean Oxford Bioscience Partners IV L.P., until such time as such entity shall have transferred all of its Common Stock and Preferred Stock to OBP IV — Holdings LLC, at which time “Oxford” shall mean OBP IV — Holdings LLC.

Oxford/Saints Group shall mean (i) Oxford Bioscience Partners IV L.P., (ii) mRNA Fund II L.P., (iii) OBP IV — Holdings LLC, (iv) mRNA II — Holdings LLC, (v) Saints Capital VI, L.P., (vi) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (vii) any successors or assigns of the foregoing.

Person (whether or not capitalized) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Plan of Distribution shall have the meaning set forth in Section 3.4(a) hereof.

Preferred Shares shall mean shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and shares of the Corporation’s Series A-6 Convertible Preferred Stock, par value $0.01 per share (the “Series A-6 Preferred Stock”, with any holder of Series A-6 Preferred Stock being referred to herein as a “Series A-6 Stockholder”).

Preferred Stock shall mean the Preferred Stock, par value $.01 per share, of the Corporation.

Preferred Stockholders shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

Prospectus means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Qualified Public Offering shall have the same meaning as that set forth in the Certificate.

Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.

Registrable Securities shall mean all of the Preferred Shares, the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Registrable Securities or otherwise constituting a portion of the Registrable Securities.

Registration Statement means any registration statement required to be filed by the Corporation under Section 3.4 and any additional registration statement contemplated by Section 3.4(b)(iii), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Reserved Shares shall mean the shares of Common Stock issued or issuable by the Corporation upon the conversion of the Preferred Shares.

Restricted Stock shall mean all shares of capital stock of the Corporation, excluding the Series A-1 Registrable Securities, Series A-2 Registrable Securities and Series A-3 Registrable Securities, including (i) all shares of Common Stock, (ii) all shares of Series A-4 Preferred Stock, (iii) all shares of Series A-5 Preferred Stock, (iv) all shares of Series A-6 Preferred Stock, (v) all additional shares of capital stock of the Corporation hereafter issued and outstanding, (vi) all shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised and (vii) all other shares of capital stock issued or issuable by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences on such shares.

Rule 415 means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Rule 424 means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Securities Act shall mean the Securities Act of 1933, as amended.

Selling Stockholder Questionnaire shall have the meaning set forth in Section 3.4(a) hereof.

Sell shall mean as to any Restricted Stock, to sell, or in any other way directly or indirectly, transfer, assign, distribute, encumber or otherwise dispose of either voluntarily or involuntarily; provided, however, that the term “Sell” shall not include the transfer, by gift or otherwise without consideration, of any Restricted Stock (a) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder to any or all members of a class of persons consisting of his or her spouse, other members of his or her immediate family and/or his, her or their descendants, or to a trust of which all of the beneficiaries are members of such class, or (b) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder that is a trust, employee benefit plan or individual retirement account, to the beneficiary or beneficiaries of such trust, employee benefit plan or individual retirement account, as applicable (each, a “Related Transferee”); provided, that any such transfer to a Related Transferee shall be permitted only on, and subject to, the express conditions that:

(i)            such Related Transferee shall be deemed to be a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder, as applicable, hereunder and shall hold the Restricted Stock subject to the provisions of this Agreement; and

(ii)           such Related Transferee executes all documents necessary or desirable, in the reasonable judgment of the Corporation and the Investors, to become a party to, and be bound by the terms of this Agreement, including but not limited to an Instrument of Adherence pursuant to Section 17 hereof.

Series A-1 Directors shall have the meaning set forth in Section 4.1(b) hereof.

Series A-1 Preferred Stock shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Preferred Stock shall have the meaning set forth in the definition of “Preferred Shares” above.

Series A-1 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-1 Registrable Securities or otherwise constituting a portion of the Series A-1 Registrable Securities.

Series A-1 Registrable Securities shall mean any of the Series A-1 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-1 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Series A-1 Stockholders or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-2 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-2 Registrable Securities or otherwise constituting a portion of the Series A-2 Registrable Securities.

Series A-2 Registrable Securities shall mean any of the Series A-2 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-2 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-3 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-3 Registrable Securities or otherwise constituting a portion of the Series A-3 Registrable Securities.

Series A-3 Registrable Securities shall mean any of the Series A-3 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-3 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-1 Stockholder shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Stockholder shall have the meaning set forth in the definition of “Preferred Shares” above.

Specified Preferred Director shall have the meaning set forth in Section 4.1(b) hereof.

Specified Preferred Holder shall mean each of Oxford, Wellcome and HCV VII.

Stock Purchase Agreement shall mean the Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, among the Corporation and the Investors listed on Schedule I thereto.

Stockholders shall mean all holders of capital stock of the Corporation.

Trading Day shall have the meaning set forth in Section 3.4(a) hereof.

30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.

Transfer shall include any disposition of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

Wellcome shall mean The Wellcome Trust Limited, as trustee of the Wellcome Trust.

SECTION 2.  Certain Covenants of the Corporation.

2.1           Meetings of the Board of Directors.  The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall promptly pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

2.2           Reservation of Shares of Common Stock and Preferred Stock, Etc.  The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares. Neither the issuance of the Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be subject to a preemptive right of any other Stockholder.

2.3           Right of First Refusal.

(a)           The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each case the Corporation shall have first offered to sell to the Series A-1 Stockholders, Series A-2 Stockholders and the Series A-3 Stockholders (collectively, the “ROFR Stockholders”) all of such Offered Securities on the terms set forth herein. Each ROFR Stockholder shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each ROFR Stockholder may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “ROFR Stockholders” for the purpose of applying this Section 2.3 to such Offer.

(b)           The Corporation shall deliver to each ROFR Stockholder written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such ROFR Stockholders (the “30-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

(c)           Each ROFR Stockholder shall evidence its intention to accept the Offer by delivering a written notice signed by such ROFR Stockholder, as applicable, setting forth the number of shares that such ROFR Stockholder elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period. The failure by a ROFR Stockholder to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.

(d)           If any ROFR Stockholder fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other ROFR Stockholders in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of the intention of any ROFR Stockholder not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) business days after the expiration of the 30-Day Period. The ROFR who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such ROFR Stockholders (the “Excess Securities”), on a pro rata basis, by giving notice within ten (10) business days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) business day period during which (i) the Corporation must give the Excess Securities Notice to the applicable ROFR Stockholders, and (ii) each of them must then give the Corporation notice of their intention to purchase all or any portion of their pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

(e)           If the ROFR Stockholders tender their Notice of Acceptance prior to the end of the 30-Day Period, indicating their intention to purchase all of the Offered Securities, or, if prior to the termination of the Excess Securities Period the ROFR Stockholders tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the ROFR Stockholders and the Excess Securities to be purchased by ROFR Stockholders, each ROFR Stockholder shall (i) purchase from the Corporation that portion of the Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, as applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities and Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(f)            The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the ROFR Stockholders (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each ROFR Stockholder shall (i) purchase from the Corporation those Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities and Excess Securities, as applicable, substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities or Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to have each and every such person execute and deliver this Agreement, as may be modified or amended from time to time pursuant to Section 11 hereof, to the extent such purchaser has not already executed this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(g)           In each case, any Offered Securities not purchased either by the ROFR Stockholders or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the ROFR Stockholders under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

(h)           Each ROFR Stockholder may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such ROFRR Stockholder.

(i)            This Section 2.3 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering.

2.4           Filing of Reports Under the Exchange Act.

(a)           The Corporation shall give prompt notice to the holders of Preferred Stock of (i) the filing of any registration statement (an “Exchange Act Registration Statement”) pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Stockholders to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of the Majority Investors, the Corporation shall, at any time after the Corporation has already registered shares of Common Stock under the Securities Act file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Series A-1 Stockholders, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(I) of the Exchange Act.

(b)           If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all other reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Stock by any holder of Restricted Stock or the sale of any of the Series A-1 Stock by any holder of Series A-1 Stock (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any Registrable Securities.

2.5           Directors’ & Officers’ Insurance.  The Corporation shall continue to maintain a directors’ and officers’ liability insurance policy covering all directors, observers and executive officers of the Corporation.

2.6           Properties and Business Insurance.  The Corporation shall continue to maintain from responsible and reputable insurance companies or associations valid policies of insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as is customary for similarly situated businesses.

2.7           Preservation of Corporate Existence.  The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which (i) such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties or (ii) the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.8           Compliance with Laws.  The Corporation shall comply with all applicable laws, rules, regulations, requirements and orders of the United States or any applicable foreign jurisdiction in the conduct of its business including, without limitation, all labor, employment, wage and hour, health and safety, environmental, health insurance, health information security, privacy, data protection and data transfer laws, and shall adopt and monitor policies and procedures designed to comply with all such applicable laws, rules, regulations and orders, except where noncompliance would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.9           Payment of Taxes.  The Corporation will pay and discharge all lawful Taxes (as defined below) before such Taxes shall become in default and all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by or for the Corporation in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books. The term “Tax” (and, with correlative meaning, “Taxes”) means all United States federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, or levied, assessed or imposed against the Corporation.

2.10         Management Compensation.  The Board of Directors (upon the recommendation of the Compensation Committee or otherwise) shall determine the compensation to be paid by the Corporation to its management. Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to the Plan.

2.11         No Further Pay-to-Play Provisions.  The Corporation hereby covenants and agrees that at no time after the date of this Agreement, without the prior written consent of each of Wellcome, one member of the HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and one member of the Oxford/Saints Group, shall it enter into any agreement or amend the Certificate to implement terms that would automatically convert Preferred Shares into shares of Common Stock, or impose any other penalty on the holder of Preferred Shares, solely because the holders of such Preferred Shares fail to participate at any level in a transaction pursuant to which the Corporation raises funds through the issuance of debt or equity securities (other than any Closing contemplated by the Stock Purchase Agreement).

2.12         Confidentiality, Assignment of Inventions and Non-Competition Agreements for Key Employees.  The Corporation shall cause each person who becomes an employee of or a consultant to the Corporation subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute a confidentiality, assignment of inventions, and non-competition agreement in form and substance attached hereto as Exhibit A or otherwise approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.

2.13         Duration of Section.  Sections 2.5 through 2.12 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the terms and conditions of the Certificate upon  the listing, or the admitting for trading, of the Common Stock on a national securities exchange.

SECTION 3.  Transfer of Securities.

3.1           Restriction on Transfer.  The Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Restricted Stock shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.  In addition, no Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock or Restricted Stock shall be transferred unless, as conditions precedent to such transfer, the transferee thereof agrees in writing to be bound by the obligations of the transferring Stockholder hereunder.

3.2           Restrictive Legend.  Each certificate evidencing any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock and each certificate evidencing any such securities issued to subsequent transferees of any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

3.3           Notice of Transfer.  By acceptance of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in an opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the

Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or, if applicable, until registration of the Registrable Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.  Notwithstanding anything to the contrary herein, the provisions of this Section 3.3 and of Sections 3.1 and 3.2 shall not apply, and shall be deemed of no force or effect, with respect to shares of capital stock of the Corporation that are subject to a re-sale registration statement under the Securities Act, provided that such registration statement has been declared, and continues to remain, effective by the Commission.

3.4           Registration Rights.

(a)           Shelf Registration.

(i)            On or prior to the Filing Date, the Corporation shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or another appropriate form in accordance herewith and shall contain (unless otherwise directed by Holders of at least 85% of the then outstanding Registrable Shares) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Corporation shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective (whether on Form S-1 or amended to Form S-3 or another appropriate form in accordance herewith) under the Securities Act until all Registrable Shares have been sold, or may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to the Corporation pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Corporation and the affected Holders (the “Effectiveness Period”). The Corporation shall telephonically request effectiveness of the Registration Statement as of 5:00 p.m. New York City time on a day during which the public markets are open for trading stocks (a “Trading Day”). The Corporation shall immediately notify the Holders via facsimile or by e-mail delivery of a “.pdf” format data file of the effectiveness of the Registration Statement on the same Trading Day that the Corporation telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Corporation shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 3.4(b).

(ii)           If: (A) the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission by the Effectiveness Date, or (B) the Corporation fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within 5 Trading Days of the date that the Corporation is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed” or not be subject to further review, or (C) prior to the Effectiveness Date of a Registration Statement, the Corporation fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 14 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (D) after the Effectiveness Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 20 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (A) the date on which such Event occurs, or for purposes of clause (B) the date on which such 5 Trading Day period is exceeded, or for purposes of clause (C) the date which such 14 calendar day period is exceeded, or for purposes of clause (D) the date on which such 20 or 40 calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Corporation shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Stock Purchase Agreement for any Registrable Securities then held by such Holder.  The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be sixteen percent (16%) of the aggregate Purchase Price (as defined in the Stock Purchase Agreement) paid by such Holder pursuant to the Stock Purchase Agreement.  If the Corporation fails to pay any partial liquidated damages pursuant to this Section 3.4(b) in full within seven days after the date payable, the Corporation will pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(iii)          In the event that the Corporation is unable for any reason to include in the Registration Statement required to be filed under Section 3.4(a)(i) all of the Registrable Securities, then the Corporation shall use its reasonable best efforts to file and cause to be declared effective additional Registration Statements, in order to uphold its obligations under Section 3.4(a)(i), as promptly as practicable. If not all Registrable Securities may be included in any one Registration Statement, then the Registrable Securities to be included shall be allocated among Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a Registration Statement.

(b)           Registration Procedures. In connection with the Corporation’s registration obligations hereunder, the Corporation shall:

(i)            Not less than seven Trading Days prior to the filing of any Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto, (A) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act; and not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of 67% of the Registrable Securities shall reasonably object in good faith, provided that the Corporation is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Corporation a completed questionnaire in the form attached to this Agreement as Annex B or other form reasonably acceptable to the Corporation (a “Selling Stockholder Questionnaire”) not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because the Holders of 67% of the Registrable Securities exercise their rights under this section to object to the filing of a Registration Statement, any liquidated damages that are accruing, at such time shall be tolled and any Event that may otherwise occur because of the exercise of such rights or such delay shall be suspended, until the Holders of 67% of the Registrable Securities no longer object to the filing of such Registration Statement (provided that such tolling shall only occur if the Corporation uses commercially reasonable efforts to resolve such objection). If any Holder fails to furnish its Selling Stockholder Questionnaire related to a particular Registration Statement not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section, any liquidated damages that are accruing, as well as any other rights of such Holder under this Agreement with regard to such Registration Statement, including without limitation, the right to include such Holder’s Registrable Securities in such Registration Statement, shall be tolled as to such Holder until such information is received by the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

(ii)           (A) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (C) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Corporation may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Corporation); and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(iii)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(iv)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than 1 Trading Day prior to such filing, in the case of (C) and (D) below, not more than 1 Trading Day after such issuance or receipt and, in the case of (E) below, not less than 3 Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than 1 Trading Day following the day (A)(1) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (2) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder or to the Plan of Distribution, but not information which the Corporation believes would constitute material and non-public information); and (3) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (E) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) the occurrence or existence of any pending corporate development with respect to the Corporation that the Corporation believes may be material and that, in the good faith determination of the Corporation, based on the advice of counsel, makes it not in the best interest of the Corporation to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(v)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(vi)          If requested by a Holder, furnish to such Holder, without charge (A) at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, and (B) during the Effectiveness Period, as many copies of the Prospectus included in the Registration Statement and any amendment or supplement thereto as such

Holder may reasonably request; provided, however, that the Corporation shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(vii)         Subject to the terms of this Agreement, consent to the use of each Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.4(b)(iv).

(viii)        Effect a filing with respect to the public offering contemplated by the Registration Statement (an “Issuer Filing”) with the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110 within 1 Trading Day of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing; and use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

(ix)           Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Corporation to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(x)            If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Stock Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request. In connection therewith, if required by the Corporation’s transfer agent, the Corporation shall promptly after the effectiveness of a Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with the transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(xi)           Upon the occurrence of any event contemplated by this Section 3.4(b), as promptly as reasonably possible under the circumstances taking into account the Corporation’s good faith assessment of any adverse consequences to the Corporation and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies and instructs the Holders in accordance with clauses (iii) through (vi) of Section 3.4(b)(iv) above to suspend the use of any Prospectus until the requisite changes to such

Prospectus have been made, then the Holders shall suspend use of such Prospectus; use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable; and be entitled to exercise its right under this Section 3.4(b)(xi) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 3.4(a)(ii), for a period not to exceed 40 calendar days (which need not be consecutive days) in any 12 month period.

(xii)          Comply with all applicable rules and regulations of the Commission.

(c)           The Corporation may require each selling Holder to furnish to the Corporation a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof and as to any FINRA affiliations and, if required by the Commission, of any natural persons that have voting and dispositive control over the Registrable Securities. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within 3 Trading Days of the Corporation’s request, any liquidated damages that are accruing at such time as to such Holder only, as well as any other rights of such Holder under this Agreement, including without limitation, the right to include such Holder’s Registrable Securities in a Registration Statement shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

3.5           Piggyback Registration.

(a)           Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or Form S-1 or similar or successor forms, but in regard to Form S-1 only in connection with the initial public offering of the Corporation’s Common Stock (collectively, “Excluded Forms”), the Corporation shall promptly give written notice of such proposed registration to all holders of Registrable Securities, which notice shall also constitute an offer to such holders to request inclusion of any Registrable Shares in the proposed registration.

(b)           Each holder of Registrable Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Shares such holder intends to sell and the holder’s intended method of disposition.

(c)           In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Registrable Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Registrable Shares are being sold through underwriters under such registration.

(d)           Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Registrable Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

(e)           Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Registrable Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Registrable Securities (such other shares hereinafter collectively referred to as the “Other Shares”) would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, (ii) second, if necessary by all Registrable Securities which are not Series A-2 Registrable Securities, Series A-3 Registrable Securities or Series A-1 Registrable Securities, and (iii) third, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and (B) one-half (1/2) by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares proposed to be included in such registration by the holders thereof, on a pro rata basis calculated based upon the number of Registrable Shares, Series A-2 Registrable Shares, Series A-3 Registrable Shares or Series A-1 Registrable Shares sought to be registered by each such holder; provided, that the aggregate number of securities proposed to be included in such registration by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares shall only be reduced hereunder if and to the extent that such securities exceed twenty-five percent (25%) of the aggregate number of securities included in such registration. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

3.6           Registrations on Form S-3.  At such time as the Registration Statement contemplated by Section 3.4 shall no longer be effective, each holder of Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3. Each such request by a holder shall: (a) specify the number of Registrable Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Registrable Shares, and (c) request registration of Registrable Shares having a proposed aggregate offering price of at least $1,000,000. Upon receipt of an adequate request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-3.

3.7           Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of Sections 3.5 and/or 3.6 to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a)           prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Shares covered thereby or (ii) nine months from the date such registration statement first becomes effective, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such registration statement;

(c)           furnish to each holder whose Registrable Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(d)           use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Registrable Shares are being registered pursuant to this Section 3 shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)           at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Registrable Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)            if the Corporation has delivered preliminary or final prospectuses to the holders of Registrable Shares that are being registered pursuant to this Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Registrable Shares; and

(g)           furnish, at the request of any holder whose Registrable Shares are being registered pursuant to this Section 3, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3 if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

3.8           Expenses.  The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Registrable Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of a counsel for the holders of Registrable Shares that are being registered pursuant to this Section 3, such counsel for the holders of Registrable Shares shall be designated by a vote of a majority of the holders of Registrable Shares to be included in such registration, determined in accordance with Article III, Section A.6(a) of the Certificate); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by each such seller or sellers.

3.9           Indemnification.

(a)           In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Section 3 or registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation hereof.

(b)           Before Registrable Shares held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims in respect of which it is obligated to indemnify an indemnified party or parties hereunder, without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Shares, the Corporation, the holders of such Registrable Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10         Removal of Legends, Etc.  Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall cease and terminate when (a) any such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to lime), or (b) the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock has met the requirements for transfer of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3. Notwithstanding the above, nothing herein shall limit the restrictions imposed upon transfer of the Restricted Securities pursuant to Section 8 hereof nor the imposition of the legend provided for therein.

3.11         Lock-up Agreement.

(a)           Each Stockholder agrees that, during the 180-day period following the date hereof, such Stockholder will not, without the prior written consent of the Company, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group; provided, however, that notwithstanding the foregoing but subject to the provisions of Section 3.11(b) below, (i) on or at any time after each of the dates listed in the table below under the caption “Initial Lock-up Release Date”, such Stockholder shall be permitted to sell, assign, transfer, make a short sale of, loan, or grant any option for the purchase of, with respect to that number of shares of Common Stock issued or issuable upon conversion of shares of Series A-1 Conversion Shares (the “Series A-1 Conversion Shares”) held or issuable to such Stockholder that corresponds to a percentage of the total number of Series A-1 Conversion Shares held or issuable to such Stockholder at such time, which percentage is set forth in the table below under the caption “Initial Lock-up Release Percentage”.

Initial Lock-up Release Date	Initial Lock-up Release Percentage

30th day after the date of this Agreement	5%

60th day after the date of this Agreement	15%

90th day after the date of this Agreement	30%

120th day after the date of this Agreement	50%

(b)           Notwithstanding the foregoing, (A) subject to clause (C) below, the restriction on transfer set forth in Section 3.11(a) above shall not apply to block trades of 10,000 shares or more of the Series A-1 Conversion Shares, (B) subject to clause (C) below, if, on or at any time after any date listed in the table set forth in Section 3.11(a) above, the average of the closing bid and ask price of the Company’s Common Stock if quoted on any electronic quotation system, including but not limited to the OTC:BB for the five (5) trading days ending on such date, or the average last-sale price of the Company’s Common Stock if listed on a national securities exchange for the five (5) trading days ending on such date, is greater than $16.29 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), the percentage in the table set forth in Section 3.11(a) above that corresponds to such date shall be doubled and (C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Company’s Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any Series A-1 Conversion Shares for a price less than $8.142 (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.

(c)           Each Stockholder agrees further that, if the Company or a managing underwriter so requests of such Stockholder in connection with a registered public offering of securities of the Company, such Stockholder will not, without the prior written consent of the Company or such underwriters, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group, during the period of (i)180 days following the closing of the first public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act, or (ii) 90 days following the closing of any other public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act ; provided that such request is made of all officers, directors and 1% and greater Stockholders and each such person shall be similarly bound; and, provided, further, that nothing in this Section 3.11(c) shall prevent any Stockholder from participating in any registered public offering of the Corporation as a selling stockholder or security holder.

(d)           In the event that the Corporation releases or causes to be released any Stockholder from any restrictions on transfer set forth in the foregoing provisions of this Section 3.11, the Corporation shall release or cause to be released all other Stockholders in similar fashion and any such release of all Stockholders shall be implemented on a pro rata basis.

3.12         Duration of Section.  With respect to each holder of Registrable Shares, Sections 3.4, 3.5 and 3.6 shall automatically terminate for that holder on the fourth anniversary of the Filing Date.

SECTION 4.  Election of Directors.

4.1           Voting for Directors.  At the first annual meeting of the Stockholders of the Corporation after the Stage I Closing, and thereafter at each annual meeting and each special meeting of the Stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which Stockholders of the Corporation shall have the right to, or shall, vote or consent to the election of directors, then, in each such event, each Stockholder shall vote all shares of Preferred Stock, Common Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, him or her, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

(a)           to fix and maintain the number of directors on the Board at seven (7);

(b)           to the extent entitled under the Certificate as in effect as of the date of this Agreement, to elect as Directors of the Corporation on the date hereof and in any subsequent election of Directors the following individuals:

(i)            in the case of the two (2) directors to be elected by the holders of Series A-1 Preferred Stock under the Certificate, two (2) individuals to be designated by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock (the “Series A-1 Directors”), who shall initially be Ansbert Gadicke and Martin Muenchbach.

(ii)           in the case of the one (1) director to be elected by the G3 Holders (as defined in the Certificate), one (1) director to be designated by the affirmative vote or written consent of those G3 Holders holding a majority of the shares held by the G3 Holders (the “Specified Preferred Director”), who shall initially be Jonathan Fleming, provided, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Specified Preferred Director, a G3 Holder together with members of such G3 Holders’ Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and members of such G3 Holders’ Group;

(iii)          in the case of the one (1) director to be elected by MPM, one (1) director to be designated by the affirmative vote or written consent of MPM, provided that such director be an individual with particular expertise in the development of pharmaceutical products, as reasonably determined by MPM, if any (the “Industry Expert Director” and together with the Series A-1 Directors and the Specified Preferred Director, the “Investor Directors”), who shall initially be Elizabeth Stoner, provided, further, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Industry Expert Preferred Director, MPM together with members of the MPM Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by MPM and members of the MPM Group.

(iv)          in the case of the remaining directors to be elected by the holders of Preferred Stock and Common Stock, voting together as a single class, under the Certificate, three (3) individuals as follows:

a.             two industry or market experts, each of whom shall be designated by a majority of the other members of the Board, including a majority of the Investor Directors (the “Independent Directors”), and who shall initially be Alan Auerbach and Kurt Graves; and

b.             the Chief Executive Officer of the Corporation, who shall initially be Richard Lyttle.

4.2           Observer Rights.

(a)           HCV VII shall have the right to appoint an observer to the Board (the “HCV Observer”) as long as HCV VII, together with members of the HCV Group, holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by HCV VII and members of the HCV Group pursuant to the Purchase Agreement. The HCV Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the HCV Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. HCV VII’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by HCV VII to the assignee. In addition and without limiting the foregoing, in the event that HCV VII appoints any person to be the HCV Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the HCV Observer from access to any meeting, or any portion thereof, and/or deny the HCV Observer access to any information and documents, or any portions thereof.

(b)           Saints Capital IV, L.P. (“Saints”) shall have the right to appoint an observer to the Board (the “Saints Observer”) as long as Saints, together with other members of the Saints/Oxford Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Saints and the other member of the Saints/Oxford Group pursuant to the Purchase Agreement. The Saints Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Saints Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Saints’ rights under this Section 4.2(b) may only be assigned in connection with the transfer of all of the Preferred Stock held by Saints to the assignee. In addition and without limiting the foregoing, in the event that Saints appoints any person to be the Saints Observer under this Section 4.2(b) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Saints Observer from access to any meeting, or any portion thereof, and/or deny the Saints Observer access to any information and documents, or any portions thereof.

(c)           Brookside shall have the right to appoint an observer to the Board (the “Brookside Observer”) as long as Brookside, together with other members of the Brookside Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Brookside and the other member of the Brookside Group pursuant to the Purchase Agreement. The Brookside Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Brookside Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Brookside’s rights under this Section 4.2(c) may only be assigned in connection with the transfer of all of the Preferred Stock held by Brookside to the assignee. In addition and without limiting the foregoing, in the event that Brookside appoints any person to be the Brookside Observer under this Section 4.2(c) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Brookside Observer from access to any meeting, or any portion thereof, and/or deny the Brookside Observer access to any information and documents, or any portions thereof.

(d)           Wellcome shall have the right to appoint an observer to the Board (the “Wellcome Observer”) as long as Wellcome holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by Wellcome pursuant to the Purchase Agreement. The Wellcome Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Wellcome Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Wellcome’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by Wellcome to the assignee. In addition and without limiting the foregoing, in the event that Wellcome appoints any person to be the Wellcome Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Wellcome Observer from access to any meeting, or any portion thereof, and/or deny the Wellcome Observer access to any information and documents, or any portions thereof.

4.3           Cooperation of the Corporation.  The Corporation shall use its best efforts to effectuate the purposes of this Section 4, including (i) taking such actions as are necessary to convene annual and/or special meetings of the Stockholders for the election of directors and (ii) promoting the adoption of any necessary amendment of the by-laws of the Corporation and the Certificate.

4.4           Notices. The Corporation shall provide the Series A-1 Stockholders, MPM and the Specified Preferred Holders with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Stockholders of a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to this Section 4.  The Series A-1 Stockholders, MPM and the Specified Preferred Holders shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them respectively pursuant to Section 4.1 above as nominees for election to the Board.  In the absence of any notice from the Series A-1 Stockholders, MPM and the Specified Preferred Holders, the director(s) then serving and previously designated by the Series A-1 Stockholders, MPM and the Specified Preferred Holders, as applicable, shall be renominated.

4.5                                 Removal.  Except as otherwise provided in this Section 5, no Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 4 unless the party or group of stockholders, as applicable, who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Stockholders shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 4 may be filled by another person designated by the original Designating Party. Each Stockholder shall vote all shares of voting stock of the Corporation owned or controlled by such Stockholder in accordance with each such new designation.

4.6                                 Quorum.  A quorum for any meeting of the Board of Directors shall consist of a majority of all directors; provided, that at least a majority of the Investor Directors is in attendance at such meeting. If, at any meeting, a quorum is not present for any reason, then another Board of Directors meeting may be convened within no less than two (2) and no more than ten (10) business days and, at such meeting, a majority of all directors shall constitute a quorum for all purposes.

4.7                                 Committees.  Each of the Investor Directors shall have the right to sit on any committee of the Board of Directors.

4.8                                 Duration of Section.  This Section 4 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the Certificate as a result of the listing, or the admitting for trading, of the Common Stock on a national securities exchange. Prior to such termination, the rights and obligations of any Preferred Stockholder under this Section 4 shall terminate upon the date on which such Preferred Stockholder or its Group no longer owns any Preferred Stock, whereupon the obligations of the remaining Stockholders to vote in favor of the designee of such Preferred Stockholder shall also terminate.

SECTION 5.  Indemnification.

5.1                                 Indemnification of Investors.  In the event that any Series A-1 Preferred Stockholder, Series A-2 Preferred Stockholder, Series A-3 Preferred Stockholder, Series A-5 Preferred Stockholder, Series A-6 Preferred Stockholder or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”), become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement; provided, however, that the Corporation shall not be required to indemnify any Indemnitee hereunder in connection with any matter as to which a court of competent jurisdiction has made a final non-appealable determination that such Indemnitee has acted with gross negligence or willful or intentional misconduct in connection therewith. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

5.2                                 Advancement of Expenses.  The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

SECTION 6.  Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 7.  Successors and Assigns.

7.1                                 Series A-1, A-2 and A-3 Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto and the respective successors and permitted assigns of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto (including any member of a Stockholder’s Group). Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder set forth herein may be freely assigned, in whole or in part, by each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder to any member of their respective Group, provided such transferee is an “affiliate” of such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identities the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, hereunder. A transferee to whom rights are transferred pursuant to this Section 7.1 will be thereafter deemed to be a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.1.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the Series A-1 Stockholders and the shares of Series A-1 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-1 Preferred Stock, par value $0.0001 per share of MPM Acquisition Corp., a Delaware corporation (“MPMAC”), and the shares of such MPMAC Series A-1 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-1 Preferred Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-2 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-2 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-2 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-2 Preferred Stock for all purposes of this Agreement; and (iii) all of the rights and obligations of this Agreement pertaining to the Series A-3 Stockholders and the shares of Series A-3 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-3 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-3

Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-3 Preferred Stock for all purposes of this Agreement.

7.2                                 Other Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Common Stockholders and the Series A-4 Stockholders, Series A-5 Stockholders and Series A-6 Stockholders (collectively, the “Other Stockholders”) and the respective successors and permitted assigns of the Corporation and each of the Other Stockholders. Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Other Stockholders set forth herein may be assigned, in whole or in part, by any Other Stockholder to a Related Transferee or to any member of their respective Group, provided such transferee is an “affiliate” of such Other Stockholder, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each Member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from an Other Stockholder to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Other Stockholder hereunder. A transferee to whom rights are transferred pursuant to this Section 7.2 will be thereafter deemed to be an Other Stockholder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.2.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the holders of Common Stock and the shares of Common Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Common Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Common Stock held by them, respectively, as if such shares of MPMAC stock were shares of Common Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-4 Stockholders and the shares of Series A-4 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-4 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-4 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-4 Preferred Stock for all purposes of this Agreement; (iii) all of the rights and obligations of this Agreement pertaining to the Series A-5 Stockholders and the shares of Series A-5 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-5 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-5 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-5 Preferred Stock for all purposes of this Agreement; and (iv) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-6 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-6 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-6 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-6 Preferred Stock for all purposes of this Agreement.

7.3                                 The Corporation.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Majority Investors.  Notwithstanding the foregoing, upon the consummation of the Merger with respect to all times after the consummation of the Merger, (i) the Corporation shall, and hereby does, assign all of its rights, duties and obligations under this Agreement to MPMAC and (ii) all references to the “Corporation” in this Agreement and to its capital stock or any other aspects of the Corporation shall be deemed to be references to MPMAC and its capital stock and other applicable aspects of MPMAC.  MPMAC, by executing this Agreement as an anticipated successor and assign to the Corporation, does hereby assume, effective upon the consummation of the

Merger, all of the Corporation’s rights, duties and obligations under this Agreement.  All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Corporation and MPMAC set forth in this paragraph.

SECTION 8.  Duration of Agreement.  The rights and obligations of the Corporation and each Stockholder set forth herein shall survive indefinitely, unless and until, by the respective terms of this Agreement, they are no longer applicable.

SECTION 9.  Entire Agreement.  This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 10.  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation, to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: Chief Executive Officer

Telecopier: (617) 551-4701

with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Attention: Julio E. Vega, Esq.

Telecopier: (617) 951-8736

(ii)                                  if to the Investors, as set forth on Schedule 2; to the Common Stockholders, as set forth on Schedule 1; to the holders of Series A-2 Preferred Stock, as set forth on Schedule 3; to the holders of Series A-3 Preferred Stock, as set forth on Schedule 4; to the holders of Series A-4 Preferred Stock, as set forth on Schedule 5; to the holder of Series A-5 Preferred Stock and/or Series A-6 Preferred Stock, as set forth on Schedule 6,

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 11.  Changes.  The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the Majority Investors, and to the extent that there is a material adverse effect of any such modification or amendment on the rights and obligations of the holders of shares of Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock in a manner more adverse than such effect on the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, respectively, a majority in combined voting power of the such more affected series then outstanding, determined in accordance with Section A.6(a) of Article III of the Certificate. Additional parties who become Common Stockholders or Series A-4 Stockholders, Series A-5 Stockholders or Series A-6 Stockholders pursuant to an instrument of adherence will not constitute a change under this Section 11. Notwithstanding the foregoing, (a) any modification or amendment to this Agreement that would adversely affect one Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder in a manner that is directed specifically to such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, rather than to all Series A-1 Stockholders, Series A-2 Stockholders and Series A-3 Stockholders, shall be subject to the approval of each such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, (b) any modification or amendment to Section 2.11 hereof shall be subject to the further approval of Wellcome, at least one member of HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and the Oxford/Saints Group, (c) any modification to Section 4.1(b)(i) shall be subject to the further approval of Stockholders holding at least a majority of the outstanding shares of Series A-1 Preferred Stock, (d) any modification to Section 4.1(b)(ii) shall be subject to the further approval of at least two of the Specified Preferred Holders, (e) any modification to Section 4.1(b)(iii) shall be subject to the further approval of at least one member of the MPM Group, (f) any modification to Section 4.2(a) shall be subject to the further approval of at least one member of the HCV Group, (g) any modification to Section 4.2(b) shall be subject to the further approval of Saints, (h) any modification to Section 4.2(c) shall be subject to the further approval of at least one member of the Brookside Group and (i) any modification to Section 4.2(d) shall be subject to the further approval of Wellcome. It is understood that this separate consent would not be required if any such adverse effect results from the application of criteria uniformly to all Stockholders even if such application may affect Stockholders differently.

SECTION 12.  Counterparts.  This Agreement may he executed in any number of counterparts, each such counterpart shall be deemed to he an original instrument and all such counterparts together shall constitute but one agreement.

SECTION 13.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement.

SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 15.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof.

SECTION 17.                          Additional Parties.  Notwithstanding anything to the contrary contained herein, any Stockholder may become a party to this Agreement following the delivery to, and written acceptance by, the Corporation of an execute and Instrument of Adherence to this Agreement in the Form attached hereto as Annex C.  No action or consent by Stockholder parties hereto shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as Stockholder party hereunder as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted in writing by the Corporation.

[remainder of page intentionally left blank]

(Signature Page to Stockholders’ Agreement)

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

THE CORPORATION:

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
Name: C. Richard Edmund Lyttle
Title: President

As an anticipated successor and assign to the Corporation under Section 7.3 hereof:

MPM ACQUISITION CORP.

By:	/s/ C. Richard Edmund Lyttle
Name: C. Richard Edmund Lyttle
Title: President

INVESTORS:

BB BIOTECH VENTURES II, L.P.
By:
Its:

By:	/s/ Ben Morgan
	Name:	Ben Morgan
	Title:	Director

BB BIOTECH GROWTH N.V.
By:
Its:

By:	/s/ H. J. Van Neutegem
	Name:	H. J. Van Neutegem
	Title:	Managing Director

HEALTHCARE VENTURES VII, LP,
By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke

Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM BioVentures IV GP LLC,
its General Partner
By:	MPM BioVentures IV LLC,
its Managing Member

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title:

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	Waverley Healthcare Private Equity
Limited, its general partner

By:	/s/ Andrew November
Name: Andrew November
Title: Director

THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter Percisa Gray
Name: Peter Percisa Gray
Title: Managing Director

/s/ Raymond F. Schinazi
Dr. Raymond F. Schinazi

OXFORD BIOSCIENCE PARTNERS IV L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

MRNA Fund II L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

SAINTS CAPITAL VI, L.P.,
a limited partnership

By:	Saints Capital VI LLC,
a limited liability company

By:	/s/ David P. Quinlivan
Name: David P. Quinlivan
Title: Managing Member

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Michael L. Butler
Name:	Michael L. Butler
Title:	Associate General Counsel

The Breining Family Trust dated August 15, 2003

By:	/s/ Clifford A. Breining
Name:	Clifford A. Breining
Title:	Trustee

Dr. Dennis A. Carson

The David E. Thompson Revocable Trust

By:	/s/ David E. Thompson
Name:	David E. Thompson
Title:	Trustee

Jonnie K. Westbrook Revocable Trust dated March 17, 2000

By:
Name:
Title:

/s/ H. Watt Gregory III
H. Watt Gregory III

Hostetler Family Trust UTD 3/18/92

By:
Name: Karl Y. Hostetler
Title: Trustee

The Richman Trust dated 2/6/83

By:	/s/ Douglas D. Richman
Name: Douglas D. Richman
Title: Co-Trustee

By:	/s/ Eva A. Richman
Name: Eva A. Richman,
Title: Co-Trustee

Ruff Trust dated l-1-02

By:
Name: F. Bronson Van Wyck
Title: Trustee

Schedule 1

List of Common Stockholders

Name of Common Stockholder	Address of Record
Teresita M. Bellido, Ph.D	9 Westglen Cove
Little Rock, AR 72211
Julie Glowacki, Ph.D	76 Perkins Street
Jamaica Plain, MA 02130
H2 Enterprises, LLC	c/o H. Watt Gregory, III. Esq.
Kutak Rock, LLP
124 West Capitol Avenue
Suite 2000
Little Rock, AR 72201
Dr. Karl Y. Hostetler	14024 Rue St. Raphael
Del Mar, CA 92014
Robert L, Jilka, Ph.D	14202 Clarborne Court
Little Rock, AR 72211
Benita S. Katzenellenbogen, Ph.D	Department of Molecular & Integrative Physiology
University of Illinois
524 Barill Hall
407 S. Goodwin
Urbana, IL 61801-3704
John A. Katzenellenbogen, Ph. D	John A. Katzenellenbogen, Ph.D
Department of Chemistry (37-5)
University of Illinois
600 South Matthews Ave.
Urbana, IL 61801
Stavroula Kousteni, Ph.D	4301 S. Lookout
Little Rock, AR 72205
Dr. Stavros C. Manolagas	Dr. Stavros C. Manolagas
UAMS Center for Osteoporosis and Metabolic Diseases
ACRC Building, Room 817
4301 W. Markham, Slot 587
Little Rock, AR 72205-7199
Charles O’Brien, Ph. D	2809 Creekside Drive
Little Rock, AR 72211
Socrates E. Papapoulos, M.D.	Javastraat 64
2585 AR the Hague
The Netherlands
Alwyn Michael Parfitt, M.D.	5 River Valley Road
Little Rock, AR 77777
John Thomas Potts, Jr., M.D.	Director of Research
Massachusetts General Hospital
149 13th Street
MC 1494005
Charlestown, MA 02129-2000
Michael Rosenblatt, M.D.	Dean
Tufts University of Medicine

Name of Common Stockholder	Address of Record
136 Harrison Avenue
Boston, MA 02111-1800
Ruff Trust, F. Bronson Van Wyck, Trustee	2141 Highway 224 East
Tukerman, AR 72473
Tanya D. Smith	8111 Green Valley Drive
Bryant, AR 72022
Thomas E. Sparks, Jr.	Pillsbury, Madison & Sutro LLP
50 Fremont Street, Suite 522
San Francisco, CA 94105
Board of Trustees of the University of Arkansas	2404 N. University Avenue
Little Rock, AR 72207-3608
Robert S. Weinstein, M.D.	11 Chalmette
Little Rock, AR 72211
Kent Westbrook, M.D.	56 River Ridge Road
Little Rock, AR 72227
Rich Lyttle	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer
Nick Harvey	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer
Lous O’Dea	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer

Schedule 2

Name	Address of Record
BB Biotech Ventures II, L.P.	Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL

With copies to
Martin Münchbach
Bellevue Asset Management
Seestrasse 16
8700 Küsnacht
Switzerland

BB Biotech Growth N.V.	Snipweg 26
Curaçao

HealthCare Ventures VII, L.P.	44 Nassau Street
Princeton, NJ 08542
MPM BioVentures III, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III - QP, L.P	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM Bio IV NVS Strategic Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III GmbH & Co. Beteiligungs KG	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III Parallel Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM Asset Management Investors 2003 BVIII LLC	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
Healthcare Private Equity Limited Partnership	Edinburgh One, Morrison Street
(Registered Number SL004769)	Edinburgh, EH3 8BE
United Kingdom
Dr. Raymond F. Schinazi	Emory University School of Medicine

Name	Address of Record
Veterans Affairs Medical Center
1670 Clairmont Road
Decatur, GA 30033
The Wellcome Trust Limited as trustee of the Wellcome Trust	215 Euston Road
London NW1 2BE
England
SAINTS CAPITAL VI, L.P.,	475 Sansome Street, Suite 1850
San Francisco, CA 94111
Attention: Scott Halsted
H. Watt Gregory, III	Suite 2000
124 West Capitol Avenue
Little Rock, Arkansas 72201
The Breining Family Trust 2/15/03	PO Box 9540
Rancho Santa Fe, CA 92067
The Richman Trust dated 2/6/83	9551 La Jolla Farms Road
La Jolla, CA 92037
Brookside Capital Partners Fund, L.P.	Attn: Brookside Legal Department
Bain Capital, LLC
111 Huntington Avenue
Boston, MA 02199
David E. Thompson Revocable Trust	1045 Mason Street, # 501
San Francisco, CA 94108

Schedule 3

List of Series A-2 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bio IV NVS Strategic Fund	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

Wellcome Trust	215 Euston Road London NW1 2BE England

HealthCare Ventures VII	44 Nassau Street Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

BB Biotech Ventures II, L.P.	Trafalgar Court Les Banques St. Peter Port Guernsey Channel Islands GY1 3QL With copies to Martin Münchbach Bellevue Asset Management Seestrasse 16 8700 Küsnacht Switzerland

Healthcare Private Equity Limited Partnership (Registered Number SL004769)	Edinburgh One, Morrison Street Edinburgh, EH3 8BE United Kingdom

Dr. Raymond F. Schinazi	Emory University School of Medicine Veterans Affairs Medical Center 1670 Clairmont Road Decatur, GA 30033

Schedule 4

List of Series A-3 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

HealthCare Ventures VII	44 Nassau Street Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

Schedule 5

List of Series A-4 Stockholders

Name of Stockholder	Address of Record
Dr. Raymond F. Schinazi	Emory University School of Medicine Veterans Affairs Medical Center 1670 Clairmont Road Decatur, GA 30033

H. Watt Gregory, III	Suite 2000 124 West Capitol Avenue Little Rock, Arkansas 72201

The Breining Family Trust 2/15/03	PO Box 9540 Rancho Santa Fe, CA 92067

The Richman Trust dated 2/6/83	9551 La Jolla Farms Road La Jolla, CA 92037

Schedule 6

List of Series A-5 and A-6 Stockholder

Name of Stockholder	Address of Record
Nordic Bioscience Clinical Development VII A/S	Herlev Hovedgade 207 2730 Herlev Denmark Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies Phone: 45.4452.5251 Fax: 45.4452.5251

Annex A

Plan of Distribution

EXPLANATORY NOTE

The following Plan of Distribution was not attached as Annex A to this Stockholders Agreement at the time this Stockholders Agreement was executed and it is not part of the executed agreement.  The Plan of Distribution was subsequently distributed to the stockholders of the Company separate from the Stockholders Agreement and is being include here for informational purposes only.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

Annex B

Selling Stockholder Questionnaire

EXPLANATORY NOTE

The following Questionnaire for Selling Stockholders was not attached as Annex B to this Stockholders Agreement at the time this Stockholders Agreement was executed and it is not part of the executed agreement.  The Questionnaire for Selling Stockholders was subsequently distributed to the stockholders of the Company separate from the Stockholders Agreement and is being include here for informational purposes only.

Radius Health, Inc.

Questionnaire for Selling Stockholders

All questions should be answered as of the date you sign this Questionnaire, unless otherwise specified.  Please return the completed Questionnaire by fax or other electronic transmission (with the originally signed copy to follow by mail) to:

Kathryn Ostman, Esq.	With a copy to:	Nicholas Harvey
Bingham McCutchen LLP		Chief Financial Officer
One Federal Street		Radius Health, Inc.
Boston, MA 02110		201 Broadway, Sixth Floor
617-951-8637		Cambridge, MA 02139

Please state the Selling Stockholder’s name and mailing address:

Please answer the following questions:

(a)                                  Within the past three years, have you held any position or office or (other than as a securityholder) had any relationship with the Company or affiliates(1)?

Yes ☐           No ☐

If yes, please describe.

(1)  Please refer to the definition of affiliate in Appendix A hereto.

(b)                                 Set forth below the number of shares of Common Stock of the Company owned beneficially(2) by you after the Merger (the “Shares”).  For each holding, please state under the column entitled “Statements Concerning Beneficial Ownership” (a) the name in which the securities are held, (b) if issuable upon conversion of preferred stock held, indicate the type and number of preferred shares held, (c) if issuable upon exercise of common or preferred share purchase warrants, indicate the type of warrant and exercise price, (d) the number of securities with respect to which you have sole voting power,(3) (e) the number of securities with respect to which you have shared voting power,(4) (f) the amount and/or number of securities with respect to which you have sole investment power,(5) (g) the amount and/or number of securities with respect to which you have shared investment power,(6) and (h) the amount and/or number of securities with respect to which you have the right to acquire beneficial(7) ownership by AUGUST 22, 2011.

Shares Beneficially Owned	Number of Shares	Statements Concerning Beneficial Ownership

(c)                                  Number of Shares to be Offered Pursuant to the Registration Statement:

ALL               If less than ALL, number of Shares to be Offered:

(d)                                 Attached as Appendix B hereto is a draft of the “Plan of Distribution” section of the Registration Statement.  Do you propose to offer or sell any securities of the Company by means other than those described in Appendix B?

Yes ☐           No ☐

(2)  Please refer to the definition of affiliate in Appendix A hereto.

(3)  Please refer to the discussion on voting power in the definition of beneficial ownership in Appendix A.

(4)  Please refer to the discussion on voting power in the definition of beneficial ownership in Appendix A.

(5)  Please refer to the discussion on investment power in the definition of beneficial ownership in Appendix A.

(6)  Please refer to the discussion on investment power in the definition of beneficial ownership in Appendix A.

(7)  Please refer to the definition of affiliate in Appendix A hereto.

If yes, please describe.

(e)                                  Do you currently have specific plans to offer any securities of the Company through the selling efforts of brokers or dealers?

Yes ☐           No ☐

If yes, briefly describe the terms of any agreement, arrangement or understanding, entered into or proposed to be entered into with any broker or dealer, including any discounts or commissions to be paid to dealers.

(f)                                    Are any of the securities of the Company to be offered otherwise than for cash?

Yes ☐           No ☐

If yes, please describe.

(g)                                 Are any finders to be involved in the offering or sale of any of the securities of the Company?

Yes ☐           No ☐

If yes, please describe.

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned understands that the foregoing information will be use in connection with a proposed filing of a Registration Statement, and that the answers to the questions submitted will be relied on by the Company and its officers and directors in preparing the Registration Statement. The undersigned agrees to notify Radius Health, Inc. immediately of any material change in the forgoing answers.  In connection with his, her or its purchase of securities, the

Dated:
(Name of Holder)

By:
Name:
Title:

APPENDIX A

DEFINITIONS

(1)                                  Affiliate of a specified person (as defined below), means a person who directly or indirectly through one or more intermediaries, controls (as defined below), or is controlled by, or is under common control with, the person specified.

(2)                                  Beneficial, or beneficially, as applied to the ownership of securities, has been defined by the Securities and Exchange Commission to mean the following:

A beneficial owner of a security includes any person (as defined below) who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares “voting power” and/or “investment power”.  Voting power includes the power to vote, or to direct the voting of, such security; investment power includes the power to dispose, or to direct the disposition, of such security.

Note that more than one person may have a beneficial interest in the same securities; one may have voting power and the other may have investment power.

Even if a person, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership to avoid the reporting requirements of section 13(d) of the Securities Exchange Act, he will still be deemed to be the beneficial owner of such security.

A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days, including but not limited to any right to acquire:  (i) through the exercise of any option, warrant or right; (ii) through the conversion of a security; (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

A member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

A person who in the ordinary course of business is a pledgee of securities pursuant to a bona fide pledge agreement will not be deemed to be the beneficial owner of such pledged securities merely because there has been a default under such an agreement, except during such time as the event of default shall remain uncured for more than 30 days or at any time before a default is cured if the power acquired by the pledgee pursuant to the default enables him to change or influence control of the issuer.

A person may also be regarded as the beneficial owner of securities held in the name of his spouse, his minor children or other relatives of his or her spouse sharing his home, or held in a trust of which he is a beneficiary or trustee, if the relationships are such that he has voting power and/or investment power with respect to such securities.

If you have any reason to believe that any interest you have, however remote, might be described as a beneficial interest, describe such interest.

(3)                                  Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(4)                                  Person includes two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of an issuer.

APPENDIX B

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

Annex C

Instrument of Adherence
to
Amended and Restated
Stockholders’ Agreement
dated             , 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the          day of                             , 2011, entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of                                    shares of                                                                              and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a                                                                  party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:
Name:
Title:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Date:

Instrument of Adherence
to
Amended and Restated

Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of 486,400 shares of Series A-1 Preferred Stock and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a Series A-1 Stockholder party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name: OBP IV — Holdings LLC

By:	Saints Capital Granite L.P.
By:	Saints Capital Granite, LLC,
its General Partner

Signature:	/s/ Scott Halsted
Name: Scott Halstead
Title: Managing Member

Accepted:
RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Secretary and Chief Financial Officer

Date:	5/17/2011

Instrument of Adherence
to
Amended and Restated

Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of 4,880 shares of Series A-1 Preferred Stock and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a Series A-1 Stockholder party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name: mRNA II — Holdings LLC

By:	Saints Capital Granite L.P.
By:	Saints Capital Granite, LLC,
its General Partner

Signature:	/s/ Scott Halsted
Name: Scott Halstead
Title: Managing Member

Accepted:
RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Secretary and Chief Financial Officer

Date:	5/17/2011

AMENDMENT NO. 1

TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amendment No. 1 to Amended and Restated Stockholders’ Agreement (this “Amendment”), is made and entered into effective as of November 7, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company party to the Amended and Restated Stockholders’ Agreement (the “Agreement”), dated as of May 17, 2011, by and among the Company and the stockholders named therein.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company and the undersigned stockholders of the Company, comprising the Majority Investors (as defined in the Agreement), desire to amend the Agreement to exclude from the right of first refusal the shares issued under the Company’s 2011 Equity Incentive Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (ii) of the definition of “Excluded Securities” in the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)         Common Stock issued or issuable to officers, directors or employees of, or consultants or independent contractors to, the Corporation, pursuant to any written agreement, plan or arrangement, including without limitation pursuant to any awards granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation or the 2011 Equity Incentive Plan of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, or the 2011 Equity Incentive Plan, and all such agreements, plans and arrangements shall not exceed 3,597,889 shares of Common Stock.”

2.             The second sentence of Section 2.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation.”

3.             Except as modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the parties hereto and shall continue in full force and effect.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
C. Richard Edmund Lyttle, President

MAJORITY INVESTORS:

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Member

BB BIOTECH VENTURES II, L.P.

By:	/s/ Pascal Mahieux
Name: Pascal Mahieux
Title: Director

BB BIOTECH GROWTH N.V.

By:	/s/ H.J. Neutegem
Name: H.J. Neutegem
Title: Managing Director

AMENDMENT NO. 2

TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amendment No. 2 to Amended and Restated Stockholders’ Agreement (this “Amendment”), is made and entered into effective as of November 7, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company party to the Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholders named therein (as amended, the “Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company and the undersigned parties to the Agreement, comprising the Majority Investors, desire to (i) amend the Agreement in order to specify restrictions on the sale by Stockholders of shares of the Company’s capital stock, (ii) confirm that the Company has complied with its obligations under the Agreement relating to the Registration Statement on Form S-1 (Reg. No. 333-175091) originally filed with the Commission on June 23, 2011 (as amended, the “Form S-1”), (iii) in accordance with its obligations to two option holders, grant certain registration rights under the Agreement to such individuals and (iv) permit additional holders of the Company’s securities to become parties to, and subject to, the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (C) of Section 3.11(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, any shares of Common Stock for a price that is less than $8.142 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement) or any other shares of capital stock of the Company for an effective price that is less than $8.142 per share on an as-converted to Common Stock basis (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.”

2.             Upon, and subject to, the effectiveness of the Form S-1 on or prior to November 14, 2011, the Company shall have complied with all of its obligations under Section 3.4(a)(ii) of the Agreement with respect to the Registration Statement, no Event shall have occurred and the Company shall have no liability or obligation to pay any damages under the Agreement with respect to such Registration Statement.  Notwithstanding the terms of Section 3.4(a)(iii), the Registrable Securities to be included in the Registration Statement shall be allocated in the manner they will have been allocated in the Form S-1.

3.             Solely of the purposes of Sections 3.4 through 3.12 of the Agreement, the shares of Common Stock issuable upon the exercise of the stock options issued to Alan H. Auerbach prior to the date hereof or upon the exercise of any stock options issued to Kurt C. Graves prior to November 30, 2011 shall be Registrable Securities as if such shares of Common Stock were Series A-1 Conversion Shares, and shall engender to each of Mr. Auerbach and Mr. Graves, as the case may be, the rights and obligations under the terms of Sections 3.4 through Section 3.12 of the Agreement (but not any other section of the Agreement) attributable to holders of Series A-1 Preferred Stock.

4.             Notwithstanding anything in the Agreement to the contrary, any holder of shares of capital stock of the Company or other securities of the Company may become a party to the Agreement following the delivery to, and written acceptance by, the Company of an executed Instrument of Adherence to the Agreement substantially in the form attached to the Agreement as Annex C.  No action or consent by Stockholder parties to the Agreement shall be required for such joinder to the Agreement by such holder, so long as such holder has agreed in writing to be bound by all of the obligations as a Stockholder party under the Agreement as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted by the Company.  Notwithstanding anything in the Agreement to the contrary, any holder of shares of capital stock of the Company or other securities of the Company may become a party to the Agreement by executing and delivering to the Company this Amendment, and no action or consent by Stockholder parties to the Agreement shall be required for such joinder to the Agreement.

5.             Each party to this Amendment that was not a party to the Agreement prior to its execution of this Amendment (an “Additional Party”) hereby agrees that such Additional Party, (i) in the case of a holder of Common Stock, has become a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Common Stockholder and Stockholder, (ii) in the case of a holder of an option to purchase Common Stock, effective upon the exercise of such option, shall be a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Common Stockholder and Stockholder, (iii) in the case of a holder of a warrant to purchase shares of Preferred Stock, effective upon the exercise of such warrant, shall be a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Stockholder, and in each case shall be deemed to have made all of the representations and warranties made by a Stockholder under the Agreement.

6.             Except as modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the Stockholders and shall continue in full force and effect.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
C. Richard Edmund Lyttle, President

STOCKHOLDERS:

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Manager

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Member

BB BIOTECH VENTURES II, L.P.

By:	/s/ Pascal Mahieux
Name: Pascal Mahieux
Title: Director

BB BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name: H.J. van Neutegem
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: General Counsel

THE WELLCOME TRUST LIMITED,
AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter J. Pereira Gray
Name: Peter J. Pereira Gray
Title: Managing Director, Investment Division

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

OBP IV — HOLDINGS LLC

	By:	OBP MANAGEMENT IV , L.P.

	By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

	By:	SAINTS CAPITAL GRANITE, L.P.
	By:	SAINTS CAPITAL GRANITE, LLC

	By:	/s/ Scott Halsted
Name: Scott Halsted
Title: Managing Director

MRNA II - HOLDINGS LLC

	By:	OBP MANAGEMENT IV , L.P.

	By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

	By:	SAINTS CAPITAL GRANITE, L.P.
	By:	SAINTS CAPITAL GRANITE, LLC

	By:	/s/ Scott Halsted
Name: Scott Halsted
Title: Managing Director

HEALTHCARE VENTURES VII, LP,
By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

/s/ Dr. Raymond F. Schinazi
Dr. Raymond F. Schinazi

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	Waverley Healthcare Private Equity
Limited, its general partner

By:	/s/ Graham Wood
Name: Graham Wood
Title: CIO - Equities

The Breining Family Trust dated August 15, 2003

By:	/s/ Clifford Breining
Name: Clifford Breining
Title: Trustee

/s/ Dr. Dennis A. Carson
Dr. Dennis A. Carson

David E. Thompson Revocable Trust

By:	/s/ David E. Thompson
Name: David E. Thompson
Title: Trustee

Jonnie K. Westbrook Revocable Trust dated March 17, 2000

By:	/s/ Jonnie K. Westbrook
Name: Jonnie K. Westbrook
Title: Trustee

/s/ H. Watt Gregory III
H. Watt Gregory III

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

Hostetler Family Trust UTD 3/18/92

By:	/s/ Karl Y. Hostetler
Name: Karl Y. Hostetler
Title: Co-Trustee

By:	/s/ Margarethe Hostetler
Name: Margarethe Hostetler
Title: Co-Trustee

The Richman Trust dated 2/6/83

By:	/s/ Douglas D. Richman
Name: Douglas D. Richman
Title: Co-Trustee

By:	/s/ Eva A. Richman
Name: Eva A. Richman
Title: Co-Trustee

Ruff Trust dated l-1-02

By:	/s/ F. Bronson Van Wyck
Name: F. Bronson Van Wyck
Title: Trustee

IPSEN PHARMA SAS

By:	/s/ Nathalie Joannes
Name: Nathalie Joannes
Title: Executive Vice President, General Counsel

NORDIC BIOSCIENCE CLINICAL
DEVELOPMENT VII A/A

By:	/s/ Thomas Nielsen
Name: Thomas Nielsen
Title: CFO

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Alwyn Michael Parfitt, M.D.
Alwyn Michael Parfitt, M.D.

/s/ Barnett Pitzele
Barnett Pitzele

/s/ Bart Henderson
Bart Henderson

/s/ Benjamin C. Lane
Benjamin C. Lane

BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS

By:	/s/ Michael G. Douglas, Ph.D.
Name: Michael G. Douglas, Ph.D.
Title: Director, UAMS BioVentures

/s/ Brian Nicholas Harvey
Brian Nicholas Harvey

/s/ Cecil Richard Lyttle
Cecil Richard Lyttle

/s/ Charles O’Brien, PhD.
Charles O’Brien, PhD.

/s/ Chris Glass
Chris Glass

/s/ Christopher Miller
Christopher Miller

/s/ Daniel F. McCarthy
Daniel F. McCarthy

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Dotty Paquin
Dotty Paquin

/s/ Edith Estabrook
Edith Estabrook

/s/ Gary Hattersley
Gary Hattersley

H2 ENTERPRISES, LLC

By:	/s/ H. Watt Gregory, III
Name: H. Watt Gregory, III
Title: Managing Member

Dr. John Potts, Jr and Susanne K. Potts
Irrevocable Trust for Stephen K. Potts
dated 6-15-05

By:	/s/ John T. Potts, Jr. M.D.
Name: John T. Potts, Jr. M.D.
Title: Director of Research & Physician-in-Chief Emeritus, Massachusetts General Hospital

/s/ John Thomas Potts, M.D.
John Thomas Potts, M.D.

/s/ John A. Katzenellenbogen, PhD.
John A. Katzenellenbogen, PhD.

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

John A. Katzenellenbogen Trust
Under Agreement Dated August 2, 1999

By:	/s/ John A. Katzenellenbogen
Name: John A. Katzenellenbogen
Title: Trustee

/s/ Benita S. Katzenellenbogen, PhD
Benita S. Katzenellenbogen, PhD

/s/ E. Kelly Sullivan
E. Kelly Sullivan

/s/ Jonathan Guerriero
Jonathan Guerriero

/s/ Julianne Glowacki
Julianne Glowacki

/s/ Kathy Welch
Kathy Welch

/s/ Kelly Colbourn
Kelly Colbourn

/s/ Louis O’Dea
Louis O’Dea

/s/ Maria Grunwald
Maria Grunwald

/s/ Mary Lumpkins
Mary Lumpkins

/s/ Maysoun Shomali
Maysoun Shomali

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Michael Rosenblatt, M.D.
Michael Rosenblatt, M.D.

/s/ Patricia E. Rosenblatt
Patricia E. Rosenblatt

/s/ Robert L. Jilka, PhD.
Robert L. Jilka, PhD.

/s/ Robert S. Weinstein, M.D.
Robert S. Weinstein, M.D.

/s/ Samuel Ho
Samuel Ho

/s/ Socrates E. Papapoulos, M.D.
Socrates E. Papapoulos, M.D.

/s/ Stavros C. Manolagas
Stavros C. Manolagas

/s/ Stavroula Kousteni, PhD.
Stavroula Kousteni, PhD.

/s/ Teresita M. Bellido, PhD.
Teresita M. Bellido, PhD.

/s/ Thomas E. Sparks
Thomas E. Sparks

/s/ Tonya D. Goss
Tonya D. Goss

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

The Kent C. Westbrook Revocable Trust,
Dated March 17, 2000, Kent C. Westbrook, Trustee

By:	/s/ Kent C. Westbrook
Name:	Kent C. Westbrook
Title:	Trustee

GE CAPITAL EQUITY INVESTMENTS, INC.

By:	/s/ Jacqueline K. Blechinger
Name: Jacqueline K. Blechinger
Title: Duly Authorized Person

OXFORD FINANCE LLC

By:	/s/ John G. Henderson
Name: John G. Henderson
Title: Vice President & General Counsel

LEERINK SWANN LLC

By:	/s/ Donald D. Notman
Name: Donald D. Notman
Title: Managing Director

SVB FINANCIAL GROUP

By:	/s/ Michael Kruse
Name: Michael Kruse
Title: Treasurer

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

Exhibit 10.3

RADIUS HEALTH, INC
2011 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) dated as of                          , 20    , is entered into between Radius Health, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”).

1.                                      Grant of Option.  Pursuant and subject to the Company’s 2011 Equity Incentive Plan as attached hereto (as the same may be amended from time to time, the “Plan”), the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of  shares identified in the table below (the “Optioned Shares”) of the common stock, par value $0.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee

Number of Shares

Exercise Price Per Share

Grant Date

Expiration Date(1)

2.                                      Character of Option.

☐  Incentive Option      ☐  Nonstatutory Stock Option

Unless designated as a Nonstatutory Stock Option, the Option shall be an Incentive Option (within the meaning of the Plan) to the maximum extent permitted by law.

3.                                      Expiration of Option.  No portion of the Option which has not become vested and exercisable at the date of your termination of employment or other service with the Company shall thereafter become vested and exercisable, except as may be otherwise provided by the Board or Committee, as applicable, or as set forth in a written agreement between the Company and you.  This Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a)                                  If the termination of your employment or other service is on account of your death or disability, the date that is twelve (12) months from the date on which your employment or other service with the Company ends.

(1) For ISOs not later than the day immediately preceding the tenth anniversary of the Grant Date.  NQSOs may have a later expiration date.

(b)                                 If the termination of your employment or other service is due to any other reason, the date that is three (3) months from the date on which your employment or other service with the Company ends.

(c)                                  If the Company terminates your employment or other service for cause, or at the termination of your employment or other service the Company had grounds to terminate your employment or other service for cause (whether then or thereafter determined), the start of business on the date on which the termination of your employment or other service with the Company ends.

4.                                      Exercise of Option.

(a)                                  Until this Option expires, you may exercise it as to the number of Optioned Shares identified in the table below, in full or in part, at any time on or after the applicable exercise date or dates identified in the table.  However, during any period that this Option remains outstanding after your employment or other service with the Company ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other service.  The procedure for exercising this Option is described in Section 7.1(e) of the Plan (Method of Exercise).

Number of Shares in Each Installment	Initial Exercise Date for Shares in Installment

(b)                                 The Company and you hereby agree that in the event the Company requests in writing that you execute and deliver an Instrument of Adherence, in the form attached as Exhibit A hereto, to that certain Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholder parties thereto, as amended from time to time, then, as a condition to the exercise of this Option, and prior to the effectiveness of any exercise thereof, you shall have executed and delivered such Instrument of Adherence.

5.                                      Transfer of Option.  You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.  After your death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Sections 3 and 4, be exercised by your personal representative or by any person empowered to do so under your will or under the then-applicable laws of descent and distribution.

[6.                                  Community Property.  Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, you shall be treated as agent and attorney-in-fact for that interest held or claimed by your spouse with respect to this Option and any Optioned Shares and the parties hereto shall act in all matters as if you were the sole owner of this Option and (following exercise) any such Optioned Shares.  This appointment is coupled with an interest and is irrevocable.](2)

(2)  Consider for inclusion for grants to California residents (and residents to other states with community property rules).

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[7].                              Incorporation of Plan Terms.  This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 7.1 of the Plan (Options) and the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 10 of the Plan (Settlement of Awards).  You acknowledge that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan (Adjustment Provisions).

[8].                              Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

[9].                              Miscellaneous.  The Board or Committee, as applicable, shall have the power to interpret the this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you.  The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.  Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

[10].                       Notification of Disposition.  If this Option is designated as an Incentive Option, you shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such shares or Stock or (b) within one (1) year after the transfer of such shares of Stock to you.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by you in such disposition or other transfer.

[11].                       Tax Consequences.  The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares.  You should rely on your own tax advisors for such advice.  In particular, you acknowledge that this Option will not be treated as an Incentive Option as to any shares of Stock acquired under this Option

(a)                                  more than twelve months after your employment ends, if your employment ends on account of your death or total and permanent disability, or

(b)                                  more than three months after your employment ends, if your employment ends in any other circumstance.

[12].                       Consideration to the Company.  In consideration of the grant of the Option by the Company, you agree to render faithful and efficient services to the Company or any Affiliate.  Nothing in the Plan or this Agreement shall confer upon you any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate

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your services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and you.

[13].                       Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if you is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

[14].                       Conformity to Securities Laws.  You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

RADIUS HEALTH, INC.

By:
Signature of Optionee
Name:

Title:	Optionee’s Address:

Exhibit A

Instrument of Adherence
to
Amended and Restated
Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to                                      shares of Common Stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) issuable upon exercise of certain stock options held by the undersigned as of the date hereof and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the earlier to occur of (i) the date of exercise of any such stock options and the resulting issuance by the Corporation of any shares of Common Stock to the New Stockholder Party or (ii) the date of any other issuance of shares of capital stock by the Corporation to the New Stockholder Party, the undersigned has become a party to the Agreement in the capacity of a Common Stockholder party thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Date:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2011.

Or

☐   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to             .

Commission File Number 000-53173

Radius Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0145732
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification Number)

201 Broadway
Sixth Floor
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Number of shares of the registrant’s Common Stock, $0.001 par value per share, outstanding as of November 4, 2011: 592,581 shares

RADIUS HEALTH, INC.

QUARTERLY REPORT FOR THE QUARTER ENDED SEPTEMBER 30, 2011

ON FORM 10-Q

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Item 1. Financial Statements—Unaudited

Radius Health, Inc.

Condensed Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$19,939	$10,582
Marketable securities	—	7,969
Prepaid expenses and other current assets	3,299	282
Total current assets	23,238	18,833
Property and equipment, net	53	31
Other assets	98	105
Total assets	$23,389	$18,969

Liabilities, convertible preferred stock, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,974	$614
Accrued expenses	2,787	2,771
Current portion of note payable	1,334	—
Total current liabilities	6,095	3,385

Note payable, net of current portion and discount	4,459	—
Warrant liability	204	—
Other liabilities	7,306	—

Commitments and contingencies (Note 9)

Series A-1 Convertible Preferred Stock, $.0001 par value; 1,000,000 shares authorized, 413,254 shares issued and outstanding at September 30, 2011 and no shares issued and outstanding at December 31, 2010	22,761	—

Series A-2 Convertible Preferred Stock, $.0001 par value; 983,213 shares authorized, 983,208 shares issued and outstanding at September 30, 2011 and no shares issued and outstanding at December 31, 2010	78,365	—

Series A-3 Convertible Preferred Stock, $.0001 par value; 142,230 shares authorized, 142,227 shares issued and outstanding at September 30, 2011 and no shares issued and outstanding at December 31, 2010	9,974	—

Series A-4 Convertible Preferred Stock, $.0001 par value; 4,000 shares authorized, 3,998 shares issued and outstanding at September 30, 2011 and no shares issued and outstanding at December 31, 2010	271	—
Series A-5 Convertible Preferred Stock, $.0001 par value; 7,000 shares authorized 6,443 shares issued and outstanding at September 30, 2011 and no shares issued and outstanding at December 31, 2010	525	—
Series A-6 Convertible Preferred Stock, $.0001 par value; 800,000 shares authorized, no shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Series A Junior Convertible Preferred Stock, $.0001 par value; 63,000 shares authorized, 61,644 shares issued and outstanding (liquidation value $925,000) at December 31, 2010 and no shares issued and outstanding at September 30, 2011	—	93
Series B Redeemable Convertible Preferred Stock, $.0001 par value; 160,000,000 shares authorized, 1,599,997 shares issued and outstanding at liquidation value at December 31, 2010 and no shares issued and outstanding at September 30, 2011	—	38,309
Series C Redeemable Convertible Preferred Stock, $.0001 par value; 10,146,629 shares authorized, issued and outstanding at liquidation value at December 31, 2010 and no shares issued and outstanding at September 30, 2011	—	105,434
Stockholders’ deficit:
Common stock, $.0001 par value; 34,859,964 shares authorized, 592,581 and 322,807 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Additional paid-in-capital	5,334	3
Accumulated other comprehensive loss	—	(3)
Accumulated deficit	(111,905)	(128,252)
Total stockholders’ deficit	$(106,571)	$(128,252)

Total liabilities, convertible preferred stock, redeemable convertible preferred stock and stockholders’ deficit	$23,389	$18,969

See accompanying notes.

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Radius Health, Inc.

Condensed Statements of Operations

(Unaudited, in thousands, except share and per share amounts)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

Operating expenses:
Research and development	$7,646	$3,061	$28,336	$7,767
General and administrative	1,221	1,035	3,062	2,152
Restructuring	—	470	—	470

Loss from operations	(8,867)	(4,566)	(31,398)	(10,389)
Interest income	2	21	22	68
Other income	22	—	34	—
Other expense	(323)	(5)	(313)	(20)
Interest expense	(258)	—	(366)

Net loss	$(9,424)	$(4,550)	$(32,021)	$(10,341)

Earnings (loss) attributable to common stockholders - basic and diluted (Note 5)	$(11,950)	$(8,322)	$713	$(19,492)

Earnings (loss) per share (Note 5):
Basic	$(20.17)	$(25.97)	$1.53	$(60.83)

Diluted	$(20.17)	$(25.97)	$0.21	$(60.83)

Weighted average shares:
Basic	592,459	320,437	467,488	320,437

Diluted	592,459	320,437	3,406,615	320,437

See accompanying notes.

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Radius Health, Inc.

Statements of Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited, in thousands except share amounts)

	Convertible Preferred Stock
	Series A-1		Series A-2		Series A-3		Series A-4		Series A-5		Series A-6
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2010	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—
Unrealized gain from available-for-sale securities	—	—	—	—	—	—	—	—	—	—	—	—
Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—
Forced conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—
Recapitalization (1)	—	—	983,208	75,979	142,227	9,629	3,998	271	—	—	—	—
Issuance of preferred stock	395,928	20,347	—	—	—	—	—	—	6,443	525	—	—
Accretion of dividends on preferred stock	—	1,004	—	2,386	—	345	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—
Stock options exercised	—	—	—	—	—	—	—	—	—	—	—	—
Milestone payment settled with stock	17,326	1,410	—	—	—	—	—	—	—	—	—	—

Balance at September 30, 2011	413,254	$22,761	983,208	$78,365	142,227	$9,974	3,998	$271	6,443	$525	—	$—

(1) The recapitalization includes the exchange of Series A, Series B and Series C shares for Series A-4, Series A-3, and Series A-2 shares, respectively, in addition to the 10:1 exchange of Series A-2, Series A-3, and Series A-4 preferred stock, which occurred in conjunction with the Merger, and is more fully described in Note 2.

See accompanying notes.

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Radius Health, Inc.

Statements of Convertible Preferred Stock and Stockholders’ Deficit (Continued)

(Unaudited, in thousands except share amounts)

										Accumulated
									Additional	Other		Total
	Convertible Preferred Stock								Paid-In	Comprehensive	Accumulated	Stockholders’
	Series A		Series B		Series C		Common Stock		Capital	Income (Loss)	Deficit	Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Amount	Amount	Amount
Balance at December 31, 2010	61,664	$93	1,599,997	$38,309	10,146,629	$105,434	322,807	$—	$3	$(3)	$(128,252)	$(128,252)
Net loss	—	—	—	—	—	—	—	—	—	—	(32,021)	(32,021)
Unrealized gain from available-for-sale securities	—	—	—	—	—	—	—	—	—	3	—	3
Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(32,018)
Forced conversion to common stock	(21,661)	(33)	(177,697)	(296)	(314,496)	(225)	102,767	—	554	—	—	554
Recapitalization (1)	(40,003)	(60)	(1,422,300)	(39,183)	(9,832,133)	(108,425)	—	—	8,269	—	52,712	60,981
Issuance of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—
Accretion of dividends on preferred stock	—	—	—	1,170	—	3,216	—	—	(3,777)	—	(4,344)	(8,121)
Stock-based compensation expense	—	—	—	—	—	—	—	—	132	—	—	132
Stock options exercised	—	—	—	—	—	—	167,007	—	153	—	—	153
Milestone payment settled with stock	—	—	—	—	—	—	—	—	—	—	—	—

Balance at September 30, 2011	—	$—	—	$—	—	$—	592,581	$—	$5,334	$—	$(111,905)	$(106,571)

(1) The recapitalization includes the exchange of Series A, Series B and Series C shares for Series A-4, Series A-3, and Series A-2 shares, respectively, in addition to the 10:1 exchange of Series A-2, Series A-3, and Series A-4 preferred stock, which occurred in conjunction with the Merger, and is more fully described in Note 2.

See accompanying notes.

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Radius Health, Inc.

Statements of Cash Flows

(Unaudited, in thousands)

	Nine-Month Period
	Ended September 30,
	2011	2010

Operating activities
Net loss	$(32,021)	$(10,341)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	23	59
Stock-based compensation expense	132	84
Research and development expense to be settled in stock	7,074	—
Amortization of premium (accretion of discount) on marketable securities, net	21	239
Non-cash interest	102	—
Non-cash restructuring charge	—	50
Change in fair value of warrant liability and other liability	310	—
Milestone payment settled with stock	1,410	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(2,961)	82
Other long-term assets	(2)	—
Accounts payable	1,360	(283)
Accrued expenses	(75)	747

Net cash used in operating activities	(24,627)	(9,363)
Investing activities
Purchases of property and equipment	(45)	(15)
Purchases of marketable securities	(899)	(20,151)
Maturities of marketable securities	8,850	30,905

Net cash provided by investing activities	7,906	10,739
Financing activities
Proceeds from the exercise of stock options	153	—
Net proceeds from the issuance of preferred stock	20,098	—
Proceeds on note payable, net	5,883	—
Deferred financing costs	(56)	—

Net cash provided by financing activities	26,078	—

Net increase in cash and cash equivalents	9,357	1,376
Cash and cash equivalents at beginning of period	10,582	7,896

Cash and cash equivalents at end of period	$19,939	$9,272

Supplemental disclosures
Cash paid for interest	$178	$—

Noncash financing activities
Accretion of preferred stock issuance costs	$—	$135

Fair value of preferred stock issued in the recapitalization, net of issuance costs	$85,879	$—

Accretion of dividends on preferred stock	$8,121	$7,988

Accretion of preferred stock investor rights/obligations	$—	$1,028

Fair value of warrants issued	$217	$—

See accompanying notes.

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Radius Health, Inc.

Notes to Financial Statements

1. Organization

Radius Health, Inc. (“Radius” or the “Company”), which was formerly known as MPM Acquisition Corp., is a pharmaceutical company focused on acquiring and developing new therapeutics for the treatment of osteoporosis and other women’s health conditions. The Company’s lead product candidate, currently in Phase 3 clinical development is BA058 Injection, a daily subcutaneous injection of our novel synthetic peptide analog of human parathyroid hormone-related protein (hPTHrP) for the treatment of osteoporosis. The BA058 Injection Phase 3 study began dosing patients in April 2011. The Company is also developing the BA058 Microneedle Patch, a short wear time, transdermal form of BA058 delivered using a microneedle technology from 3M Drug Delivery Systems (3M), currently in Phase 1 clinical development. The Company also has two other product candidates, RAD1901, a selective estrogen receptor modulator, or SERM, in Phase 2 clinical development for the treatment of vasomotor symptoms (hot flashes) in women entering menopause and RAD140, a selective androgen receptor modular, or SARM, currently in pre-investigational new drug, or IND, discovery as a potential treatment for age-related muscle loss, frailty, weight loss associated with cancer cachexia and osteoporosis. As used throughout these unaudited, condensed financial statements, the terms “Radius”, “Company”, “we”, “us” and “our” refer to Radius Health, Inc. (f/k/a MPM Acquisition Corp.).

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement” or the “Merger”) entered into in April 2011 by and among the Company (a public-reporting, Form 10 shell company at the time), RHI Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company (“MergerCo”), and Radius Health, Inc., a privately-held Delaware corporation (“Former Operating Company”), MergerCo merged with and into the Former Operating Company, with the Former Operating Company remaining as the surviving entity and a wholly-owned subsidiary of the Company.  This transaction is herein referred to as the “Merger”. The Merger was effective as of May 17, 2011, upon the filing of a certificate of merger with the Delaware Secretary of State.  Following the Merger on May 17, 2011, the Company’s Board of Directors approved a transaction pursuant to which the Former Operating Company merged with and into the Company, leaving the Company as the surviving corporation (the “Short-Form Merger”).  As part of the Short-Form Merger, the Company, then named MPM Acquisition Corp., changed its name to Radius Health, Inc. and assumed the operations of the Former Operating Company.

The Company is subject to the risks associated with emerging, technology-oriented companies with a limited operating history, including dependence on key individuals, a developing business model, market acceptance of the Company’s product candidates, competitive product candidates, and the continued ability to obtain adequate financing to fund the Company’s future operations. The Company has an accumulated deficit of $111.9 million through September 30, 2011. The Company has incurred losses and expects to continue to incur additional losses for the foreseeable future. The Company intends to obtain additional equity and/or debt financing in order to meet working capital requirements and to further develop its product candidates. As part of the Merger and Short-Form Merger in May 2011, the Company assumed the Former Operating Company’s agreement with existing and new investors pursuant to which the Former Operating Company received an irrevocable, legally binding commitment for proceeds of $64.3 million from the issuance of shares of Series A-1 Convertible Preferred Stock in three closings. The proceeds from each closing are generally due to the Company upon its written request. The first of the three closings was completed prior to the Merger on May 17, 2011 for gross proceeds of $21.4 million and the Company expects to complete the second and third closings during the remainder of 2011. The Company believes that its existing cash and cash equivalents and the proceeds available from the irrevocable legally binding commitment described above and in Note 4, are sufficient to finance its operations, including its obligations under the Nordic agreement described in Note 14, into the first quarter of 2013.

2. Basis of Presentation

The accompanying unaudited condensed financial statements and the related disclosures of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting and as required by Regulation S-X, Rule 10-01.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (including those which are normal and recurring) considered necessary for a fair presentation of the interim financial information have been included. When preparing financial statements in conformity with GAAP, the Company must make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures at the date of the financial statements. Actual results could differ from those estimates. Additionally, operating results for the three and nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for any other interim period or for the fiscal year ending December 31, 2011. For further information, refer to the financial statements and footnotes included in the Company’s audited financial statements for the year ended December 31, 2010 included on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on May 23, 2011, as amended. The accompanying unaudited condensed financial statements and the related disclosures take into account the Merger and Short-Form Merger transactions.  In addition, all historical share and per share amounts in the financial statements relating to the Former Operating Company have been retroactively adjusted for all periods presented to give effect to the 15:1 reverse stock split of all of the Former Operating Company’s capital stock (the “Reverse Stock Split”), including reclassifying an amount equal to the reduction in par value to additional paid-in-capital, approved by the Former Operating Company’s Board of Directors prior to the Merger on May 17, 2011.

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Merger

As described above, the Company completed a reverse merger transaction with the Former Operating Company on May 17, 2011, pursuant to which the Company changed its name from MPM Acquisition Corp. to Radius Health, Inc. and assumed the operations of the Former Operating Company.

As of the effective time of the Merger (the “Effective Time”), the legal existence of MergerCo ceased and all of the shares of the Former Operating Company’s common stock, par value $0.01 per share, and shares of the Former Operating Company’s preferred stock, par value $0.01 per share, that were outstanding immediately prior to the Merger were cancelled and converted into the right to receive shares of the Company’s common or preferred stock, as applicable.  Each outstanding share of the Former Operating Company common stock outstanding immediately prior to the Effective Time was automatically converted into the right to receive one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and each outstanding share of the Company’s preferred stock outstanding immediately prior to the Effective Time was automatically converted into the right to receive one-tenth of one share of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”) as consideration for the Merger.  The December 31, 2010 financial statements, specifically common stock and additional paid-in-capital, have been adjusted to reflect the change in common stock par value.

The Company assumed all options and warrants of the Former Operating Company outstanding immediately prior to the Effective Time, which became exercisable for shares of the Company’s Common Stock or Preferred Stock, as the case may be.

Contemporaneously with the closing of the Merger, pursuant to the terms of a Redemption Agreement dated April 25, 2011 by and among the Company and its then-current stockholder, the Company completed the repurchase of 5,000,000 shares of Common Stock from its former sole stockholder in consideration of an aggregate of $50,000 (the “Redemption”).  The 5,000,000 shares constituted all of the then issued and outstanding shares of the Company’s capital stock, on a fully-diluted basis, immediately prior to the Merger.

Upon completion of the Merger and the Redemption, the former stockholders of the Former Operating Company held 100% of the outstanding shares of capital stock of the Company.

Pursuant to the Merger, the Company assumed all of the Former Operating Company’s obligations under its existing contracts. In particular, the Company has assumed the rights and obligations of the Former Operating Company under that certain Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of April 25, 2011, as amended, (the “Purchase Agreement”) with that certain investors listed therein (the “Investors”) pursuant to which, among other things, the Company is obligated to issue and sell to the Investors up to an aggregate of 789,553 shares of Series A-1 Convertible Preferred Stock, par value $.0001 per share (the “Series A-1”), each at a purchase price per share of $81.42, to be completed in three closings for cash proceeds of $64.3 million.  The transactions covered by the Purchase Agreement are referred to herein as the “Series A-1 Financing”.  An initial closing was completed on May 17, 2011 by the Former Operating Company prior to the Merger. Upon notice from the Company, the Investors are obligated to purchase, and the Company is obligated to issue, an additional 263,178 shares of Series A-1 at the Stage II Closing in exchange for cash proceeds of $21.4 million and an additional 263,180 shares of Series A-1 at the Stage III Closing in exchange for cash proceeds of $21.4 million. There are no conditions to funding if the Company notifies the Investors of any such closing.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value Measurements

The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets (Level 1), and the lowest priority to unobservable inputs (Level 3). The Company’s financial assets are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy, and its applicability to the Company’s financial assets, are described below:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets.

Level 2—Quoted prices for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

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Level 3—Pricing inputs are unobservable for the asset, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset. Level 3 includes private investments that are supported by little or no market activity.

All of the Company’s financial assets, comprising cash equivalents and marketable securities, are classified as Level 1 and Level 2 assets as of September 30, 2011 and December 31, 2010 (Note 6). Money market funds are valued using quoted market prices with no valuation adjustments applied. Accordingly, these securities are categorized as Level 1. Assets utilizing Level 2 inputs include government agency securities, including direct issuance bonds, and corporate bonds. These assets are valued using third party pricing resources which generally use interest rates and yield curves observable at commonly quoted intervals of similar assets as observable inputs for pricing.

Redeemable Convertible Preferred Stock

Prior to the Series A-1 Financing on May 17, 2011, the carrying value of the Company’s redeemable convertible preferred stock was adjusted by periodic accretions such that the carrying value will equal the redemption amount at the redemption date. The carrying value is also adjusted to reflect dividends that accrue quarterly on the redeemable convertible preferred stock (Note 11). In connection with the recapitalization discussed in Note 4, the Company’s Preferred Stock is no longer redeemable, other than upon a deemed liquidation event, as defined.

Preferred Stock Accounting

The Company accounts for an amendment that adds, deletes or significantly changes a substantive contractual term (e.g., one that is at least reasonably possible of being exercised), or fundamentally changes the nature of the preferred shares as an extinguishment (Note 4).

Financial Instruments Indexed to and Potentially Settled in the Company’s Common stock

The Company evaluates all financial instruments issued in connection with its equity offerings when determining the proper accounting treatment for such instruments in the Company’s financial statements. The Company considers a number of generally accepted accounting principles to determine such treatment and evaluates the features of the instrument to determine the appropriate accounting treatment. The Company utilizes the Black-Scholes method or other appropriate methods to determine the fair value of its derivative financial instruments. Key valuation factors in determining the fair value include, but are not limited to, the current stock price as of the date of measurement, the exercise price, the remaining contractual life, expected volatility for the instrument and the risk-free interest rate. For financial instruments that are determined to be classified as liabilities on the balance sheet, changes in fair value are recorded as a gain or loss in the Company’s Statement of Operations with the corresponding amount recorded as an adjustment to the liability on its Balance Sheet.

Research and Development

The Company accounts for research and development costs by expensing such costs to operations as incurred. Research and development costs primarily consist of personnel costs, outsourced research activities including pre-clinical and clinical trial services and manufacturing services, laboratory supplies, and license fees.

Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are deferred and capitalized. The capitalized amounts will be expensed as the related goods are delivered or the services are performed. If expectations change such that the Company does not expect it will need the goods to be delivered or the services to be rendered, capitalized nonrefundable advance payments would be charged to expense.

Stock-Based Compensation

The Company recognizes, as expense, the grant date fair value of all share-based payments to employees. The Company accounts for transactions in which services are received from non-employees in exchange for equity instruments based on the estimated fair value of such services received or of the equity instruments issued, whichever is more reliably measured. The fair value of unvested non-employee awards are remeasured at each reporting period and expensed over the vesting term of the underlying stock options.

Segment Information

The Company makes operating decisions based on performance of the enterprise as a whole and uses the financial statements for decision making.  The Company operates in one business segment, which focuses on drug discovery and development.

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Net Income (Loss) Per Common Share

Net income (loss) per common share is calculated using the two-class method, which is an earnings allocation formula that determines net income (loss) per share for the holders of the Company’s common shares and participating securities. All series of Preferred Stock, excluding the Former Operating Company’s Series A Convertible Preferred Stock, contain participation rights in any dividend paid by the Company and are deemed to be participating securities. Net income available to common shareholders and participating convertible preferred shares is allocated to each share on an as-converted basis as if all of the earnings for the period had been distributed. The participating securities do not include a contractual obligation to share in losses of the Company and are not included in the calculation of net loss per share in the periods that have a net loss.

Diluted net income per share is computed using the more dilutive of (a) the two-class method, or (b) the if-converted method. The Company allocates net income first to preferred stockholders based on dividend rights and then to common and preferred stockholders based on ownership interests. The weighted-average number of common shares outstanding gives effect to all potentially dilutive common equivalent shares, including outstanding stock options, warrants, and potential issuance of stock upon the issuance of Series A-6 Convertible Preferred Stock (“Series A-6”) as settlement of the liability to Nordic Bioscience (“Nordic”). Common equivalent shares are excluded from the computation of diluted net income (loss) per share if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and income tax basis of assets and liabilities, as well as net operating loss carryforwards, and are measured using the enacted tax laws that will be in effect when the differences reverse. Deferred tax assets are reduced by a valuation allowance to reflect the uncertainty associated with their ultimate realization. The effect on deferred taxes of a change in tax rate is recognized in income or loss in the period that includes the enactment date.

The Company uses judgment to determine the recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Any material interest and penalties related to unrecognized tax benefits are recognized in income tax expense.

Due to uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has recorded a full valuation allowance against otherwise realizable net deferred tax assets as of September 30, 2011 and December 31, 2010.

Comprehensive Income (Loss)

All components of comprehensive income (loss) are required to be disclosed in the condensed financial statements. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions, and other events and circumstances from non-owner sources and consists of net loss and changes in unrealized gains and losses on available-for-sale securities. Comprehensive loss was calculated as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net loss	$(9,424)	$(4,550)	$(32,021)	$(10,341)

Unrealized (loss) gain on marketable securities	—	(3)	3	(18)
Comprehensive loss	$(9,424)	$(4,553)	$(32,018)	$(10,355)

Recently Adopted Accounting Standard

In October 2009, the FASB issued ASU 2009-13. ASU 2009-13 amends existing revenue recognition accounting pronouncements that are currently within the scope of FASB ASC Subtopic 605-25 (previously included within EITF 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”). The consensus to ASU 2009-13 provides accounting principles and application guidance on whether multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. This guidance eliminates the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. EITF 00-21 previously required that the fair value of the undelivered item be the price of the item either sold in a separate transaction between unrelated third parties or the price charged for each item when the item is sold separately by the vendor. Under EITF 00-21, if the fair value of all of the elements in the arrangement was not determinable, then revenue was deferred until all of the items were delivered or fair value was determined. This new approach is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June

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15, 2010. On January 1, 2011, the Company adopted ASU 2009-13 on a prospective basis. The adoption did not have a material impact on the Company’s financial position or results of operations, but could have an impact on how the Company accounts for any future collaboration agreements, should the Company enter into any such agreements in the future.

New Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board issued Accounting Standard Update No. 2011-05, Comprehensive Income (“ASU No. 2011-05”), which will require companies to present the components of net income and other comprehensive income either as one continuous statement or as two consecutive statements. ASU No. 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The update does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. ASU No. 2011-05 is effective for interim and annual periods beginning after December 15, 2011. We do not expect ASU No. 2011-05 to have a material impact on our financial statements or results of operations.

In May 2011, FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 82) —Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”). The amendments in this update will ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. This update is effective prospectively for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted, and the Company is therefore required to adopt this ASU on January 1, 2012. The Company has not completed its review of ASU 2011-04, but it does not expect the adoption to have a material impact on the Company’s results of operations, financial position or cash flows.

4.  Recapitalization

Subsequent to the Reverse Stock Split and prior to the Merger, the Former Operating Company underwent a recapitalization pursuant to which the preferred stock of the Company (Series A Convertible Preferred Stock (“Series A”), Series B Convertible Preferred Stock (“Series B”), and Series C Convertible Preferred Stock (“Series C”), collectively “Old Preferred Stock”) was exchanged for a new series of convertible preferred stock (Series A-2 Convertible Preferred Stock (“Series A-2”), Series A-3 Convertible Preferred Stock (“Series A-3”), Series A-4 Convertible Preferred Stock (“Series A-4”), collectively with Series A-5 Convertible Preferred Stock (“Series A-5”), “New Preferred Stock”) to the extent that the existing stockholder participated in the Series A-1 Financing in an amount at least at the level its Pro Rata Share, as defined in the Purchase Agreement.  According to the amended Articles of Incorporation of the Former Operating Company, stockholders who did not participate in the Series A-1 Financing in an amount at least equal to their Pro Rata Share amount were subject to a forced conversion (the “Forced Conversion”) to common stock, at a rate of 1 share of common stock for every 5 shares of old preferred stock to be so converted. As a result, 21,661 shares of Series A, 177,697 shares of Series B and 314,496 shares of Series C converted into 102,767 shares of the Company’s common stock on May 17, 2011.

The 9,832,133 shares of Series C convertible preferred stock that remained outstanding after the Forced Conversion, were recapitalized and exchanged for 9,832,133 shares of Series A-2, the 1,422,300 shares of Series B convertible preferred stock that remained outstanding after the Forced Conversion, were recapitalized and exchanged for 1,422,300 shares of Series A-3, and the 40,003 shares of Series A convertible preferred stock that remained outstanding after the Forced Conversion, were exchanged for 40,003 shares of Series A-4. All prior dividends that had accrued on the original Series B and Series C Preferred Stock through May 17, 2011 were forfeited by the holders as part of the recapitalization. In addition, the holders of the original Series B and Series C Preferred Stock waived their contingent redemption rights on such shares.

Certain investors participated in the Series A-1 Financing in an amount in excess of their Pro Rata Share amount and as consideration for investing such excess amount, received that number of additional shares of Series A-1 as set forth within the Purchase Agreement.  The Former Operating Company issued 1,327,506 additional shares of Series A-1 in exchange for this additional investment.

In accordance with the Purchase Agreement, the Company received net cash proceeds of $20.7 million as consideration for the issuance of 3,959,351 shares of Series A-1 through September 30, 2011. The issuance of the additional shares did not generate a beneficial conversion feature at the date of issuance or at September 30, 2011.

Subsequent to the recapitalization and financing, pursuant to the Merger, each outstanding share of preferred stock was converted into the right to receive one-tenth of one share of Preferred Stock.  After the recapitalization, Series A-1 and Series A-5 (as described in Note 14) financings and the Merger, the Company had the following shares of preferred stock outstanding at September 30, 2011:

Class	Number of Shares
Series A-1	413,254
Series A-2	983,208
Series A-3	142,227
Series A-4	3,998
Series A-5	6,443

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The Company has accounted for the recapitalization and exchange of the Old Preferred Stock for the New Preferred Stock as an extinguishment of the Old Preferred Stock due to the significance of the changes to the substantive contractual terms of the preferred stock, which included the forfeiture of accrued dividends on the Series A and B, the removal of the contingent redemption feature pursuant to which the Series B and Series C was redeemable at the option of the holder at a future determinable date, and the addition of a mandatory conversion provision to common stock upon the listing of the Company’s Common Stock on a national securities exchange, among other changes. Refer to Note 11 for the rights and preferences on the New Preferred Stock. Accordingly, the Company has recorded the difference between the fair value of the new shares of Preferred Stock issued in the exchange and the carrying value of the old preferred shares as a gain of $60.9 million that was recorded within stockholders’ deficit. The Company allocated $8.2 million to additional paid-in capital to recover the amount of additional paid-in capital that had previously been reduced by dividends accreted on Series B and Series C that was forfeited as part of the recapitalization, and the balance of $52.7 million was recorded to accumulated deficit. The gain on extinguishment is reflected as a preferred stock redemption in the calculation of net income available to common stockholders in accordance with Accounting Standards Codification (“ASC”) 260  Earnings Per Share . The fair value of the Series A-1, Series A-2, Series A-3 and Series A-4 was determined using the probability-weighted expected return method.  (See Note 7)

In connection with the Series A-1 Financing, the Former Operating Company issued to a placement agent, and in the Merger, the Company assumed, a warrant to purchase 818 shares of Series A-1 Preferred Stock. The warrant has an exercise price of $81.42 and expires on May 17, 2016. The warrant is classified as a liability on the Company’s balance sheet and was recorded as a component of the issuance costs related to the Series A-1 Financing. The Company recorded the warrant at a fair value of $35,000, using the Black-Scholes option pricing model. The revaluation of the warrant at September 30, 2011 was not material to the financial statements.

5. Net Income (Loss) Per Share

Basic and diluted net income (loss) per share is calculated as follows:

(In thousands, except share and per	Three months ended September 30,		Nine months ended September 30,
share numbers)	2011	2010	2011	2010
Numerator:
Net loss	$(9,424)	$(4,550)	$(32,021)	$(10,341)
Extinguishment of preferred stock	—	—	60,937	—
Accretion of preferred stock	(2,526)	(3,772)	(8,121)	(9,151)
Earnings attributable to participating preferred stockholders	—	—	(20,082)	—
Earnings (loss) attributable to common stockholders - basic	(11,950)	(8,322)	713	(19,492)
Effect of dilutive convertible preferred stock	—	—	—	—
Earnings (loss) attributable to common stockholders - diluted	$(11,950)	$(8,322)	$713	$(19,492)

Denominator:
Weighted-average number of common shares used in earnings (loss) per share - basic	592,459	320,437	467,488	320,437
Effect of dilutive options to purchase common stock	—	—	416,936	—
Effect of dilutive convertible preferred stock	—	—	2,522,191	—
Weighted-average number of common shares used in earnings (loss) per share - diluted	592,459	320,437	3,406,615	320,437

Earnings (loss) per share - basic	$(20.17)	$(25.97)	$1.53	$(60.83)
Effect of dilutive options to purchase common stock	—	—	(0.72)	—
Effect of dilutive convertible preferred stock	—	—	(0.60)	—
Earnings (loss) per share - diluted	$(20.17)	$(25.97)	$0.21	$(60.83)

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The following potentially dilutive securities, prior to the use of the treasury stock method, have been excluded from the computation of diluted weighted-average shares outstanding, as they would be anti-dilutive:

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Convertible preferred stock	1,607,747	11,808,290	6,666,555	11,808,290
Options to purchase common stock	1,282,165	1,215,845	278,810	1,215,845
Warrants	4,154	1,333	4,154	1,333

6. Marketable Securities

Available-for-sale marketable securities and cash and cash equivalents consist of the following:

	September 30, 2011
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	$291	$—	$—	$291
Money market	19,648	—	—	19,648

Total	$19,939	$—	$—	$19,939

There were no marketable securities at September 30, 2011.

	December 31, 2010
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	$232	$—	$—	$232
Money market	6,452	—	—	6,452
Corporate commercial paper	2,892	—	—	2,892
Corporate debt securities	1,006	—	—	1,006

Total	$10,582	$—	$—	$10,582

Marketable securities:
Corporate debt securities	$5,023	$—	$(3)	$5,020
Corporate commercial paper	2,948	1	—	2,949

Total	$7,971	$1	$(3)	$7,969

There were no debt securities that had been in an unrealized loss position for more than 12 months at September 30, 2011. The Company evaluated the securities for other-than-temporary impairment based on quantitative and qualitative factors, noting none.

7. Fair Value Measurements

The following tables summarize the assets and liabilities measured at fair value on a recurring basis in the accompanying consolidated balance sheet as of September 30, 2011 based on the criteria discussed in Note 3:

	September 30, 2011
(In thousands)	Level 1	Level 2	Level 3	Total

Assets
Cash	$291	$—	$—	$291
Money market	19,648	—	—	19,648
Stock dividend other current asset	—	—	1,541	1,541

	$19,939	$—	$1,541	$21,480

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	September 30, 2011
(In thousands)	Level 1	Level 2	Level 3	Total

Liabilities
Warrant liability	$—	$—	$204	$204
Other liability	—	—	7,306	7,306

	$—	$—	$7,510	$7,510

Fair value for Level 1 is based on quoted market prices. Fair value for Level 2 is based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets. Inputs are obtained from various sources including market participants, dealers and brokers.

The warrant liability represents the liability for the warrants issued to the placement agent (Note 4) and to the lenders in connection with the Loan and Security Agreement (Note 10). The warrant liability is calculated using the Black-Scholes option pricing method.  This method of valuation includes using inputs such as the valuation of the Company’s various classes of preferred stock, historical volatility, the term of the warrant and risk free interest rates. The fair value of the Company’s shares of common and preferred stock was estimated using the probability-weighted expected return method, or PWERM, which considers the value of preferred and common stock based upon analysis of the future values for equity assuming various future outcomes. Accordingly, share value is based upon the probability-weighted present value of expected future net cash flows, considering each of the possible future events, as well as the rights and preferences of each share class. PWERM is complex as it requires numerous assumptions relating to potential future outcomes of equity, hence, the use of this method can be applied:  (i) when possible future outcomes can be predicted with reasonable certainty; and (ii) when there is a complex capital structure (i.e., several classes of preferred and common stock). The Company had previously used the Option-pricing method to value its common stock. The Option-pricing method treats common stock and preferred stock as call options on the enterprise’s value, with exercise prices based on the liquidation preference of the preferred stock. The Company utilized the PWERM approach in its most recent valuation based on the Company’s expectations regarding the time to becoming a listed, publicly-traded entity as well as the recent Series A-1 financing and the initiation of the BA058 Injection Phase 3 study that resolved sufficient uncertainty regarding a discrete range of outcomes that could be identified and evaluated. As such the valuation of the warrant liability was determined to be a Level 3 valuation.

The other liability represents the liability to issue shares of Series A-6 to Nordic for services rendered in connection with the Company’s Phase 3 clinical study of BA058 Injection (Note 14). The liability is calculated based upon the number of shares earned by Nordic through the performance of clinical trial services multiplied by the estimated fair value of the Company’s Series A-6 at each reporting date. The estimated fair value of the Series A-6 is determined using the PWERM method described above.

The following table provides a roll forward of the fair value of the assets, where fair value is determined by Level 3 inputs:

(In thousands)
Balance at January 1, 2011	$—
Additions	1,632
Change in fair value	(91)

Balance at September 30, 2011	$1,541

The following table provides a roll forward of the fair value of the liabilities, where fair value is determined by Level 3 inputs:

(In thousands)
Balance at January 1, 2011	$—
Additions	7,291
Change in fair value	219

Balance at September 30, 2011	$7,510

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8. Accrued Expenses

Accrued expenses consist of the following:

(In thousands)	September 30, 2011	December 31, 2010

Research costs	$1,653	$1,913
Payroll and employee benefits	367	473
Professional fees	602	243
Vacation	79	79
Restructuring	—	63
Accrued interest on notes payable	86	—

Total accrued expenses	$2,787	$2,771

9. Commitments

In September 2010, the Company recorded restructuring charges of $0.2 million related to lease termination costs associated with vacating its laboratory space. The restructuring liability is included in accrued expenses in the balance sheet at December 31, 2010. All remaining payments were made by February 28, 2011.

The following table displays the restructuring activity and liability balances:

(In thousands)
Balance at December 31, 2010	$63
Payments	(63)

Balance at September 30, 2011	$—

On January 14, 2011, the Company signed a sublease agreement for office space in Cambridge, Massachusetts that expired on July 31, 2011. Monthly rental payments under this sublease were $9,000 and the Company moved into the new space in February 2011. On July 15, 2011, the Company entered into an operating lease agreement to remain in the same Cambridge, Massachusetts location. The term of the lease is August 1, 2011 through July 31, 2014. Monthly rental payments under the new lease are approximately $15,000 for the first 12 months and approximately $16,000 for the 24 months thereafter.

10. Loan and Security Agreement

On May 23, 2011, the Company entered into a loan and security agreement (the “Loan and Security Agreement”) with Oxford Finance Corporation and General Electric Capital Corporation (collectively, the “Lender”) pursuant to which the Lender agreed to lend the Company up to $25.0 million. Upon entering into the Loan and Security Agreement, the Company borrowed $6.3 million from the Lender (“Term Loan A”). Under the terms of the Loan and Security Agreement, the Company may, in its sole discretion, borrow from the Lender up to an additional $6.3 million, at any time on or before November 22, 2011 (“Term Loan B”) and up to an additional $12.5 million, at any time on or before May 22, 2012 (“Term Loan C”, collectively with Term Loan A and Term Loan B, the “Term Loans”). The Company’s obligations under the Loan and Security Agreement are secured by a first priority security interest in substantially all of the assets of the Company.

The Company is required to pay interest on Term Loan A on a monthly basis through and including December 1, 2011. Beginning December 1, 2011 through the maturity of Term Loan A on November 22, 2014, the Company will be required to make payments of outstanding principal and interest on Term Loan A in 36 equal monthly installments. Interest is payable on Term Loan A at an annual interest rate of 10%. If the Company enters into Term Loan B or Term Loan C, interest on each term loan will accrue at an annual fixed rate equal to greater of (i) 10% or (ii) the sum of (a) the three year Treasury Rate as published the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates”, plus (b) 9.19%.  Payments due under Term Loan B or Term Loan C, if borrowed, are interest only, payable monthly, in arrears, for six months following the funding of each term loan, and will consist of 36 and 30 payments of principal and interest, respectively, which are payable monthly, in arrears, and all unpaid principal and accrued and unpaid interest on Term Loan B or Term Loan C would be due and payable 42 months after the funding of any each term loan.

Upon the last payment date of the amounts borrowed under the Loan and Security Agreement, whether on the maturity date of one of the Term Loans, on the date of any prepayment or on the date of acceleration in the event of a default, the Company will be

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required to pay the Lender a final payment fee equal to 3.5% of any of the Term Loans borrowed. In addition, if the Company repays all or a portion of the Term Loans prior to maturity, it will pay the Lender a prepayment fee of 3% of the total amount prepaid if the prepayment occurs prior to the first anniversary of the funding of the relevant Term Loan, 2% of the total amount prepaid if the prepayment occurs between the first and second anniversary of the funding of the relevant Term Loan, and 1% of the total amount prepaid if the prepayment occurs on or after the second anniversary of the funding of the relevant Term Loan.

Upon the occurrence of an event of default, including payment defaults, breaches of covenants, a material adverse change in the collateral, the Company’s business, operations or condition (financial or otherwise) and certain levies, attachments and other restraints on the Company’s business, the interest rate will be increased by five percentage points and all outstanding obligations will become immediately due and payable. The Loan and Security Agreement also contains a subjective acceleration clause, which provides the Lender the ability to demand repayment of the loan early upon a material adverse change, as defined. The portion of the Term Loan A that is not due within 12 months of September 30, 2011 has been classified as long-term, as the Company believes a material adverse change is remote.

In connection with the Loan and Security Agreement, the Company issued to the Lender a warrant to purchase 3,070 shares of the Company’s Series A-1 Preferred Stock (the “Warrant”). The Warrant is exercisable, in whole or in part, immediately, and has a per share exercise price of $81.42 and may be exercised on a cashless basis. The Warrant expires on May 23, 2021.  The exercise price may be adjusted in the event the Company issues shares of the Series A-1 at a price lower than $81.42 per share.  The warrant is classified as a liability in the Company’s balance sheet and will be remeasured at its estimated fair value at each reporting period.  The changes in fair value are recorded as other income (expense) in the Statement of Operations.

The initial fair value of the Warrant issued in connection with Term Loan A was $0.2 million and was recorded as a discount to Term Loan A.  The fair value of the warrant at September 30, 2011 was $0.2 million.  The Company also paid the Lender a facility fee of $0.3 million and reimbursed the Lender certain costs associated with the Loan and Security Agreement of $0.1 million, both of which were also recorded as a discount to Term Loan A. The discount is being amortized to interest expense over the 42 month period that Term Loan A is outstanding using the effective interest method.

Future principal payments under the Loan and Security Agreement at September 30, 2011, are as follows:

(In thousands)
2011	$156
2012	1,875
2013	1,875
2014	2,344

Total	$6,250

11. Convertible Preferred Stock

The rights, preferences, and privileges of the Series A-1, Series A-2, Series A-3, Series A-4, Series A-5 and Series A-6 are as follows:

Conversion

Each preferred stockholder has the right, at their option at any time, to convert any such shares of Preferred Stock into such number of fully paid shares as is determined by dividing the original purchase price of $81.42 by the conversion price (“Optional Conversion”). The conversion price of the Preferred Stock as of September 30, 2011 was $8.142 per share (the “Conversion Price”), which represents a conversion ratio of one share of Preferred Stock into ten shares of Common Stock.  Upon the Optional Conversion, the holder of the converted Preferred Stock is entitled to payment of all accrued, whether or not declared, but unpaid dividend in shares of the Common Stock of the Company at the then effective conversion price of shares of Preferred Stock.

In the event an investor does not timely and completely fulfill their future funding obligations as defined in the Purchase Agreement (as described in Note 3) (i) the shares of Preferred Stock then held by the investor automatically convert into shares of the Company’s common stock at a rate of one share of common stock for every ten shares of Preferred Stock to be converted and (ii) the Company has the right to repurchase all of the shares of Common Stock issued upon conversion at a purchase price equal to the par value of the repurchased shares of Common Stock (“Subsequent Closing Adjustment”). Upon a Subsequent Closing Adjustment, the holder of the converted Preferred Stock is entitled to payment of any declared, accrued, but unpaid dividends in shares of the Common Stock of the Company.

Each share of Preferred Stock is automatically convertible into fully paid and non-assessable shares of Common Stock at the applicable Conversion Price then in effect upon (i) a vote of the holders of at least 70% of the outstanding shares of Series A-1,

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Series A-2 and Series A-3 to convert all shares of Preferred Stock or (ii) the Common Stock becoming listed for trading on a national stock exchange (“Special Mandatory Conversion”). Upon a Special Mandatory Conversion, all accrued, whether or not declared, but unpaid dividends shall be paid in cash or shares at the discretion of the Company’s Board of Directors, at the then effective conversion price of shares of Preferred Stock.

Redemption

The shares of Preferred Stock are not currently redeemable.

Dividends

Holders of shares of Series A-1 are entitled to receive dividends at a rate of 8% per annum, compounding annually, which accrue on a quarterly basis commencing on the date of issuance of the shares of Series A-1. Dividends are payable, as accrued, upon liquidation, event of sale, and conversion to common stock as described above. The holders of shares of Series A-1 are also entitled to dividends declared or paid on any shares of Common Stock.

Following payment in full of required dividends to the holders of Series A-1, holders of Series A-2 are entitled to receive dividends at a rate of 8% per annum, compounding annually, which accrue on a quarterly basis commencing on the date of issuance of the shares of Series A-2. Dividends are payable, as accrued, upon liquidation, event of sale, and conversion to common stock as described above. The holders of shares of Series A-2 are also entitled to dividends declared or paid on any shares of Common Stock.

Following payment in full of required dividends to the holders of Series A-1 and Series A-2, holders of Series A-3 are entitled to receive dividends at a rate of 8% per annum, compounding annually, which accrue on a quarterly basis commencing on the date of issuance of the shares of Series A-3. Holders of Series A-5 are entitled to receive the Series A-5 Accruing Dividend paid in shares of Series A-6 as described in Note 14.  Holders of shares of Series A-6 are entitled to receive dividends on shares of Series A-6, when and if declared by the Board of Directors at a rate to be determined by the Board of Directors.  Dividends are payable, as accrued, upon liquidation, event of sale and conversion to Common Stock as described above. The holders of shares of Series A-3, A-5 and A-6 are also entitled to dividends declared or paid on any shares of Common Stock.

Following payment in full of required dividends to the holders of Series A-1, Series A-2, Series A-3, and Series A-5, holders of Series A-4 are entitled to receive dividends on shares of Series A-4, when and if declared by the Board of Directors at a rate to be determined by the Board of Directors. Dividends are payable, as accrued, upon liquidation, event of sale, and conversion to Common Stock as described above. The holders of shares of Series A-4 are also entitled to dividends declared or paid on any shares of Common Stock.

Dividends on the Preferred Stock are payable, at the sole discretion of the Board of Directors, in cash or in shares of the Company’s common stock, when and if declared by the Board of Directors, upon liquidation or upon an event of sale at the current market price of shares of common stock. Upon conversion, dividends are payable in shares of the common stock at the then effective conversion price of shares of Preferred Stock.

The Company has accrued dividends of $1.0 million, $2.4 million and $0.4 million on Series A-1, A-2 and A-3, respectively, as of September 30, 2011.

Voting

The preferred stockholders are entitled to vote together with the holders of the Common Stock as one class on an as-if converted basis.

In addition, as long as the shares of Series A-1 are outstanding, the holders of Series A-1, voting as a separate class, have the right to elect two members of the Company’s Board of Directors.

Liquidation

The shares of Series A-1 rank senior to all other classes of Preferred Stock. Series A-2 ranks junior to Series A-1 and senior to Series A-3, Series A-4, Series A-5 and Series A-6.  Series A-3, Series A-5 and Series A-6 rank equally but junior to Series A-1 and Series A-2 and senior to Series A-4. Series A-4 ranks senior to the Company’s Common Stock.

In the event of a liquidation, dissolution, or winding-up of the Company, the holders of the Series A-1 are entitled to be paid first out of the assets available for distribution, before any payment is made to the Series A-2, Series A-3, Series A-4, Series A-5 and Series A-6. Payment to the holders of Series A-1 shall consist of the original issuance price of $81.42, plus all accrued but unpaid dividends. After the distribution to the holders Series A-1, the holders of Series A-2, will be entitled to receive an amount per share

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equal to the original purchase price per share of $81.42, plus any accrued but unpaid dividends. After the distribution to the holders Series A-1 and Series A-2, the holders of Series A-3, Series A-5 and Series A-6, will be entitled to receive an amount per share equal to the original purchase price per share of $81.42, plus any accrued but unpaid or declared and unpaid dividends, as appropriate. After the distribution to the holders Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6, the holders of Series A-4 will be entitled to receive an amount per share equal to the original purchase price per share of $81.42, plus any declared and unpaid dividends. If the assets of the Company are insufficient to pay the full preferential amounts to the holders of Series A-1, the assets will be distributed ratably among the holders of Series A-1 in proportion to their aggregate liquidation preference amounts. If the assets of the Company are insufficient to pay the full preferential amounts to the holders of Series A-2, the assets will be distributed ratably among the holders of Series A-2 in proportion to their aggregate liquidation preference amounts. If the assets of the Company are insufficient to pay the full preferential amounts to the holders of Series A-3, Series A-5 and Series A-6, the assets will be distributed ratably among the holders of Series A-3, Series A-5 and Series A-6 in proportion to their aggregate liquidation preference amounts. If the assets of the Company are insufficient to pay the full preferential amounts to the holders of Series A-4, the assets will be distributed ratably among the holders of Series A-4 in proportion to their aggregate liquidation preference amounts. After all liquidation preference payments have been made to the holders of the Preferred Stock, the holders of the Preferred Stock shall participate in the distribution of the remaining assets with the holders of the Company’s Common Stock on an as-if converted basis.

In the event of, and simultaneously with, the closing of an event of sale of the Company (as defined in the Company’s Amended Articles of Incorporation), the Company shall redeem all of the shares of Series A-1, Series A-2, Series A-3, Series A-4, Series A-5 and Series A-6 then outstanding at the Special Liquidation Price, as defined. If the event of sale involves consideration other than cash, the Special Liquidation Price may be paid with such consideration having a value equal to the Special Liquidation Price. The Special Liquidation Price shall be equal to an amount per share, which would be received by each Preferred Stockholder if, in connection with the event of sale, all the consideration paid in exchange for the assets or the shares of capital stock of the Company was actually paid to and received by the Company, and the Company was immediately liquidated thereafter and its assets distributed pursuant to the liquidation terms above.

Registration Rights

In accordance with the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the registration of at least 85% of the outstanding shares of the Preferred Stock within 60 days of the closing of the Merger. Pursuant to the terms of the Stockholders Agreement, if the registration statement is not filed within 60 days of the closing of the Merger or if the registration statement has not been declared effective by the SEC at the later of (i) 90 days after the closing date of the Merger or (ii) in the event the SEC reviews the registration statement and has comments, 180 days after the closing of the Merger, the Company will be required pay liquidated damages on a monthly basis equal to 1% of the aggregate purchase price paid by the holders of the Preferred Stock. The total amount of liquidated damages will be limited to 16% of the aggregate purchase price paid by the holders of the Preferred Stock.

12. Stock-based Compensation

2003 Long-Term Incentive Plan

The 2003 Long-Term Incentive Plan (the “Incentive Plan”) provides for the granting of incentive stock options, nonqualified options and stock grants to key employees and consultants of the Company. The exercise price of the incentive stock options, as determined by the Board of Directors, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company’s common stock) of the common stock fair value as of the date of the grant. The provisions of the Incentive Plan limit the exercise of incentive stock options, but in no case may the exercise period extend beyond ten years from the date of grant (five years in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company’s common stock). Stock options generally vest over a four-year period. The Company has authorized 2,015,666 shares of common stock for issuance under the Incentive Plan.

A summary of stock option activity is as follows:

(In thousands, except for per share amounts)	Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Life (In Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2010	1,462	$1.20	7.28	$2,992
Granted	—	—
Exercised	(167)	0.92
Cancelled	(13)	1.35

Options outstanding at September 30, 2011	1,282	1.20	6.47	2,583

Options exercisable at September 30, 2011	1,053	1.18	5.98	2,149

Options vested or expected to vest at September 30, 2011	1,274	$1.20	6.47	$2,568

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The total grant-date fair value of stock options that vested during the three- and nine-month periods ended September 30, 2011 was approximately $61,000 and $147,000, respectively. The aggregate intrinsic value of options that vested during the three- and nine-month periods ended September 30, 2011 was approximately $218,000 and $421,000, respectively.

As of September 30, 2011, there was approximately $19,000 of total unrecognized compensation expense related to unvested employee share-based compensation arrangements, which is expected to be recognized over a weighted-average period of approximately 0.6 years, respectively.

During 2009 and 2010, the Company’s Board of Directors granted 1,666 and 10,000 stock options, respectively, to a Scientific Advisory Board member of the Company. There were no stock options granted in the three- and nine-month periods ended September 30, 2011. The Company records stock-based compensation expense for such options as they vest, and remeasures the fair value of the options at each reporting period. During the three- and nine-month periods ended September 30, 2011, the Company recorded approximately $18,000 and $57,000 of stock-based compensation expense, respectively.

13. License Agreements

On September 27, 2005, the Company entered into a license agreement (the “Ipsen Agreement”), as amended, with SCRAS S.A.S, a French corporation on behalf of itself and its affiliates (collectively, “Ipsen”). Under the Ipsen Agreement, Ipsen granted to the Company an exclusive right and license under certain Ipsen compound technology and related patents to research, develop, manufacture and commercialize certain compounds and related products in all countries, except Japan and (subject to certain co-marketing and co-promotion rights retained by Ipsen) France. With respect to France, if Ipsen exercises its co-marketing and co-promotion rights then Ipsen may elect to receive a percentage of the aggregate revenue from the sale of products by both parties in France (subject to a mid-double digit percentage cap) and Ipsen shall bear a corresponding percentage of the costs and expenses incurred by both parties with respect to such marketing and promotion efforts in France; Ipsen shall also pay Radius a mid-single digit royalty on Ipsen’s allocable portion of aggregate revenue from the sale of products by both parties in France. BA058 (the Company’s bone growth drug) is subject to the Ipsen Agreement. Ipsen also granted the Company an exclusive right and license under the Ipsen compound technology and related patents to make and have made compounds or product in Japan. Ipsen also granted the Company an exclusive right and license under certain Ipsen formulation technology and related patents solely for purposes of enabling the Company to develop, manufacture and commercialize compounds and products covered by the compound technology license in all countries, except Japan and (subject to certain co-marketing and pro-promotion rights retained by Ipsen) France. In consideration for these licenses, the Company made a nonrefundable, non-creditable payment of $0.3 million to Ipsen, which was expensed during 2005. The Ipsen Agreement provides for further payments in the range of €10,000,000 to €36,000,000  to Ipsen upon the achievement of certain development and commercialization milestones specified in the Ipsen Agreement, and for the payment of fixed 5% royalties on net sales of any product by the Company or our sublicensees on a country-by-country basis until the later of the last to expire of the licensed patents or for a period of 10 years after the first commercial sale in such country of any product that includes the compound licensed from Ipsen or any analog thereof.

If the Company sublicenses the rights licensed from Ipsen, then the Company will also be required to pay Ipsen a percentage of certain payments received from such sublicensee (in lieu of milestone payments not achieved at the time of such sublicense). The applicable percentage is in the low double digit range. In addition, if we or our sublicensees commercialize a product that includes a compound discovered by us based on or derived from confidential Ipsen know-how, we will be obligated to pay to Ipsen a fixed low single digit royalty on net sales of such product on a country-by-country basis until the later of the last to expire of our patents that cover such product or for a period of 10 years after the first commercial sale of such product in such country. In connection with the Ipsen Agreement, the Company recorded approximately $0.4 million, $0.6 million, $0.7 million, and $0.6 million in research and developments costs in the three-month periods ended September 30, 2011 and 2010, and the nine-month periods ended September 30, 2011 and 2010, respectively. The costs were incurred by Ipsen and charged to the Company for the manufacture of the clinical supply of the licensed compound.

On May 11, 2011, the Company entered into a second amendment to the Ipsen Agreement pursuant to which Ipsen agreed to accept shares of Series A-1 in lieu of cash as consideration for a milestone payment due to Ipsen following the initiation of the first BA058 Phase 3 study. The number of shares of Series A-1 to be issued to Ipsen was determined based upon the U.S. dollar exchange rate for the euro two business days prior to closing. On May 17, 2011, the Company issued 17,326 shares of Series A-1 to Ipsen to settle the obligation.  Accordingly, the Company recorded research and development expense of $1.4 million during the three-month period ended June 30, 2011. The expense represents the fair value of the Series A-1 shares of $81.42 per share.

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14. Research Agreements

The Company entered into a letter of intent with Nordic (the “Letter of Intent”) on September 3, 2010, pursuant to which it funded preparatory work by Nordic in respect of a Phase 3 clinical study of BA058 Injection. The Letter of Intent was extended on December 15, 2010 and on January 31, 2011.  On March 29, 2011, the Company and Nordic entered into a Clinical Trial Services Agreement, a Work Statement NB-1 (the “Work Statement”) under such Clinical Trial Services Agreement and a related Stock Issuance Agreement. Pursuant to the Work Statement, Nordic is managing the Phase 3 clinical study (the “Clinical Study”) of BA058 Injection and Nordic will be compensated for such services in a combination of cash and shares of Series A-6.

Pursuant to the Work Statement, the Company is required to make certain per patient payments denominated in both euros and U.S. dollars for each patient enrolled in the Clinical Study followed by monthly payments for the duration of the study and final payments in two equal euro-denominated installments and two equal U.S. Dollar-denominated installments. Changes to the Clinical Study schedule may alter the timing, but not the aggregate amounts, of the payments. The Work Statement provides for a total of 33.9 million of euro-denominated payments and 4.9 million of U.S. Dollar-denominated payments over the course of the Clinical Study.

Pursuant to the Stock Issuance Agreement, Nordic agreed to purchase the equivalent of €0.4 million of Series A-5 Preferred Stock at $8.142 per share. 64,430 shares of Series A-5 were issued to Nordic on May 17, 2011, which generated proceeds of $0.5 million to the Company.  These shares were exchanged in the Merger for an aggregate of 6,443 shares of Series A-5 through a reverse stock split.

The Stock Issuance Agreement provides that Nordic is entitled to receive quarterly stock dividends, payable in shares of Series A-6, having an aggregate value of up to €36.8 million (the “Series A-5 Accruing Dividend”). This right to receive the Series A-5 Accruing Dividend is non-transferrable and will remain with Nordic in the event it sells the shares of Series A-5 or in the event the shares of Series A-5 are converted into common stock in accordance with the Company’s amended Articles of Incorporation.

The Series A-5 Accruing Dividend is determined based upon the estimated period that will be required to complete the Clinical Study. On the last Business Day of each calendar quarter (each, an “Accrual Date”), beginning with the quarter ended June 30, 2011, the Company has a liability to issue shares of Series A-6 to Nordic that is referred to as the Applicable Quarterly Amount and is equal to (A) €36.8 million minus the aggregate value of any prior Series A-5 Accruing Dividend accrued divided by (B) the number of calendar quarters it will take to complete the Clinical Study.  To calculate the aggregate number of shares of Series A-6 due to Nordic in each calendar quarter, the Company converts the portion of €36.8 million to accrue in such calendar quarter into U.S. dollars using the simple average of the exchange rate for buying U.S. dollars with euros for all Mondays in such calendar quarter. The Company then calculates the aggregate number of shares of Series A-6 to accrue in such calendar quarter by dividing the U.S. dollar equivalent of the Applicable Quarterly Amount, by the fair market value as of the applicable Accrual Date, and rounding down the resulting quotient to the nearest whole number. Such shares due to Nordic will be issued when declared or paid by the Company’s Board of Directors, who are required to do so upon Nordic’s request, or upon an event of sale. As of September 30, 2011, 115,974 shares of Series A-6 are due to Nordic.

Prior to the issuance of shares of Series A-6 to Nordic, the liability to issue shares of Series A-6 will be accounted for as a liability in the Company’s Balance Sheet. As of September 30, 2011, the fair value of the liability was $7.3 million based upon the fair value of the Series A-6 as determined using PWERM. Changes in the value from the date of accrual to the date of issuance of the shares are recorded as a gain or loss in other income (expense) in the Statement of Operations.

The Company recognizes research and development expense for the amounts due to Nordic under the Work Statement ratably over the estimated per patient treatment period beginning upon enrollment in the Clinical Study, or a twenty-month period. The Company recorded $10.6 million of research and development expense in the nine-month period ended September 30, 2011 reflecting costs incurred for preparatory and other start-up costs to initiate the Clinical Study in April 2011. The Company recorded an additional $2.0 million of research and development expense in the nine-month period ended September 30, 2011 for per patient costs incurred for patients that had enrolled in the Clinical Study as of September 30, 2011.  As of September 30, 2011, in addition to the $7.3 million liability that is reflected in other liabilities on the Balance Sheet that will be settled in shares of Series A-6, as noted above, the Company has an asset resulting from payments to Nordic of approximately $3.2 million that is included in prepaid expenses on the Balance Sheet.

The Company is also responsible for certain pass through costs in connection with the Clinical Study.  Pass through costs are expensed as incurred or upon delivery. The Company recognized research and development expense of $2.5 million and $4.9 million for pass through costs in the three- and nine-month periods ended September 30, 2011, respectively.

15. Subsequent Event

As discussed in Note 1 and Note 2, the Company is obligated to issue and sell 789,553 additional shares of Series A-1 in two

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stages. On October 26, 2011, the Company initiated the Stage II Closing of the Series A-1 Financing. Investors were notified by the Company of the Stage II Closing, which will occur on November 18, 2011. At the closing, the Company will issue 263,178 shares of Series A-1 each at a purchase price per share of $81.42, totaling cash proceeds of $21.4 million.

Item 2. Management’s Discussion and Analysis of Financial Condition and results of Operation

Cautionary Statement

This Quarterly Report on Form 10-Q, including the information incorporated by reference herein, contains, in addition to historical information, forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “continue,” “should,” “would,” “could,” “potentially,” “will,” “may” or similar words and expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this Quarterly Report on Form 10-Q may include, among other things, statements about:

•the progress of, timing of and amount of expenses associated with our research, development and commercialization activities;

•the success of our clinical studies for our product candidates;

•our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

•our expectations regarding federal, state and foreign regulatory requirements;

•the therapeutic benefits and effectiveness of our product candidates;

•the safety profile and related adverse events of our product candidates;

•our ability to manufacture sufficient amounts of BA058, RAD1901, and RAD140 for commercialization activities with target characteristics;

•our plans with respect to collaborations and licenses related to the development, manufacture or sale of our product candidates;

•our expectations as to future financial performance, expense levels and liquidity sources;

•our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

•anticipated trends and challenges in our potential markets;

•our ability to attract and motivate key personnel; and

•other factors discussed elsewhere in this Quarterly Report on Form 10-Q.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include our financial performance, our ability to attract and retain customers, our development activities and those factors we discuss in this Quarterly Report on Form 10-Q and in our Current Report on Form 8-K filed with the SEC on May 23, 2011 and amended on July 20, 2011 under the caption “Risk Factors.” You should read these factors and the other cautionary statements made in this Quarterly Report on Form 10-Q as being applicable to all related forward-looking statements wherever they appear in this Quarterly Report on Form 10-Q. These risk factors are not exhaustive and other sections of this Quarterly Report on Form 10-Q may include additional factors which could adversely impact our business and financial performance.

You should read the following discussion of our financial condition and results of operations in conjunction with our financial statements and related notes set forth in this report. Unless the context otherwise requires, “we,”, “our,” “us” and similar expressions used in this Management’s Discussion and Analysis of Financial Condition and Results of Operation section refer to Radius Health, Inc., a Delaware corporation (“Radius”).

Overview

We are a pharmaceutical company focused on acquiring and developing new therapeutics for the treatment of osteoporosis

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and other women’s health conditions. We have three product candidates in development, the most advanced is BA058 Injection that has begun dosing of patients in a pivotal Phase 3 clinical study for the prevention of fractures in women suffering from osteoporosis. We are also developing the BA058 Microneedle Patch, a short wear time, transdermal form of BA058 that is based on a microneedle technology from 3M that is currently being studied in a Phase 1b clinical study. We believe that the BA058 Microneedle Patch may eliminate the need for injections and lead to better treatment compliance for patients. Our second clinical stage product candidate is RAD1901 which has completed an initial Phase 2 clinical study for the treatment of vasomotor symptoms, commonly known as hot flashes, in women entering menopause. Our third product candidate, RAD140, in pre-IND discovery, is a potential treatment for age-related muscle loss, frailty, weight loss associated with cancer cachexia and osteoporosis.

BA058 is a novel synthetic peptide analog of Parathyroid hormone-related peptide (hPTHrP) being developed by us as a bone anabolic treatment for osteoporosis. hPTHrP is a critical cytokine for the regulation of bone formation, able to rebuild bone with low associated risk of inducing hypercalcemia as a side-effect. In August 2009, we announced positive Phase 2 data that showed BA058 Injection produced faster and greater bone mineral density (BMD) increases at the spine and the hip after 6 months and 12 months of treatment than did Forteo®, which was a comparator in our study. Key findings were that the highest dose of BA058 tested of 80 µg increased mean lumbar spine BMD at 6 and 12 months by 6.7% and 12.9% compared to the increases seen with Forteo® trial arms of 5.5% and 8.6%, respectively. BA058 also produced increases in mean femoral neck BMD at the hip at 6 and 12 months of 3.1% and 4.1% compared to increases for Forteo® of 1.1% and 2.2%, respectively. We believe there to be a strong correlation between an increased level of BMD and a reduction in the risk of fracture for patients with osteoporosis. BA058 was generally safe and well tolerated in this study, with adverse events similar between the BA058, placebo and Forteo® groups. In addition, the occurrence of hypercalcemia as a side-effect was half that seen with Forteo® for the 80 µg dose of BA058. In April 2011, we began dosing of patients in a pivotal Phase 3 clinical study managed by Nordic and expect to report top-line data from this study in the first quarter of 2014. Our planned Phase 3 study will enroll a total of 2,400 patients to be randomized equally to receive daily doses of one of the following: 80 micrograms (µg) of BA058, a matching placebo, or the approved dose of 20 µg of Forteo® for 18 months. The study is powered to show that BA058 is superior to (i) placebo for fracture and (ii) Forteo® for greater BMD improvement at major skeletal sites and for a lower occurrence of hypercalcemia, a condition in which the calcium level in a patient’s blood is above normal.

On May 17, 2011, the Merger and the Short-Form Merger were consummated whereby we, then a public shell company, was merged with the Former Operating Company. Our efforts and resources are focused primarily on acquiring and developing BA058 and our other pharmaceutical product candidates, raising capital and recruiting personnel. We have no product sales to date and we will not receive any product sales until we receive approval for BA058 Injection from the FDA, or equivalent foreign regulatory bodies. However, developing pharmaceutical products is a lengthy and very expensive process. Assuming we do not encounter any unforeseen delays during the course of developing BA058, we do not expect to complete development and file for marketing approval in the United States for BA058 Injection and BA058 Microneedle Patch until approximately late 2014 and 2016, respectively. Accordingly, our success depends not only on the safety and efficacy of BA058, but also on our ability to finance the development of these products, which will require substantial additional funding to complete development and file for marketing approval. Our ability to raise this additional financing will depend on our ability to execute on the BA058 development plan, complete patient enrollment in clinical studies in a timely fashion, manage and coordinate on a cost-effective basis all the required components of the BA058 Injection NDA package and scale-up the BA058 Microneedle Patch manufacturing capacity, as well as overall capital market conditions for development-stage companies.

In addition, we currently have no sales, marketing or distribution capabilities and thus our ability to market BA058 will depend in part on our ability to enter into and maintain collaborative relationships for such capabilities, the collaborator’s strategic interest in the products under development and such collaborator’s ability to successfully market and sell any such products. Our ability to secure a collaborator for BA058 will depend on the strength of our clinical data. However, we believe that there are certain favorable trends that will interest third parties to collaborate on BA058 including, increasing prevalence of osteoporosis due to an increase in the elderly population in most developed countries, increased availability and reimbursement of diagnostic facilities, growing physician and patient awareness regarding the importance of treating osteoporosis, and concerns regarding the long term safety profiles of the bisphosphonates prompting physicians to be interested in new therapies for osteoporosis. We are also evaluating strategic alternatives with respect to collaborating with third parties for the future development of RAD1901 and RAD140. Our ability to further develop these product candidates will be dependent upon the outcome of our collaboration strategy.

Recent Developments

At the effective time of the Merger (the “Effective Time”), all of the shares of the Former Operating Company’s common and preferred stock, par value $.01 per share, that were outstanding immediately prior to the Merger were cancelled and automatically converted into the right to receive one share of our Common Stock and the right to receive one-tenth of one share of our corresponding series of our Preferred Stock as consideration for the Merger. In the Merger, we assumed all options and warrants of the Former Operating Company outstanding immediately prior to the Effective Time. Prior to the Merger, pursuant to the terms of a Redemption Agreement dated April 25, 2011, we completed the repurchase of all of our capital stock issued and outstanding immediately prior to the Merger. Upon completion of the Merger and the Redemption, the former stockholders of the Former

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Operating Company held 100% of the outstanding shares of our capital stock. Pursuant to the Merger, we assumed all of the Former Operating Company’s obligations under its existing contracts, including those filed herewith as material contracts. In particular, we assumed the rights and obligations of the Former Operating Company under that certain Purchase Agreement pursuant to which, among other things, Company agreed to issue and sell to the Investors up to an aggregate of 7,895,535 shares of Series A-1, to be completed in three closings (as described above in the notes to our unaudited condensed financial statements included in this Quarterly Report on Form 10-Q).  Upon notice from the Company, the Investors are obligated to purchase, and we are obligated to issue, 263,178 shares of our Series A-1 at the Stage II Closing and 263,180 shares of our Series A-1 at the Stage III Closing, each at a purchase price per share of $81.42. There are no conditions to funding if we notify the Investors of any such closing. As a final step in the reverse merger process, the Company completed a short-form merger with the Former Operating Company and changed its name to “Radius Health, Inc.”

Financial Overview

Research and Development Expenses

Research and development expenses consist primarily of salaries and related personnel costs, fees paid to consultants and outside service providers for regulatory and quality assurance support, licensing of drug compounds, and other expenses relating to the manufacture, development, testing and enhancement of our product candidates. We expense our research and development cost as they are incurred.

Our lead product candidate is BA058 and it represents the largest portion of our research and development expenses for our product candidates. BA058 is a novel synthetic peptide analog of hPTHrP being developed by as a treatment for osteoporosis in both injection and transdermal routes of administration. BA058 Injection is currently in a Phase 3 study and BA058 Microneedle Patch is in a Phase 1b study. Our other clinical stage program is RAD1901, a selective estrogen receptor modulator, or SERM, which has completed an initial Phase 2 clinical study for the treatment of vasomotor symptoms, commonly known as hot flashes in women entering menopause. A Phase 2 study is designed to test the efficacy of a novel treatment and confirm the safety profile established in a Phase 1 trial. Our third product candidate, RAD140 is a selective androgen receptor modular, or SARM, is in pre-IND development.

The following table sets forth our research and development expenses related to BA058 injection, BA058 Microneedle Patch, RAD1901 and RAD140 for the three- and nine- month periods ended September 30, 2011 and 2010. No research and development expenses in relation to our product candidates are currently borne by third parties. We began tracking program expenses for BA058 Injection in 2005, and program expenses from inception to September 30, 2011 were approximately $48,129,000. We began tracking program expenses for BA058 Microneedle Patch in 2007, and program expenses from inception to September 30, 2011 were approximately $10,200,000. We began tracking program expenses for RAD1901 in 2006, and program expenses from inception to September 30, 2011 were approximately $15,310,000. We began tracking program expenses for RAD140 in 2008, and program expenses from inception to September 30, 2011 were approximately $5,164,000. These expenses relate primarily to external costs associated with manufacturing, preclinical studies and clinical trial costs.

Costs related to facilities, depreciation, share-based compensation and research and development support services are not directly charged to programs as they benefit multiple research programs that share resources.

	Three months ended September 30,		Nine Months ended September 30,
	2011	2010	2011	2010
	(in thousands)

BA058 Injection	$5,051	$1,400	$21,825	$2,061
BA058 Microneedle Patch	1,985	365	4,743	1,222
RAD1901	20	559	20	1,598
RAD140	—	26	23	313

The majority of our external costs are spent on BA058, as costs associated with later stage clinical trials are, in most cases, more significant than those incurred in earlier stages of our pipeline. In April 2011, we began dosing of patients in a pivotal Phase 3 clinical study of BA058 Injection for the treatment of osteoporosis. In addition, in December 2010, we initiated a Phase 1b clinical study for BA058 Microneedle Patch. We expect that future development costs related to the BA058 Injection and BA058 Microneedle Patch programs will increase significantly through possible marketing approval in the United States in late 2015 and 2017. For the BA058 Injection future development costs may exceed $160,000,000 including $125,000,000 for clinical costs, $18,000,000 for license and milestone payments and NDA filing fees, $10,000,000 for preclinical costs and $7,000,000 for manufacturing costs. For the BA058 Microneedle Patch future development costs may exceed $50,000,000, including $28,000,000

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for clinical costs, $18,000,000 for manufacturing costs, $4,000,000 for preclinical costs and NDA filing fees. We expect to finance these future development costs of BA058 with our existing cash and cash equivalents and with the additional proceeds from the second and third closings of the Series A-1 financing available and proceeds of $18,250,000 pursuant to a loan and security agreement. In addition, our current strategy is to collaborate with third parties for the further development and commercialization of RAD1901 and RAD140 so we do not expect that that Company will incur substantial future costs for these programs as these costs will be borne by third parties. Our ability to further develop these product candidates will be dependent upon our ability to secure a third party partner and it is not possible to project the future development costs for RAD1901 and RAD140 or possible marketing approval timeline at this time.

The successful development of the BA058 Injection and BA058 Microneedle Patch is subject to numerous risks and uncertainties associated with developing drugs, including the variables listed below. A change in the outcome of any of these variables with respect to the development of any of our product candidates could mean a significant change in the costs and timing associated with the development of that product candidate.

BA058 Injection is our only product candidate in late stage development, and our business currently depends heavily on its successful development, regulatory approval and commercialization. We have no drug products for sale currently and may never be able to develop marketable drug products. We have not submitted an NDA to the FDA or comparable applications to other regulatory authorities. Obtaining approval of an NDA is an extensive, lengthy, expensive and uncertain process, and the FDA may delay, limit or deny approval of BA058 Injection for many reasons, including:

•                  we may not be able to demonstrate that BA058 is safe and effective as a treatment for osteoporosis to the satisfaction of the FDA;

•                  the results of its clinical studies may not meet the level of statistical or clinical significance required by the FDA for marketing approval;

•                  the FDA may disagree with the number, design, size, conduct or implementation of our clinical studies;

•                  the clinical research organization, or CRO, that we retain to conduct clinical studies may take actions outside of our control that materially adversely impact our clinical studies or we could experience significant delays in enrollment in any of our clinical trials;

•                  the FDA may not find the data from preclinical studies and clinical studies sufficient to demonstrate that BA058’s clinical and other benefits outweigh its safety risks;

•                  the FDA may disagree with our interpretation of data from our preclinical studies and clinical studies or may require that we conduct additional studies;

•                  the FDA may not accept data generated at its clinical study sites;

•                  if our NDA is reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our application or may recommend that the FDA require, as a condition of approval, additional preclinical studies or clinical studies, limitations on approved labeling or distribution and use restrictions;

•                  the FDA may require development of a Risk Evaluation and Mitigation Strategy, or REMS, as a condition of approval;

•                  the FDA may identify deficiencies in the manufacturing processes or facilities of our third-party manufacturers;

•                  the FDA may change its approval policies or adopt new regulations.

We are unable to determine the duration and costs to be incurred by the Company to continue development of RAD1901 and RAD140 until such time as we are able to secure a third party partner to collaborate on the further development and commercialization of these products. We anticipate that we will make determinations as to which additional programs to pursue and how much funding to direct to each program on an ongoing basis in response to the scientific and clinical data of each product candidate, progress on securing a third party partner, as well as ongoing assessments of such product candidate’s commercial potential and our ability to fund such product development. If we are unable to continue to fund the development of RAD1901 and/or RAD140 and are unable to secure a third party partner for these product candidates, our business will be adversely affected and we will depend solely on the successful development, regulatory approval and commercialization of the BA058 Injection and BA058 Microneedle Patch.

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General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expense for executive, finance and other administrative personnel, professional fees, business insurance, rent, general legal activities, and other corporate expenses. We expect our general and administrative expenses to increase as a result of higher costs associated with being a public company.

Our results include non-cash compensation expense as a result of the issuance of stock and stock option grants. Compensation expense for options granted to employees and directors (excluding directors who are also scientific advisory board member or consultants) represent the difference between the fair value of our common stock and the exercise price of the options at the date of grant. Compensation for options granted to consultants has been determined based upon the fair value of the equity instruments issued and the unvested portion of such option grants is re-measured at each reporting period. The stock-based compensation expense is included in the respective categories of expense in the statement of operations (research and development and general and administrative expenses). We expect to record additional non-cash compensation expense in the future, which may be significant.

Interest Income and Interest Expense

Interest income reflects interest earned on our cash, cash equivalents and marketable securities.

Interest expense reflects interest due on a Loan and Security Agreement under which we made the final payment in 2009, and interest due on a second Loan and Security Agreement which we entered into on May 23, 2011.

Accretion of Preferred Stock

Accretion of preferred stock reflects the periodic accretions of issuance costs, dividends and the investor rights/obligations on the Former Operating Company’s Series B and C redeemable convertible preferred stock and accretion of dividends on the Former Operating Company’s Series A-1, A-2 and A-3 convertible preferred stock.

Critical Accounting Policies and Estimates

The preparation of our financial statement requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and expenses during the reported periods. We believe the following accounting policies are “critical” because they require us to make judgments and estimates about matters that are uncertain at the time we make the estimate, and different estimates, which would have been reasonable could have been used, which would have resulted in different financial results.

Accrued Clinical Expenses

As part of the process of preparing our financial statements, we are required to estimate our accrued expenses. This process involves reviewing open contracts and purchase orders, communicating with our personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of actual cost. Payments under some of the contracts we have with parties depend on factors, such as the milestones accomplished, successful enrollment of certain numbers of patients, site initiation and the completion of clinical trial milestones. Examples of estimated accrued clinical expenses include:

•                  fees paid to investigative sites and laboratories in connection with clinical studies;

•                  fees paid to CROs in connection with clinical studies, if CROs are used; and

•                  fees paid to contract manufacturers in connection with the production of clinical study materials.

In accruing clinical expenses, we estimate the time period over which services will be performed and the level of effort to be expended in each period. If possible, we obtain information regarding unbilled services directly from these service providers. However, we may be required to estimate the cost of these services based on information available to us. If we underestimate or overestimate the cost associated with a trial or service at a given point in time, adjustments to research and development expenses may be necessary in future periods. Historically, our estimated accrued clinical expenses have approximated actual expense incurred. Subsequent changes in estimates may result in a material change in our accruals.

Research and Development Expenses

We account for research and development costs by expensing such costs to operations as incurred. Research and development costs primarily consist of personnel costs, outsourced research activities, laboratory supplies, and license fees.

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Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are deferred and capitalized. The capitalized amounts will be expensed as the related goods are delivered or the services are performed. If expectations change such that we do not expect we will need the goods to be delivered or the services to be rendered, capitalized nonrefundable advance payments would be charged to expense.

Stock-based Compensation

We recognize the compensation cost of employee stock-based awards using the straight-line method over the requisite service period of the award, which is typically the vesting period. During the three and nine months ended September 30, 2011 and 2010, we recorded approximately $9,000, $13,000, $77,000, and $70,000, respectively, of employee stock-based compensation expense. We estimate the fair value of each option award using the Black-Scholes-Merton option-pricing model.

In calculating the estimated fair value of our stock options, the Black-Scholes-Merton option-pricing model requires the consideration of the following six variables for purposes of estimating fair value:

•                  The stock option exercise price,

•                  The expected term of the option,

•                  The grant date price of the Company’s Common Stock, which is issuable upon exercise of the option,

•                  The expected volatility of the Company’s Common Stock,

•                  The expected dividends on the Company’s Common Stock, and

•                  The risk-free rate for the expected option term.

The expected term of the stock options granted represents the period of time that options granted are expected to be outstanding. For options granted prior to January 1, 2008, the expected term was calculated using the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. For options granted after January 1, 2008, we calculated the expected term using similar assumptions. The expected volatility is a measure of the amount by our stock price is expected to fluctuate during the term of the options granted. We determine the expected volatility based on a review of the historical volatility of similar publicly held companies in the biotechnology field over a period commensurate with the option’s expected term. We have never declared or paid any cash dividends on our Common Stock and we do not expect to do so in the foreseeable future. Accordingly, we use an expected dividend yield of zero. The risk-free interest rate is the implied yield available on U.S. Treasury issues with a remaining life consistent with the option’s expected term on the date of grant. We apply an estimated forfeiture rate to current period expense to recognize compensation expense only for those awards expected to vest. We estimate forfeitures based upon historical data, adjusted for known trends, and will adjust the estimate of forfeitures if actual forfeitures differ or are expected to differ from such estimates. Subsequent changes in estimated forfeitures are recognized through a cumulative adjustment in the period of change and also will impact the amount of stock-based compensation expense in future periods.

The following table presents the grant dates and related exercise prices of stock options granted from January 1, 2009 to September 30, 2011.

Date of Issuance	Nature of Issuance	Number of Shares	Exercise or Purchase Price per Share	Per Share Estimated Fair Value of Common Stock(1)	Per Share Weighted Average Estimated Fair Value of Options(2)
April 9, 2009	Option grant	9,666	$1.20	$1.20	$0.70
December 2, 2009	Option grant	5,000	$1.20	$1.20	$0.68
October 12, 2010	Option grant	256,666	$1.35	$1.35	$0.76
November 30, 2010	Option grant	1,666	$1.35	$1.35	$0.76

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(1)  The per share estimated fair value of Common Stock represents the determination by our board of directors of the fair value of our Common Stock as of the date of grant, taking into account various objective and subjective factors and including the results, if applicable, of valuations of our Common Stock as discussed in the pages that follow.

(2)  Our estimate of the per share weighted average fair value for stock option grants was computed based upon the Black-Scholes option-pricing model with the assumptions through December 31, 2010 as disclosed in our financial statements included elsewhere in the Registration Statement.

We have historically granted stock options at exercise prices not less than the fair value of our Common Stock as determined by our board of directors, with input from management. Our board of directors has historically determined, with input from management, the estimated fair value of our Common Stock on the date of grant based on a number of objective and subjective factors, including:

•                  the prices at which we sold shares of convertible Preferred Stock;

•                  the superior rights and preferences of securities senior to our Common Stock at the time of each grant;

•                  the likelihood of achieving a liquidity event such as an initial public offering or sale of our company;

•                  our historical operating and financial performance and the status of our research and product development efforts; and

•                  achievement of enterprise milestones, including our entering into collaboration and license agreements;

Our board of directors also considered valuations provided by management in determining the fair value of our Common Stock. Such valuations were prepared as of December 3, 2008, December 2, 2009, October 1, 2010, June 30, 2011, and September 30, 2011 and valued our Common Stock at $1.05, $1.20, $1.35, $2.96, and $3.22 per share, respectively. The valuations have been used to estimate the fair value of our Common Stock as of each option grant date listed and in calculating stock-based compensation expense. Our board of directors has consistently used the most recent valuation provided by management for determining the fair value of our Common Stock unless a specific event occurs that necessitates an interim valuation.

The valuations were based on the guidance from the Valuation of Privately-Held-Company Equity Securities Issued as Compensation that was developed by staff of the American Institute of Certified Public Accountants and a task force comprising representatives from the appraisal, preparer, public accounting, venture capital, and academic communities. The option-pricing method was selected to value Radius’ Common Stock-based on our stage of development and the degree of uncertainty surrounding the future success of clinical trials for our product candidates. For the valuations prepared as of December 3, 2008, December 2, 2009 and October 1, 2010, the option-pricing method treats common stock and preferred stock as call options on the enterprise’s value, with exercise prices based on the liquidation preference of the preferred stock. Under this method, the common stock has value only if the funds available for distribution to stockholders exceed the value of the liquidation preference at the time of a liquidity event (for example, merger of sale), assuming the enterprise has funds available to make a liquidation preference meaningful and collectible by the shareholders.

In the model, the exercise price is based on a comparison with the enterprise value rather than, as in the case of a “regular” call option, a comparison with a per-share stock price. Thus, common stock is considered to be a call option with a claim on the enterprise at an exercise price equal to the remaining value immediately after the preferred stock is liquidated. We used the Black-Scholes model to price the call option. Under the option-pricing method we had to consider the various terms of the stockholder agreements -including the level of seniority among the securities, dividend policy, conversion ratios, and cash allocations -upon liquidation of the enterprise.

For the valuations prepared as of June 30, 2011 and September 30, 2011, we utilized the probability-weighted expected return method, or PWERM, as outlined in the AICPA Technical Practice Aid, Valuations of Privately-Held-Company Equity Securities Issued as Compensation, or Practice Aid, which considers the value of preferred and common stock based upon the probability-weighted present value of expected future net cash flows, considering each of the possible future events, as well as the rights and preferences of each share class. PWERM is complex as it requires numerous assumptions relating to potential future outcomes of equity, hence, the use of this method can be applied: (i) when possible future outcomes can be predicted with reasonable certainty; and (ii) when there is a complex capital structure (i.e., several classes of preferred and common stock). We also used this methodology to estimate the fair value of our preferred stock, which we used in the preferred stock extinguishment, discussed in Note 4 to our condensed quarterly financial statements for the period ended September 30, 2011, and to determine the fair value of shares of Series A-6 convertible preferred stock due to Nordic Bioscience at September 30, 2011, as discussed in Note 14 to our condensed quarterly financial statements for the period ended September 30, 2011.

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Results of Operations

The following discussion summarizes the key factors our management believes are necessary for an understanding of our financial statements.

	Three months		Nine months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(In Thousands)
Operating expenses:
Research and development	$7,646	$3,061	$28,336	$7,767
General and administrative	1,221	1,035	3,062	2,152
Restructuring	—	470	—	470
Loss from operations	(8,867)	(4,566)	(31,398)	(10,389)
Interest income	2	21	22	68
Other income (expense)	(301)	(5)	(279)	(20)
Interest expense	(258)	—	(366)	—
Net loss	$(9,424)	$(4,550)	$(32,021)	$(10,341)

Three months Ended September 30, 2011 and 2010

	Three months Ended September 30,		Change
	2011	2010	$	%
	(In thousands)
Operating expenses:
Research and development	$7,646	$3,061	$4,585	150%
General and administrative	1,221	1,035	186	18%
Restructuring	—	470	(470)	(100)%

Research and development expenses:  For the three months ended September 30, 2011, research and development expense was $7,646,000 compared to $3,061,000 for the three months ended September 30, 2010, an increase of $4,585,000 and 150%. For the three months ended September 30, 2011, we incurred professional contract services associated with the development of BA058 Injection of $5,051,000 compared to $1,400,000 for the three months ended September 30, 2010. The increase was primarily the result of expenses incurred to initiate our Phase 3 study which began dosing patients in April 2011. We expect this higher level of BA058 Injection expenses to be maintained or increase over the course of the Phase 3 study. However, there will be variability from quarter to quarter driven primarily by the rate of patient enrollment, the euro/dollar exchange rate, and fluctuations in the value of Radius stock issued to Nordic under the Stock Issuance Agreement. Additionally, we incurred $1,620,000 more in contract services associated with the development of BA058 Microneedle Patch in relation to the manufacture of Phase 2 clinical supplies. Offsetting these increases, we spent $26,000 less on RAD140, and $539,000 less for professional contract services associated with the development of RAD1901 in the three months ended September 30, 2011 compared to the three months ended September 30, 2010. We also had reductions in facilities expense of approximately $106,000 for the three months ended September, 2011 compared to the three months ended September 30, 2010. This was attributable to the closure of our lab in September of 2010.

General and administrative expenses:  For the three months ended September 30, 2011, general and administrative expense was $1,221,000 compared to $1,035,000 for the three months ended September 30, 2010, an increase of $186,000 and 18%. The increase is primarily the result of increased legal, accounting, and marketing costs, as well as business insurance.

Restructuring expenses:  We incurred restructuring costs of approximately $470,000 in the three months ended September 30, 2010, primarily related to lease termination costs associated with vacating our laboratory space.  No similar costs were incurred in the three months ended September 30, 2011.

Other income (expense):  For the three months ended September 30, 2011, other expense, net of other income, was $301,000. Other expense primarily reflects changes in the fair value of the Series A-6 Preferred Stock liability from the date of the initial accrual to the reporting date as discussed in Note 14 to our condensed quarterly financial statements for the period ended September 30, 2011.

Interest expense:  For the three months ended September 30, 2011, interest expense was $258,000. Interest expense reflects interest due on our Loan and Security Agreement with Oxford Finance Group and General Electric Capital Corporation that was effective on May 23, 2011. No similar costs were incurred in the three months ended September 30, 2011.

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Nine months Ended September 30, 2011 and 2010

	Nine months Ended September 30		Change
	2011	2010	$	%
	(In thousands)
Operating expenses:
Research and development	$28,336	$7,767	$20,569	265%
General and administrative	3,062	2,152	910	42%
Restructuring	—	470	(470)	(100)%

Research and development expenses:    For the nine months ended September 30, 2011, research and development expense was $28,336,000 compared to $7,767,000 for the nine months ended September 30, 2010, an increase of $20,569,000 and 265%. For the nine months ended September 30, 2011, we incurred professional contract services associated with the development of BA058 Injection of $21,825,000 compared to $2,061,000 for the nine months ended September 30, 2010. The increase was primarily the result of expenses incurred to initiate our Phase 3 study which began dosing of patients in April 2011. We expect this higher level of BA058 Injection expenses to be maintained or increase over the course of the Phase 3 study. However, there will be variability from quarter to quarter driven primarily by the rate of patient enrollment, the euro/dollar exchange rate, and fluctuations in the value of Radius stock issued to Nordic under the Stock Issuance Agreement. Additionally, we incurred $3,521,000 more in contract services associated with the development of BA058 Microneedle Patch in relation to the manufacture of toxicology and Phase 2 clinical supplies. Offsetting these increases, we spent $290,000 less on RAD140, and $1,579,000 less for professional contract services associated with the development of RAD1901 in the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010. We also had reductions in facilities expenses of approximately $410,000 for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010. These reductions were attributable to the closure of our lab in September of 2010.

General and administrative expenses:  For the nine months ended September 30, 2011, general and administrative expense was $3,062,000 compared to $2,152,000 for the nine months ended September 30, 2010, an increase of $910,000 and 42%. The increase is primarily the result of increased legal, accounting, and marketing costs, as well as business insurance.

Restructuring expenses:  We incurred restructuring costs of approximately $470,000 in the nine months ended September 30, 2010, primarily related to lease termination costs associated with vacating our laboratory space. No similar costs were incurred in the nine months ended September 30, 2011.

Other income (expense):  For the nine months ended September 30, 2011, other expense, net of other income, was $279,000. Other expense primarily reflects changes in the fair value of the Series A-6 Preferred Stock liability from the date of the initial accrual to the reporting date as discussed in Note 14 to our condensed quarterly financial statements for the period ended September 30, 2011.

Interest expense: For the nine months ended September 30, 2011 interest expense was $366,000.  Interest expense reflects interest due on our Loan and Security Agreement with Oxford Finance Group and General Electric Capital Corporation that was effective on May 23, 2011. No similar costs were incurred in the nine months ended September 30, 2011.

Liquidity and Capital resources

From inception to September 30, 2011, we have incurred an accumulated deficit of $111,905,000, primarily as a result of expenses incurred through a combination of research and development activities related to our various product candidates and expenses supporting those activities.

We have financed our operations since inception primarily through the private sale of preferred stock as well as the receipt of $5,000,000 in fees associated with an option agreement. Total cash, cash equivalents and marketable securities as of September 30, 2011 was $19,939,000.

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The following table sets forth the major sources and uses of cash for each of the periods set forth below:

	Nine months ended September 30,		Change
	2011	2010	$	%
	(In thousands)
Net cash provided by (used in):
Operating activities	$(24,627)	$(9,363)	$(15,624)	163%
Investing activities	7,906	10,739	(2,833)	(26)%
Financing activities	$26,078	—	$26,078	100%

Net increase in cash and cash equivalents	$9,357	$1,376	$7,981	580%

Cash Flows From Operating Activities

The increase of $15,624,000 in net cash used in operations for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010 was primarily associated with an increase in net loss and net changes in working capital related to expenses incurred to initiate the Phase 3 clinical study for BA058 Injection. The changes in working capital included a $2,961,000 increase in prepaid expenses, a $1,360,000 increase in accounts payable and a $75,000 decrease in accrued expenses, all of which were attributable due to the timing of payments made in connection with our Phase 3 clinical study for BA058 Injection.

Cash Flows From Investing Activities

Net cash provided by investing activities decreased by $2,833,000 for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010. The decrease was primarily a result of a $2,803,000 decrease in cash proceeds from the maturities of investments, net of purchases, in the three months ended September 30, 2011.

Our investing cash flows will be impacted by the timing of purchases and sales of marketable securities. All of our marketable securities have contractual maturities of less than one year. Due to the short-term nature of our marketable securities, we would not expect our operational results or cash flows to be significantly affected by a change in market interest rates due to the short-term duration of our investments.

Cash Flows From Financing Activities

Cash flows from financing activities for the nine months ended September 30, 2011 included $20,098,000 of proceeds, net of issuance costs, from the first closing of the Series A-1 and Series A-5 financings, $5,883,000 of proceeds, net of issuance costs, from the Loan and Security Agreement with Oxford Finance Group and General Electric Capital Corporation, and $153,000 of net proceeds from stock option exercises.

There were no significant cash flows from financing activities for the nine months ended September 30, 2010.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing and potential collaboration agreements. Through September 30, 2011, a significant portion of our financing has been through private placements of Preferred Stock, as well as drawings under a term loan facility. We will seek to continue to fund operations from cash on hand and through additional equity and/or debt financing and potential collaboration agreements. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. Based on our existing resources, which include the $21,428,000 of proceeds from the first closing of the Series A-1 Financing on May 17, 2011 and an irrevocable legally binding commitment effective May 11, 2011, for additional proceeds of $42,857,000 from the issuance of Series A-1 in two additional closings which are expected to take place in 2011, as well as a term loan of an aggregate principal amount of up to $25,000,000, $6,250,000 of which was drawn on May 23, 2011 and is repayable over a term of 42 months, we believe that we have sufficient capital to fund our operations into the first quarter of 2013, but will need additional financing thereafter until we can achieve profitability, if ever.

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Financings

Through September 30, 2011, we received aggregate net cash proceeds of $126.3 million from the sale of shares of our preferred stock as follows:

Issue	Year	No. Shares	Net Proceeds (in thousands)
Series B redeemable convertible preferred stock	2003, 2004, 2005	1,599,997	23,775
Series C redeemable convertible preferred stock	2006, 2007, 2008	10,146,629	82,096
Series A-1 convertible preferred stock	2011	3,959,351	19,927
Series A-5 convertible preferred stock	2011	64,430	525
		15,770,407	$126,323

On May 11, 2011 accredited investors in a Series A-1 convertible preferred stock financing (“Series A-1 Private Placement”) entered into an irrevocable legally binding commitment to purchase $64,285,000 million of Series A-1 Preferred Stock in three closings. The first closing of the Series A-1 Private Placement occurred on May 17, 2011 and we received gross proceeds of approximately $21,428,000 through the sale of 2,631,845 shares of Series A-1 Preferred Stock. Those shares were exchanged in the Merger for an aggregate of 263,177 shares of Series A-1 Preferred Stock. Shares of the Series A-1 Preferred Stock are convertible, in whole or in part, at the option of the holder at any time into shares of our Common Stock initially on a one-for-ten basis at an initial conversion price of $8.142 per share.

The Series A-1 Private Placement provides for additional Stage II and Stage III closings upon notice by us to the same accredited investors for an additional 526,358 shares of Series A-1 Preferred Stock in consideration of gross proceeds of an additional $42,857,000. We expect to affect the Stage II and Stage III closings in 2011. Concurrently with the Stage I Closing of the Series A-1 Private Placement, we issued 64,430 shares of Series A-5 Preferred Stock to Nordic for gross proceeds of approximately $525,000. These shares were exchanged in the Merger for 6,443 shares of Series A-5 convertible preferred stock.

On May 23, 2011, we entered into a Loan and Security Agreement with GECC as agent and a lender, and Oxford, as a lender, pursuant to which the Lenders agreed to make available to the Company $25,000,000 in the aggregate over three term loans. The Initial Term Loan was made on May 23, 2011 in an aggregate principal amount equal to $6,250,000 and is repayable over a term of 42 months, including a six month interest only period. The Initial Term Loan bears interest at 10%. Pursuant to the Agreement, we may request two (2) additional term loans, the first, which must be funded not later than November 23, 2011, in an aggregate principal amount equal to $6,250,000 and the second, which must be funded not later than May 23, 2012, in an aggregate principal amount equal to $12,500,000. In the event the Second Term Loan is not funded on or before November 23, 2011, the Lenders’ commitment to make the Second Term Loan shall be terminated and the total commitment shall be reduced by $6,250,000. In the event the Third Term Loan is not funded on or before May 23, 2012, the Lenders’ commitment to make the Third Term Loan shall be terminated and the total commitment shall be further reduced by $12,500,000. Pursuant to the agreement, we agreed to issue to the Lenders (or their respective affiliates or designees) the Warrants to purchase in the aggregate a number of shares of our Series A-1 Preferred Stock equal to the quotient of (a) the product of (i) the amount of the applicable term loan multiplied by (ii) four percent (4%) divided by (b) the exercise price equal to $81.42 per share. The exercise period of each Warrant to be issued will expire ten (10) years from the date such Warrants are issued. On May 23, 2011, the Company issued a Warrant to each of GECC and Oxford for the purchase of 3,070 shares of Series A-1 Preferred Stock.

Research and Development Agreements:

We entered into a letter of intent with Nordic (the “Letter of Intent”) on September 3, 2010, pursuant to which we funded preparatory work by Nordic in respect of a Phase 3 clinical study of BA058 Injection. The Letter of Intent was extended on December 15, 2010 and on January 31, 2011. On March 29, 2011, we and Nordic entered into a Clinical Trial Services Agreement, a Work Statement NB-1 (the “Work Statement”) under such Clinical Trial Services Agreement and a related Stock Issuance Agreement, as amended. Pursuant to the Work Statement, Nordic is managing the Phase 3 clinical study (“Clinical Study”) of BA058 Injection and Nordic will be compensated for such services in a combination of cash and shares of Series A-6 convertible preferred stock.

Pursuant to the Work Statement, we are required to make certain per patient payments denominated in both euros and U.S. dollars for each patient enrolled in the Clinical Study followed by monthly payments for the duration of the study and final payments in two equal euro-denominated installments and two equal U.S. Dollar-denominated installments. Changes to the Clinical Study schedule may alter the timing, but not the aggregate amounts, of the payments. The Work Statement provides for a total of 33,867,000 of euro-denominated payments and 4,856,000 of U.S. Dollar-denominated payments over the course of the Clinical Study.

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Pursuant to the Stock Issuance Agreement, Nordic agreed to purchase the equivalent of €371,864 of Series A-5 at $8.142 per share. 64,430 shares of Series A-5 Preferred Stock were issued to Nordic on May 17, 2011, which generated proceeds of $525,000 to the Company. These shares were exchanged in the Merger for an aggregate of 6,443 shares of Series A-5 convertible preferred stock.

The Stock Issuance Agreement provides that Nordic is entitled to receive quarterly stock dividends, payable in shares of Series A-6 convertible preferred stock, having an aggregate value of up to €36,814,531 (the “Series A-5 Accruing Dividend”). This right to receive the Series A-5 Accruing Dividend is non-transferrable and will remain with Nordic in the event it sells the shares of Series A-5 preferred stock or in the event the shares of Series A-5 Preferred Stock are converted into common stock in accordance with the Company’s amended certificate of incorporation. As of September 30, 2011, 115,974 shares of Series A-6 preferred stock are due to Nordic.

The Company recorded $10,606,000 of research and development expense in the nine-month period ended September 30, 2011 reflecting costs incurred for preparatory and other start-up costs to initiate the Clinical Study in April 2011. The Company recorded an additional $1,554,000 and $2,007,000 of research and development expense in the three- and nine-month periods ended September 30, 2011, respectively, for per-patient costs incurred for patients that had enrolled in the Clinical Study as of September 30, 2011. As of September 30, 2011, in addition to the $7,306,000 liability that is reflected in other liabilities on the Balance Sheet that will be settled in shares of Series A-6 Preferred Stock, as noted above, the Company has an asset resulting from payments to Nordic of approximately $3,157,000 that is included in prepaid expenses on the Balance Sheet.

The Company is also responsible for certain pass through costs in connection with the Clinical Study. The Company recognized research and development expense of $2,536,000 and $4,897,000 for pass through costs in the three- and nine-month periods ended September 30, 2011.

License Agreement Obligations

BA058

In September, 2005, we exclusively licensed the worldwide rights (except Japan) to BA058 and analogs from Ipsen. Of particular relevance, our licensed US Patent No. 5,969,095, (effective filing date 3/29/1996, statutory term expires 3/29/2016) entitled “Analogs of Parathyroid Hormone” that claims BA058 and US Patent No. 6,544,949, (effective filing date 3/29/1996, statutory term expires 3/29/2016) entitled “Analogs of Parathyroid Hormone” that claims methods of treating osteoporosis using BA058 and pharmaceutical compositions comprising BA058, and the corresponding foreign patents and continuing patent applications. In addition, we have rights to joint intellectual property related to BA058 including rights to the jointly derived intellectual property contained in US7803770, (effective filing date 10/3/2007, statutory term expires 10/3/2027, plus 175 days of patent term adjustment due to delays in patent prosecution by the USPTO) and related patent applications both in the United States and worldwide (excluding Japan) that cover the method of treating osteoporosis using the phase 3 clinical dosage strength and form. In consideration for the rights to BA058 and in recognition of certain milestones having been met to date, we have paid to Ipsen an aggregate amount of $1,000,000 US dollars. The license agreement further requires us to make payments upon the achievement of certain future clinical and regulatory milestones. The range of milestone payments that could be paid under the agreement is €10,000,000 to €36,000,000. Should BA058 become commercialized, we or our sublicensees will be obligated to pay to Ipsen a fixed 5% royalty based on net sales of the product on a country by country basis until the later of the last to expire of the licensed patents or for a period of 10 years after the first commercial sale in such country. The date of the last to expire of the licensed patents, barring any extension thereof, is expected to be 3/26/2028. In the event that we sublicense BA058 to a third party, we are obligated to pay a percentage of certain payments received from such sublicensee (in lieu of milestone payments not achieved at the time of such sublicense).  The applicable percentage is in the low double digit range. In addition, if we or our sublicensees commercialize a product that includes a compound discovered by us based on or derived from confidential Ipsen know-how, we will be obligated to pay to Ipsen a fixed low single digit royalty on net sales of such product on a country-by-country basis until the later of the last to expire of our patents that cover such product or for a period of 10 years after the first commercial sale of such product in such country. Effective May 11, 2011, Ipsen agreed to accept shares of Series A-1 Preferred Stock in lieu of a cash milestone payment of €1,000,000. We issued 173,263 shares of Series A-1 Preferred Stock to Ipsen on May 17, 2011 to settle the liability. These shares were exchanged in the Merger for an aggregate of 17,326 shares of Series A-1 Convertible Preferred Stock. The license agreement contains other customary clauses and terms as are common in similar agreements in the industry.

RAD1901

In June, 2006, we exclusively licensed the worldwide rights (except Japan) to RAD1901 from Eisai. In particular, we have licensed US Patent No. 7,612,114 (effective filing date 12/25/2003, statutory term extended to 8/18/26 with 967 days of patent term adjustment due to delays by the USPTO). In consideration for the rights to RAD1901 and in recognition of certain milestones having been met to date, we have paid to Eisai an aggregate amount of $1,500,000 US dollars. The range of milestone payments

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that could be paid under the agreement is $1,000,000 to $20,000,000. The license agreement further requires Radius to make payments upon the achievement of certain future clinical and regulatory milestones. Should RAD1901 become commercialized, we will be obligated to pay to Eisai a royalty in a variable mid-single digit range based on net sales of the product on a country by country basis for a period that expires on the later of (i) date the last remaining valid claim in the licensed patents expires, lapses or is invalidated in that country, the product is not covered by data protection clauses, and the sales of lawful generic version of the product account for more than a specified percentage of the total sales of all pharmaceutical products containing the licensed compound in that country; or (ii) a period of 10 years after the first commercial sale of the licensed products in such country unless it is sooner terminated. The latest valid claim to expire, barring any extension thereof, is expected in 8/18/2026. The royalty rate shall then be subject to reduction and the royalty obligation will expire at such time as sales of lawful generic version of such product account for more than a specified minimum percentage of the total sales of all products that contain the licensed compound. We were also granted the right to sublicense with prior written approval from Eisai, but subject to a right of first negotiation held by Eisai if we seek to grant sublicenses limited to particular Asian countries. If we sublicense RAD1901 to a third party, we will be obligated to pay Eisai, in addition to the milestones referenced above, a fixed low double digit percentage of certain fees we receive from such sublicensee and royalties in a variable mid-single digit range based on net sales of the sublicensee. The license agreement contains other customary clauses and terms as are common in similar agreements in the industry.

Net Operating Loss Carryforwards

As of December 31, 2010, we had federal and state net operating loss carryforwards of approximately $85,000,000 and $75,000,000, respectively. If not utilized, the net operating loss carryforwards will begin expiring in 2024 and 2016 for federal and state purposes, respectively.

Under Section 382 of the Code, substantial changes in our ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset taxable income. Specifically, this limitation may arise in the event of a cumulative change in ownership of our company of more than 50% within a three-year period. Any such annual limitation may significantly reduce the utilization of the net operating loss carryforwards before they expire. The closing of this offering, together with private placements and other transactions that have occurred since our inception, may trigger an ownership change pursuant to Section 382, which could limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset taxable income, if any. Any such limitation, whether as the result of this offering, prior private placements, sales of Common Stock by our existing stockholders or additional sales of Common Stock by us after this offering, could have a material adverse effect on our results of operations in future years. We have not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since our inception, due to the significant costs and complexities associated with such study. In each period since our inception, we have recorded a valuation allowance for the full amount of our deferred tax asset, as the realization of the deferred tax asset is uncertain. As a result, we have not recorded any federal or state income tax benefit in our statement of operations.

Internal Control Over Financial Reporting

We are not currently required to comply with Section 404 of the Sarbanes-Oxley Act and are therefore not required to make an assessment of the effectiveness of our internal control over financial reporting. Further, our independent registered public accounting firm has not been engaged to express, nor have they expressed, an opinion on the effectiveness of our internal control over financial reporting. In connection with our becoming a public company, we intend to hire additional accounting personnel with public company and SEC reporting experience and to focus on implementing appropriate internal controls and other procedures.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements or any relationships with unconsolidated entities of financial partnerships, such as entities often referred to as structured finance or special purpose entities.

New Accounting Standards

Refer to Note 3, Recently Adopted Accounting Standards, in “Notes to Condensed Financial Statements,” for a discussion of new accounting standards.

Item 3.                                                   Quantitative and Qualitative Disclosure about Market Risk

Our primary exposure to market risk is foreign currency exposure. A substantial portion of our BA058 development costs are denominated in euro and an immediate 10 percent adverse change in the dollar/euro exchange rate will result in increased costs and would have a material adverse impact on our financial statements and require us to raise additional capital to complete the development of our products. We do not hedge our foreign currency exchange rate risk.

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We are also exposed to market risk related to changes in interest rates. As of September 30, 2011 and December 31, 2010, we had cash, cash equivalents and short-term investments of $19,939,000 and $18,551,000, respectively, consisting of money market funds, U.S. Treasuries, Certificates of Deposit and cash equivalents. This exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because our investments are in short-term marketable securities. Our short-term investments are subject to interest rate risk and will fall in value if market interest rates increase. Due to the short-term duration of our investment portfolio and the low risk profile of our investments, an immediate 10 percent change in interest rates would not have a material effect on the fair market value of our portfolio. We have the ability to hold our short-investments until maturity, and therefore we would not expect our operations results or cash flows to be affected by any significant degree by the effect of a change in market interest rates on our investments. We carry our investments based on publicly available information. We do not currently have any hard to value investment securities or securities for which a market is not readily available or active.

In addition, the amounts outstanding under Initial Term Loan from GECC and Oxford are fixed at an annual interest rate of 10%. The Loan and Security Agreement entered into with GECC and Oxford in May of 2011 allows for additional borrowings in the form of two additional term loans. In the event, we enter into the additional term loans, the interest rate will be the greater of (i) 10% or (ii) the sum of (a) the three year Treasury Rate as published the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates”, plus (b) 9.19%. In the event we make additional borrowings under the Loan and Security Agreement, changes in the three year Treasury Rate may increase the interest rates we would pay on such term loans and increase our cost of capital which may have a significant impact to our financial condition.

We are not subject to significant credit risk as this risk does not have the potential to materially impact the value of assets and liabilities.

Item 4.                                                   Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a—15(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, the Company’s principal executive officer and principal financial officer, respectively, conducted an evaluation as of the end of the period covered by this Quarterly Report on Form 10-Q of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective at the reasonable assurance level in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

PART II— OTHER INFORMATION

Item 1.                                                   Legal Proceedings

We are not currently a party to any material litigation, and we are not aware of any pending or threatened litigation against us that could have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Item 1A.	Risk Factors

Set forth below and elsewhere in this Quarterly Report on Form 10-Q and in other documents we file with the SEC are risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements contained in this Quarterly Report on Form 10-Q. Because of the following factors, as well as other variables affecting our operating results, past financial performance should not be considered as a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

Risks Relating to our Securities

We have a history of operating losses, expect to incur significant and increasing operating losses in the future, and may never be consistently profitable.  We have a limited operating history for you to evaluate our business. We have no approved products and have generated no product revenue from sales. We have primarily incurred operating losses. As of September 30, 2011, we had an accumulated deficit of $111.9 million. We have spent, and expect to continue to spend, significant resources to fund the research and development of BA058 Injection and our other drug candidates. While we may have net income in future periods as the result of non-recurring collaboration revenue, we expect to incur substantial operating losses over the next several years as our clinical trial and drug manufacturing activities increase. As a result, we expect that our accumulated deficit will also increase

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significantly.

Our drug candidates are in varying stages of preclinical and clinical development and may never be approved for sale or generate any revenue. We will not be able to generate product revenue unless and until one of our drug candidates successfully completes clinical trials and receives regulatory approval. Since even our most advanced drug candidate requires substantial additional clinical development, we do not expect to receive revenue from our drug candidates for several years, if at all. Even if we eventually generate revenues, we may never be profitable, and if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

There is not now and never has been any market for our securities and an active market may never develop. You may therefore be unable to re-sell shares of our securities at times and prices that you believe are appropriate. There is no market - active or otherwise - for our Common Stock or our Preferred Stock and neither is eligible for listing or quotation on any securities exchange, automated quotation system (e.g., NASDAQ) or any other over-the-counter market, such as the OTC Bulletin Board® (the “OTCBB”) or the Pink Sheets® (the “Pink Sheets”). Even if we are successful in obtaining approval to have our Common stock quoted on the OTCBB, it is unlikely that an active market for our Common Stock will develop any time soon thereafter. Accordingly, our Common Stock is highly illiquid. Because of this illiquidity, you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

There is no assurance that our Common Stock will be listed on NASDAQ or any other securities exchange. We plan to seek listing of our Common Stock on NASDAQ or another national securities exchange or listed for quotation on the OTCBB, as soon as practicable. However, there is no assurance we will be able to meet the initial listing standards of either of those or any other stock exchange or automated quotation systems, or that we will be able to maintain a listing of our Common Stock on either of those or any other stock exchange or automated quotation system. We anticipate seeking a listing of our Common stock on the OTCBB, the Pink Sheets or another over-the-counter quotation system, before our Common Stock is listed on the NASDAQ or a national securities exchange. An investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our Common Stock while our Common Stock is listed on the OTCBB. If our Common Stock is listed on the OTCBB, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our Common Stock, which may further limit its liquidity. This would also make it more difficult for us to raise additional capital.

Shares of our Capital Stock issued in the Merger are not freely tradable under Securities Laws which will limit stockholders’ ability to sell such shares of our Capital Stock.  Shares of our Preferred Stock and our Common Stock issued as consideration in the Merger pursuant the Merger Agreement are deemed “Restricted Securities” under the federal securities laws, and consequently such shares may not be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or without an exemption from the Securities Act.  Further, Rule 144 covering resales of unregistered securities and promulgated under the Securities Act will not be available for resale of our capital stock unless or until one year following the date on which we file the information required by Form 10 as to the performance of our business. In addition, all shares of our Preferred Stock issued in the Merger will be subject to a lock-up provision set forth in the applicable stockholders’ agreement. Each certificate evidencing shares of our capital stock to be issued pursuant to the Merger Agreement will bear a restrictive legend as to the nature of the restrictions on the transfer of such shares.

Because we became an operating company by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.   Additional risks may exist as a result of our becoming a public reporting operating company through a “reverse merger.” Security analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

The resale of shares covered by a registration statement could adversely affect the market price of our Common Stock in the public market, should one develop, which result would in turn negatively affect our ability to raise additional equity capital.  The sale, or availability for sale, of our Common Stock in the public market pursuant to a registration statement may adversely affect the prevailing market price of our Common Stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. Once effective, a registration statement will register the resale of a significant number of shares of our Common Stock.  The resale of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to a registration statement, selling stockholders will continue to offer shares covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time and continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital.

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We are subject to Sarbanes-Oxley and the reporting requirements of federal securities laws, which can be expensive. As a public reporting company, we are subject to the Sarbanes-Oxley Act of 2002, as well as the information and reporting requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately held.

For so long as shares of our Preferred Stock remain outstanding, if we are sold in a transaction yielding less than the liquidation preference payable in the aggregate to holders of outstanding Preferred Stock, holders of our Common Stock may not receive any proceeds from such transaction and may lose their investment entirely.   As of September 30, 2011, we have 592,581 shares of Common Stock; 413,254 shares of Series A-1; 983,208 shares of Series A-2; 142,227 shares of Series A-3 3,998 shares of Series A-4; 6,443 shares of Series A-5; assumed warrants to acquire 3,388 shares of Series A-1 Preferred Stock; and assumed warrants to acquire 266 shares of Common Stock. As more fully described herein and in our Certificate of Incorporation, shares of our Preferred Stock outstanding at the time of a sale or liquidation of the Company will have a right to receive proceeds, if any, from any such transactions, before any payments are made to holders of our Common Stock. In the event that there are not enough proceeds to satisfy the entire liquidation preference of our Preferred Stock, holders of our Common Stock will receive nothing in respect of their equity holdings in the Company.

Risks Relating to our Business

We currently have no product revenues and will need to raise additional capital to operate our business. To date, we have generated no product revenues.  Until, and unless, we receive approval from the U.S. Food and Drug Administration, or FDA, and other regulatory authorities for its product candidates, we cannot sell our drugs and will not have product revenues. Currently, our only product candidates are BA058, RAD1901, and RAD140, and none of these products is approved by the FDA for sale. Therefore, for the foreseeable future, we will have to fund our operations and capital expenditures from cash on hand, licensing fees and grants and potentially, future offerings of our Common Stock or Preferred Stock. Currently, we believe that our cash balance as of September 30, 2011, which includes the $20.4 million in net proceeds received on May 17, 2011 from the first closing of the Series A-1 Financing, plus the proceeds of the two subsequent closings of the Series A-1 Financing which are available to us with no closing or other conditions, are sufficient to fund our operations into the second quarter of 2012. However, changes may occur that would consume our available capital before that time, including changes in and progress of our development activities, acquisitions of additional candidates and changes in regulation.

We will need to seek additional sources of financing, which may not be available on favorable terms, if at all.  Notwithstanding the expected completion of the subsequent two closings of the Series A-1 Financing, if we do not succeed in timely raising additional funds on acceptable terms, we may be unable to complete planned pre-clinical and clinical trials or obtain approval of any product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities. Any additional sources of financing will likely involve the issuance of additional equity securities, which will have a dilutive effect on stockholders.

We are not currently profitable and may never become profitable. We have a history of net losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and may never achieve or maintain profitability. For the years ended December 31, 2010 and 2009, we had a net loss of $14.6 million and $15.1 million, respectively. As of September 30, 2011 we had an accumulated deficit of approximately $111.9 million. Even if we succeed in developing and commercializing one or more product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

•continue to undertake pre-clinical development and clinical trials for product candidates;

•seek regulatory approvals for product candidates;

•implement additional internal systems and infrastructure; and

•hire additional personnel.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our securities.

We have a limited operating history upon which to base an investment decision. We are a development-stage company and have

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not demonstrated an ability to perform the functions necessary for the successful commercialization of any product candidates. The successful commercialization of any product candidates will require us to perform a variety of functions, including:

•continuing to undertake pre-clinical development and clinical trials;

•participating in regulatory approval processes;

•formulating and manufacturing products; and

•conducting sales and marketing activities.

Our operations have been limited to organizing and staffing our company, acquiring, developing and securing its proprietary technology and undertaking pre-clinical and clinical trials of our product candidates. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing further in our securities.

We are heavily dependent on the success of the BA058 Injection, which is still under clinical development. We cannot be certain that BA058 Injection will receive regulatory approval or be successfully commercialized even if we receive regulatory approval. BA058 Injection is our only product candidate in late stage development, and our business currently depends heavily on its successful development, regulatory approval and commercialization. We have no drug products for sale currently and may never be able to develop marketable drug products. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, which regulations differ from country to country. We are not permitted to market BA058 Injection in the United States until it receives approval of a New Drug Application, or NDA, from the FDA, or in any foreign countries until it receives the requisite approval from such countries. In addition, the approval of BA058 Microneedle Patch as a follow-on product is dependent on an earlier approval of BA058 Injection. We have not submitted an NDA to the FDA or comparable applications to other regulatory authorities. Obtaining approval of an NDA is an extensive, lengthy, expensive and uncertain process, and the FDA may delay, limit or deny approval of BA058 Injection for many reasons, including:

•we may not be able to demonstrate that BA058 is safe and effective as a treatment for osteoporosis to the satisfaction of the FDA;

•the results of its clinical studies may not meet the level of statistical or clinical significance required by the FDA for marketing approval;

•the FDA may disagree with the number, design, size, conduct or implementation of our clinical studies;

•the clinical research organization, or CRO, that we retain to conduct clinical studies may take actions outside of our control that materially adversely impact our clinical studies;

•the FDA may not find the data from preclinical studies and clinical studies sufficient to demonstrate that BA058’s clinical and other benefits outweigh its safety risks;

•the FDA may disagree with our interpretation of data from our preclinical studies and clinical studies or may require that we conduct additional studies;

•the FDA may not accept data generated at its clinical study sites;

•if our NDA is reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our application or may recommend that the FDA require, as a condition of approval, additional preclinical studies or clinical studies, limitations on approved labeling or distribution and use restrictions;

•the FDA may require development of a Risk Evaluation and Mitigation Strategy, or REMS, as a condition of approval;

•the FDA may identify deficiencies in the manufacturing processes or facilities of our third-party manufacturers; or

•the FDA may change its approval policies or adopt new regulations.

Before we submit an NDA to the FDA for BA058 as a treatment for osteoporosis, we must initiate and complete our pivotal Phase 3 study, a thorough QT study (a study designed to assess the potential arrhythmia liability of a drug by measuring the effect on the start to finish time of the ventricular main part of the cardiac contraction, also known as the QT interval), a renal safety study, an osteosarcoma study in rats, and bone quality studies in rats and monkeys. We have not commenced all of these required

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studies and the results of these studies will have an important bearing on the approval of BA058. In addition to fracture and BMD, our pivotal Phase 3 study will measure a number of other potential safety indicators, including anti-BA058 antibodies which will have an important bearing on the approval of BA058. In addition, the results from the rat carcinogenicity study, which includes hPTH(1-34), a daily subcutaneous injection of recombinant human parathyroid hormone as a comparator, may show that BA058 dosing results in more osteosarcomas than PTH which may have a material adverse bearing on approval of BA058.

If we do not obtain the necessary U.S. or worldwide regulatory approvals to commercialize any product candidate, we will not be able to sell our product candidates. We cannot assure you that we will receive the approvals necessary to commercialize any of our product candidates (BA058, RAD1901, and RAD140), or any product candidate we acquire or develop in the future. We will need FDA approval to commercialize our product candidates in the U.S. and approvals from the FDA-equivalent regulatory authorities in foreign jurisdictions to commercialize our product candidates in those jurisdictions. In order to obtain FDA approval of any product candidate, we must submit to the FDA an NDA demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in drugs that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during its regulatory review. Delays in obtaining regulatory approvals may:

•delay commercialization of, and our ability to derive product revenues from, our product candidate;

•impose costly procedures on us; and

•diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our NDAs. We may never obtain regulatory clearance for any of our product candidates (BA058, RAD1901, and RAD140). Failure to obtain FDA approval of any of our product candidates will severely undermine our business by leaving us without a saleable product, and therefore without any source of revenues, until another product candidate can be developed. There is no guarantee that we will ever be able to develop or acquire another product candidate.

In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize any drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. We cannot assure you that we will receive the approvals necessary to commercialize our product candidates for sale outside the United States.

Most of our product candidates are in early stages of clinical trials. Except for BA058, each of our other product candidates (RAD1901 and RAD140), are in early stages of development and requires extensive pre-clinical and clinical testing. We cannot predict with any certainty if or when we might submit an NDA for regulatory approval for any of our product candidates or whether any such NDA will be accepted.

Clinical trials are very expensive, time-consuming and difficult to design and implement. Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. A substantial portion of our BA058 development costs are denominated in euro and any adverse movement in the dollar/euro exchange rate will result in increased costs and require us to raise additional capital to complete the development of our products. The clinical trial process is also time consuming. We estimate that clinical trials of BA058 Injection will take at least three years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•unforeseen safety issues;

•determination of dosing issues;

•lack of effectiveness during clinical trials;

•slower than expected rates of patient recruitment;

•inability to monitor patients adequately during or after treatment; and

39

•inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our Investigational New Drug, or IND, submissions or the conduct of these trials. Therefore, we cannot predict with any certainty the schedule for future clinical trials.

The results of our clinical trials may not support its product candidate claims. Even if our clinical trials are completed as planned, we cannot be certain that the results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. Our Phase 3 study of BA058 Injection for fracture prevention may not replicate the positive efficacy results for BMD from our Phase 2 study. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. In addition, our clinical trials to date involve a small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results.

Physicians and patients may not accept and use our drugs. Even if the FDA approves one or more of our product candidates, physicians and patients may not accept and use it. Acceptance and use of our product will depend upon a number of factors including:

•perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drug;

•cost-effectiveness of our product relative to competing products;

•availability of reimbursement for our product from government or other healthcare payers; and

•effectiveness of marketing and distribution efforts by us and its licensees and distributors, if any.

Because we expect sales of our current product candidates, if approved, to generate substantially all of its product revenues for the foreseeable future, the failure of these drugs to find market acceptance would harm our business and could require us to seek additional financing.

Our drug-development program depends upon third-party researcher, investigators and collaborators who are outside our control. We depend upon independent researchers, investigators and collaborators, such as Nordic Bioscience Clinical Development VII A/S (“Nordic”), to conduct our pre-clinical and clinical trials under agreements with us. These third parties are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These third parties may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our FDA applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist competitors at our expense, our competitive position would be harmed.

We will rely exclusively on third parties to formulate and manufacture our product candidate. We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own product candidates. We have entered into agreements with contract manufacturers to manufacture BA058 Injection for use in clinical trial activities. These contract manufacturers are currently our only source for the production and formulation of BA058. We currently do not have sufficient clinical supplies of BA058 to complete the planned Phase 3 study for BA058 Injection but believe that our contract manufacturers will be able to produce sufficient supply of BA058 to complete all of the planned BA058 clinical studies. However, if our contract manufacturers are unable to produce, in a timely manner, adequate clinical supplies to meet the needs of our clinical studies, we would be required to seek new contract manufacturers that may require us to modify our finished product formulation and modify or terminate our clinical studies for BA058. Any modification of our finished product or modification or termination of our Phase 3 clinical study could adversely affect our ability to obtain necessary regulatory approvals and significantly delay or prevent the commercial launch of the product, which would materially harm our business and impair our ability to raise capital.

We depend on a number of single source contract manufacturers to supply key components of BA058. For instance, we depend on Lonza Group Ltd. (“Lonza”), which produces supplies of bulk drug product of BA058 to support the BA058 Injection and BA058 Microneedle Patch clinical studies and potential commercial launch. We also depend on Beaufort Ipsen Industrie S.A.S. and its subcontractor VETTER Pharma Fertigung GmbH & Co (“Vetter”) for the production of finished supplies of BA058 Injection and we depend on 3M for the production of BA058 Microneedle Patch. Because of our dependence on Vetter for the “fill and finish”

40

part of the manufacturing process for BA058 Injection, we are subject to the risk that Vetter may not have the capacity from time to time to produce sufficient quantities of BA058 to meet the needs of our clinical studies or be able to scale to commercial production of BA058. Because the manufacturing process for BA058 Microneedle Patch requires the use of 3M’s proprietary technology, 3M is our sole source for finished supplies of BA058 Microneedle Patch.

While we are currently in discussions, to date, neither we nor our collaborators have entered into a long-term agreement with Lonza, Vetter or 3M, who each currently produces BA058 product on a purchase order basis for us. Accordingly, Lonza, Vetter and 3M could terminate their relationship at any time and for any reason. If our relationship with any of these contract manufacturers is terminated, or if they are unable to produce BA058 in required quantities, on a timely basis or at all, our business and financial condition would be materially harmed. If any of our current product candidates or any product candidates we may develop or acquire in the future receive FDA approval, we will rely on one or more third-party contractors to manufacture its drugs. Our anticipated future reliance on a limited number of third-party manufacturers exposes us to the following risks:

•We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

•Our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical needs and commercial needs, if any.

•Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute its products.

•Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Administration, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. We does not have control over third-party manufacturers’ compliance with these regulations and standards.

•If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

Each of these risks could delay our clinical trials, the approval, if any, of our product candidates by the FDA or the commercialization of our product candidates or result in higher costs or deprive us of potential product revenues.

We have no experience selling, marketing or distributing products and no internal capability to do so. We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. Our future success depends, in part, on our ability to enter into and maintain collaborative relationships for such capabilities, the collaborator’s strategic interest in the products under development and such collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to market and sell our products in the United States or overseas.

If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.  The market for our product candidates is characterized by intense competition and rapid technological advances. If any of our product candidates receives FDA approval, it will compete with a number of existing and future drugs and therapies developed, manufactured and marketed by others. If we fail to develop BA058 Microneedle Patch, our commercial opportunity for BA058 will be limited. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

We will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many

41

of these competitors have oncology compounds already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs or have substantially greater financial resources than we do, as well as significantly greater experience in:

•developing drugs;

•undertaking pre-clinical testing and human clinical trials;

•obtaining FDA and other regulatory approvals of drugs;

•formulating and manufacturing drugs; and

•launching, marketing and selling drugs.

Developments by competitors may render our products or technologies obsolete or non-competitive. The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Some of the drugs that we are attempting to develop, such as BA058, RAD1901 and RAD140 will have to compete with existing therapies. In addition, a large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. We face competition from pharmaceutical and biotechnology companies in the United States and abroad. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures or other collaborations, and therefore, we may not be able to hire or retain qualified personnel to run all facets of our business.

If our efforts to protect our intellectual property related to BA058, RAD1901 and/or RAD140 fail to adequately protect these assets, we may suffer the loss of the ability to license or successfully commercialize one or more of these candidates. Our commercial success is significantly dependent on intellectual property related to that product portfolio. We are either the licensee or assignee of numerous issued and pending patent applications that cover various aspects of our assets including BA058, RAD1901 and RAD140.

Patents covering BA058 as a composition of matter have been issued in the United States (US patent No. 5,969,095), Europe and several additional countries.  Because the BA058 composition of matter case was filed in 1996, it is expected to have a normal expiry of approximately 2016 in the United States (this date does not include the possibility of Hatch-Waxman patent term extension of up to 5 years) and additional countries where it has issued.

We and Ipsen Pharma SAS (Ipsen SAS) are also coassignees to US patent No. 7,803,770 that we believe provides exclusivity until 2028 in the United States (absent any extensions) for the method of treating osteoporosis with the intended therapeutic dose for BA058 Injection. Because patents are both highly technical and legal documents that are frequently subject to intense litigation pressure, there is risk that one or more of the issued patents that are believed to cover BA058 Injection when marketed will be found to be invalid, unenforceable and/or not infringed.  In the absence of product exclusivity in the market, there is a high likelihood of multiple competitors selling the same product with a corresponding drop in pricing power and/or sales volume.

Currently, additional intellectual property covering the BA058 Microneedle Patch is the subject of a US provisional patent application with a priority date of 2011 and any issued claims resulting from this application will expire no earlier than 2031.  However, pending patent applications in the United States and elsewhere may not issue since the interpretation of the legal requirements of patentability in view claimed inventions are not always predictable.  Additional intellectual property covering the BA058 Microneedle Patch technology exists in the form of proprietary information contained by trade secrets.  These can be accidentally disclosed to, independently derived by or misappropriated by competitors, possibly reducing or eliminating the exclusivity advantages of this form of intellectual property, thereby allowing those competitors more rapid entry into the market place with a competitive product thus reducing our marketing advantage of the BA058 Microneedle Patch.  In addition, trade secrets may in some instances become publicly available required disclosures in regulatory files.  Alternatively, competitors may sometimes reverse engineer a product once it becomes available on the market.  Even where a competitor does not use an identical technology for the delivery of BA058, it is possible that they could achieve an equivalent or even superior result using another technology.  Such occurrences could lead to either one or more alternative competitor products available on the market and/or one or more generic competitor products on the market with a corresponding decrease in market share and/or price for the BA058 Microneedle Patch.

Patents covering RAD1901 as a composition of matter have been issued in the United States, Australia and is pending in Europe and several additional countries.  The RAD1901 composition of matter patent in the United States expires in 2026 (not including any Hatch-Waxman extension).  Additional patent applications relating to methods of treating vasomotor symptoms, clinical

42

dosage strengths and combination treatment modalities all covering RAD1901 have been filed.  Since patents are both highly technical and legal documents that are frequently subject to intense litigation pressure, there is risk that one or more of the issued patents that are believed to cover RAD1901 when marketed will be found to be invalid, unenforceable and/or not infringed when subject to said litigation.  In the absence of product exclusivity in the market, there is a high likelihood of multiple competitors selling the same product with a corresponding drop in pricing power and/or sales volume.  Pending patent applications in the United States and elsewhere may not issue since the interpretation of the legal requirements of patentability in view of any claimed invention before that patent office are not always predictable.  As a result, we could encounter challenges or difficulties in building, maintaining and/or defending its intellectual property rights protecting and defending our intellectual property both in the United States and abroad.

Patent applications covering RAD140 and other SARM compounds that are part of the SARM portfolio have been filed in the United States and elsewhere.  Since the RAD140 composition of matter case was effectively filed in 2009, if issued, it is expected to have a normal expiry of approximately 2029 in the United States (this does not include the possibility of United States Patent and Trademark Office (USPTO) patent term adjustment or Hatch-Waxman extension) and additional countries if/when it issues.  Since patents are both highly technical and legal documents that are frequently subject to intense litigation pressure, there is risk that even if one or more RAD140 patents does issue and is asserted that the patent(s) will be found invalid, unenforceable and/or not infringed when subject to said litigation.  Finally, the intellectual property laws and practices can vary considerably from one country to another and also can change with time.  As a result, we could encounter challenges or difficulties in building, maintaining and/or defending its intellectual property rights protecting and defending our intellectual property both in the United States and abroad.

Payments, fees, submissions and various additional requirements must be met in order for pending patent applications to advance in prosecution and issued patents to be maintained.  Rigorous compliance with these requirements is essential to procurement and maintenance of patents integral to the product portfolio.  Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will come due for payment periodically throughout the lifecycle of patent applications and issued patents.  In order to help ensure that we comply with any required fee payment, documentary and/or procedural requirements as they might relate to any patents for which we is an assignee or co-assignee, we employ competent legal help and related professionals as needed to comply with those requirements. Our outside patent counsel uses Computer Packages, Inc. for patent annuity payments.  Failure to meet a required fee payment, document production of procedural requirement can result in the abandonment of a pending patent application or the lapse of an issued patent.  In some instances the defect can be cured through late compliance but there are situations where the failure to meet the required event cannot be cured.  Such an occurrence could compromise the intellectual property protection around a preclinical or clinical candidate and possibly weaken or eliminate our ability to protect our eventual market share for that product.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.  If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and may have to:

•obtain licenses, which may not be available on commercially reasonable terms, if at all;

•abandon an infringing drug candidate;

•redesign its products or processes to avoid infringement;

•stop using the subject matter claimed in the patents held by others;

•pay damages; or

•defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of its financial and management resources.

Our ability to generate product revenues will be diminished if our drugs sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.  Our ability to commercialize its drugs, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

•government and health administration authorities;

•private health maintenance organizations and health insurers; and

•other healthcare payers.

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Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs. Even if one of our product candidates is approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover such drug. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for one of our products, once approved, market acceptance of such product could be reduced.

We may not successfully manage our growth. Our success will depend upon the expansion of our operations and the effective management of its growth, which will place a significant strain on our management and on administrative, operational and financial resources. To manage this growth, we may be required to expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage this growth effectively, our business would be harmed.

We may be exposed to liability claims associated with the use of hazardous materials and chemicals. Our research and development activities may involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect its business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect its business, financial condition and results of operations.

We rely on key executive officers and scientific and medical advisors, and their knowledge of our business and technical expertise would be difficult to replace.  We are highly dependent on its principal scientific, regulatory and medical advisors. We do not have “key person” life policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed. We will need to hire additional qualified personnel with expertise in pre-clinical testing, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.  The testing and marketing of medical products entail an inherent risk of product liability. If we cannot successfully defend our self against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with collaborators.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Form 10-Q that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this Form 10-Q, the words “project, “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “continue,” “should,” “would,” “could,” “potentially,” “will,” “may,” or similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this Form 10-Q with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified under the heading “Risk Factors” in this Form 10-Q, among others, may impact forward-looking statements contained in this Form 10-Q.

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Item 2.                                                           Unregistered Sales Of Equity Securities and Use of Proceeds

ISSUER PURCHASES OF EQUITY SECURITIES

Period	(a) Total Number of Shares (or Units) Purchased	(b) Average Price Paid per Share (or Unit)	(c) Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units) that May Yet Be Purchased Under the Plans or Programs
July 1, 2011-July 31, 2011	0	N/A	N/A	N/A
Aug. 1, 2011-Aug. 31 2011	0	N/A	N/A	N/A
Sept. 1, 2011-Sept. 30, 2011	0	N/A	N/A	N/A
Total	0	N/A	N/A	N/A

Item 3.                                                           Defaults Upon Senior Securities

None.

Item 4.                                                           Removed and Reserved

Item 5.                                                           Other Information

None.

Item 6.                                                           Exhibits.

The following is an index of the exhibits included in this report:

Exhibit
No.	Description

3.1	Certificate of Incorporation, as amended(1)

3.2	By-Laws(2)

4.1	Amended and Restated Stockholders’ Agreement, dated May 17, 2011, by and among the Company, as successor to Radius Health, Inc., and the Stockholders listed therein(3)

31.1

Certification of the Company’s Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to registrant’s Quarterly Report on Form10-Q for the quarter ended September 30, 2011

31.2

Certification of the Company’s Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to registrant’s Quarterly Report on Form10-Q for the quarter ended September 30, 2011

32.1	Certification of the Company’s Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101

The following materials from Radius Health, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, formatted in XBRL (Extenisble Business Reporting Language): (i) the Condensed Balance Sheets, (ii) the Condensed Statement of Operations, (iii) the Condensed Statements of Cash Flows and (iv) the Notes to Unaudited Financial Statements

(1)                                  Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on October 6, 2011.

(2)                                  Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 30, 2011.

(3)                                  Incorporated by reference to the Company’s Current Report on Form 8-K filed October 24, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIUS HEALTH, INC.

	By:	/s/ C. Richard Lyttle
C. Richard Lyttle
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2011

RADIUS HEALTH, INC.

	By:	/s/ B. Nicholas Harvey
B. Nicholas Harvey
Chief Financial Officer
(Principal Accounting and Financial Officer)

Date: November 14, 2011

46

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a), AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, C. Richard Lyttle, certify that:

1.        I have reviewed this Quarterly Report on Form 10-Q of Radius Health, Inc.;

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.        Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.        The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.    Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.    Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.    Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.        The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

a.    All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2011

/s/ C. Richard Lyttle
C. Richard Lyttle
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a), AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, B. Nicholas Harvey, certify that:

1.        I have reviewed this Quarterly Report on Form 10-Q of Radius Health, Inc.;

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.        Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.        The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.    Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.    Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.    Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.        The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

a.    All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2011

/s/ B. Nicholas Harvey
B. Nicholas Harvey
Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of C. Richard Lyttle and B. Nicholas Harvey hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as President and Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer), respectively of Radius Health, Inc. (the “Company”), that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:
Date: November 14, 2011		/s/ C. Richard Lyttle
C. Richard Lyttle
President and Chief Executive Officer

By:
Date: November 14, 2011		/s/ B. Nicholas Harvey
B. Nicholas Harvey
Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report, and “accompanies” such Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report to which it relates), notwithstanding any general incorporation language contained in such filing. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.